Exhibit 10.20

CREDIT AND SECURITY AGREEMENT

among

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.,

as Initial Borrower

THE GUARANTORS PARTY HERETO

THE FINANCIAL INSTITUTIONS PARTY HERETO

and

WEBSTER BUSINESS CREDIT CORPORATION,

as Agent and a Lender

Signing Date: October 30, 2015

TABLE OF CONTENTS

List of Annexes, Exhibits and Schedules

Schedules

CREDIT AND SECURITY AGREEMENT

PREAMBLE. This Credit and Security Agreement (herein, together with all schedules and exhibits hereto, and as it may be amended or modified from time to time, called this "Agreement"), dated as of October 30, 2015 (the "Signing Date"), is made among (i) ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., a Delaware corporation (herein sometimes called "AERT" or the "Initial Borrower"), and together with each other Person which, on or subsequent to the Closing Date, agrees in writing to become a "Borrower" hereunder, herein called, individually, a "Borrower" and, collectively, the "Borrowers," and pending the inclusion by written agreement of any other such Person, besides each Initial Borrower, as a "Borrower" hereunder, all references herein to "Borrowers," "each Borrower," the "applicable Borrower," "such Borrower" or any similar variations thereof (whether singular or plural) shall all mean and refer to the Initial Borrower or each one of them collectively); (ii) the Guarantors signatory hereto (each individually, a "Guarantor" and collectively, the "Guarantors"); (iii) the financial institutions who are or hereafter become parties to this Agreement as lenders (collectively, the "Lenders" and each individually a "Lender") and (iv) WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation ("WBCC"), individually as a Lender hereunder and as agent for itself and each other Lender Party (as hereinafter defined) (WBCC, acting in such agency capacity, the "Agent").

STATEMENT OF THE TRANSACTION. Capitalized terms used in this statement of the transaction shall have the meanings ascribed to such terms in Annex One. Initial Borrower has applied to WBCC for financing to retire the Existing Loans, to pay closing costs and other transaction expenses associated with the transactions contemplated herewith, and to supplement its working capital needs and other general corporate purposes on an ongoing basis. WBCC, as initial and sole Lender hereunder, and as Agent for itself and each other Lender Party, has agreed to provide this financing, subject, however, to the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and undertakings herein contained, Loan Parties and Lender, each intending to be legally bound hereby, hereby covenant and agree as follows:

1. DEFINITIONS.

1.1 Accounting Terms. As used in this Agreement, any Note, or any certificate, report or Other Document, accounting terms not defined in Annex One or elsewhere in this Agreement and accounting terms partly defined in Annex One (to the extent not defined) shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, no change in the accounting principles used in the preparation of any financial statement hereafter adopted by Initial Borrower shall be given effect for purposes of measuring compliance with any provisions of Article 8 unless the Borrowers and Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, compliance certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any

other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article 8 shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other Liabilities of any Loan Party or any Subsidiary of any Loan Party at "fair value", or (ii) any change in GAAP which treats leases which would be classified as operating leases under GAAP as it exists on the Signing Date as capitalized leases. Certain other definitions which are used in the calculation of the Financial Covenants are set forth in Section 8.1

1.2 General Terms. Certain other terms which are capitalized herein below, but not expressly defined herein below, shall have the meanings given to such terms in Annex One.

1.3 Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code shall have the meanings given them therein unless otherwise defined herein. Without limitation of the foregoing, the terms "accounts," "chattel paper," "instruments," "general intangibles," "payment intangibles," "commercial tort claims," "securities," "investment property," "documents," "supporting obligations," "deposit accounts," "payment intangibles," "software," "security entitlements," "letter of credit rights," "inventory," "equipment" and "fixtures," as and when used in the description of Collateral, shall have the meanings given to such terms in Articles 8 or 9 (as applicable) of the Uniform Commercial Code.

2. ADVANCES, PAYMENTS.

2.1 The Credits.

(a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances and, subject to the terms of Annex Two, Letters of Credit available to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Revolving Commitment Percentage of the lesser of (i) the Maximum Revolving Amount, or (ii) the Borrowing Base, provided that in no event shall the obligation of any Lender to make Advances exceed its separate Revolving Commitment. The Revolving Advances shall be evidenced by a secured promissory note issued to each Lender in a principal amount equal to its Revolving Commitment (the "Revolving Credit Note"), substantially in the form attached hereto as Exhibit 2.1(a).

(b) M&E Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan to Borrowers in an amount equal to such Lender's M&E Term Loan Commitment Percentage of the M&E Term Loan. The M&E Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable in monthly installments, each equal in amount to Sixty-Five Thousand Three Hundred Twenty-One and 43/100 Dollars ($65,321.43), or such other amount as calculated after giving effect to any prepayment made under the terms of this Agreement, due and payable beginning on December 1, 2015, and continuing on the same day of each succeeding calendar month, with the entire remaining principal balance thereof being due and payable, in full, in a balloon payment upon expiration of the Term; subject, however, to acceleration upon (or following) the occurrence of and during the continuance of an Event of Default under this Agreement or earlier

termination of this Agreement, as provided hereinbelow. The M&E Term Loan shall be evidenced by a secured promissory note issued to Agent equal in principal amount to the M&E Term Loan (the "M&E Term Loan Note") in substantially the form attached hereto as Exhibit 2.1(b).

(c) RE Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan to Borrowers in an amount equal to such Lender's RE Term Loan Commitment Percentage of the RE Term Loan. The RE Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable in monthly installments, each equal in amount to Thirty Thousand Dollars ($30,000), or such other amount as calculated after giving effect to any prepayment made under the terms of this Agreement, due and payable beginning on December 1, 2015, and continuing on the same day of each succeeding calendar month, with the entire remaining principal balance thereof being due and payable, in full, in a balloon payment, upon the expiration of the Term; subject, however, to acceleration upon (or following) the occurrence of and during the continuance of an Event of Default under this Agreement or earlier termination of this Agreement, as provided hereinbelow. The RE Term Loan shall be evidenced by a secured promissory note issued to Agent equal in principal amount to the RE Term Loan (the "RE Term Loan Note") in substantially the form attached hereto as Exhibit 2.1(c).

(d) B Term Loan. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will make a term loan to Borrowers in an amount equal to such Lender's B Term Loan Commitment Percentage of the B Term Loan. The B Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable in monthly installments, each equal in amount to Twenty-Five Thousand Dollars ($25,000), or such other amount as calculated after giving effect to any prepayment made under the terms of this Agreement, due and payable beginning on December 1, 2015, and continuing on the same day of each succeeding calendar month, with the entire remaining principal balance thereof being due and payable, in full, in a balloon payment upon expiration of the Term; subject, however, to acceleration upon (or following) the occurrence of and during the continuance of an Event of Default under this Agreement or earlier termination of this Agreement, as provided hereinbelow. The B Term Loan shall be evidenced by a secured promissory note issued to Agent equal in principal amount to the Term Loan (the "B Term Loan Note") in substantially the form attached hereto as Exhibit 2.1(d).

(e) Capex Loans.

(i) Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, shall, from time to time, make Advances (each, an "Capex Loan" and collectively, the "Capex Loans") to one or more Borrowers in an amount equal to such Lender's Capex Loan Commitment Percentage of the applicable Capex Loan to (i) finance Borrowers' purchase of equipment for use in Borrowers' business and (ii) refinance any Revolving Advances that were used to make the down payment of any equipment. All such Capex Loans shall be in such amounts as are requested by Borrower Representative, provided however in no event shall (i) any Capex Loan exceed eighty (80%) percent of the Net Invoice Cost of the Equipment being purchased by Borrowers, (ii) the total amount of all Capex Loans outstanding hereunder exceed, in the aggregate, the Maximum Capex Loan Amount and (iii) any

Advance hereunder be in an amount less than $25,000. Once repaid, Capex Loans may not be reborrowed.

(ii) Capex Loans shall be made available to Borrowers during the period commencing on the Closing Date and ending on October 30, 2019 (the "Borrowing Period"). At the end of the Borrowing Period, Agent shall calculate the aggregate principal balance of all then outstanding Capex Loans, which amount shall amortize in eighty-four (84) equal and consecutive monthly installments of principal, the first of which installments shall be due and payable on the first day of the next month after the end of the Borrowing Period, and the remaining installments of which shall be due and payable on the first day of each month thereafter. The aggregate principal balance of all Capex Loans, together with all accrued and unpaid interest thereon, and all unpaid fees, costs and expenses payable hereunder in connection therewith, shall be due and payable in full upon the expiration of the Term, subject to acceleration upon the occurrence of and during the continuance of an Event of Default under this Agreement or termination of this Agreement. Capex Loans shall be evidenced by one or more secured promissory notes (collectively, the "Capex Loan Note") in substantially the form attached hereto as Exhibit 2.1(e).

2.2 Procedure for Borrowing.

(a) Borrower Representative, on behalf of Borrowers, may notify Agent prior to noon on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder pursuant to a Notice of Borrowing. Subject to the satisfaction of the conditions set forth in Section 9.3 hereof, in the event any Borrower desires a Capex Loan, Borrower Representative shall give Agent at least three (3) Business Days prior written notice. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any Other Document with any Lender Party, or with respect to any other Obligation, become due, the same shall be deemed a request for a Revolving Advance maintained as a Base Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any Other Document with any Lender Party, and such request shall be irrevocable. Agent shall cause the proceeds of such Revolving Advance to be paid to such Person. If requested by Agent, each Notice of Borrowing shall be made (or confirmed after telephonic notice) in writing (which may be in the form of an electronic mail, facsimile or in such other form as may be required or approved by Agent from time to time). Notwithstanding the foregoing, if any charge, fee or expense would cause Borrower to be in violation of Section 8.2 hereof, then, so long as no Event of Default is continuing, Agent shall not charge to Borrowers' Account as a Revolving Advance such amount (other than in respect of interest and regularly-scheduled recurring fees and charges) unless Borrower Representative has received two (2) Business Days' prior notice of such proposed charge.

(b) Notwithstanding the provisions of subsection (a) above, in the event Borrowers desire to obtain a LIBOR Rate Loan, Borrower Representative shall give Agent at least three (3) Business Days' prior written notice pursuant to a Notice of Borrowing, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000), and (iii) the duration of

the Interest Period with regard thereto. Interest Periods for LIBOR Rate Loans shall be for one (1), two (2), or three (3) months. Notwithstanding the foregoing, however, unless otherwise approved by Agent, no LIBOR Rate Loan shall be made available to Borrowers until thirty (30) days after the Closing Date, or, in any event, after the occurrence and during the continuance of a Default or Event of Default. There shall not be outstanding at any time more than ten (10) LIBOR Rate Loans. Each Interest Period of a LIBOR Rate Loan shall commence on the date the Borrowers elect the initial Interest Period applicable to a LIBOR Rate Loan by its Notice of Borrowing given to Agent pursuant to Section 2.2(a) or by its notice of conversion given to Agent pursuant to Section 2.2(c) and shall end on such date as Borrower Representative may elect as set forth in clause (iii) above, provided that no Interest Period shall end after the last day of the Term. Borrower Representative shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its Notice of Borrowing given to Agent pursuant to Section 2.2(a) or by its notice of conversion given to Agent pursuant to Section 2.2(c), as the case may be. Borrower Representative shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower Representative, Borrowers shall be deemed to have elected to convert to a Base Rate Loan subject to Section 2.2(c) herein below.

(c) Provided that no Default or Event of Default shall have occurred and be continuing, unless otherwise approved by Agent, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Base Rate Loans, convert any such Loan into a Loan of another type, provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If a Borrower desires to convert a Loan, Borrower Representative shall give Agent not less than three (3) Business Days' prior written notice to convert from a Base Rate Loan to a LIBOR Rate Loan or one (1) Business Day's prior written notice to convert from a LIBOR Rate Loan to a Base Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Base Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than ten (10) LIBOR Rate Loans, in the aggregate.

(d) At its option and upon three (3) Business Days' prior written notice, any Borrower may prepay the LIBOR Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and each Lender therefor in accordance with Section 2.2(e) hereof.

(e) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses incurred less than 180 days prior to the date that Agent or a Lender gives notice to a Borrower of an actual loss or expense Agent or such Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any LIBOR Rate

Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given within 180 days of such actual loss or expense, including, but not limited to, any interest payable by Agent or Lenders to any lender of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder, except to the extent of liabilities resulting from (i) the gross negligence or willful misconduct of Agent or any Lender (as determined in a final, non-appealable judgment by a court of competent jurisdiction) or (ii) a material breach by Agent or any Lender of its obligations under this Agreement or the other Loan Documents; provided that, if the circumstances leading to such losses or expenses are retroactive, then each 180-day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower Representative shall be conclusive absent manifest error. Anything to the contrary contained herein notwithstanding, neither Agent, any Lender, nor any Participant is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

(f) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (f), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or the Bank makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of any Lender to make LIBOR Rate Loans hereunder, as the case may be, shall forthwith be cancelled and Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from each affected Lender, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrowers shall pay to each affected Lender, upon such Lender's request, such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender in respect of such LIBOR Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by such Lender to a lender of funds obtained by such Lender in order to make or maintain such LIBOR Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower Representative shall be conclusive absent manifest error.

2.3 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Loan Parties to Agent and Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at the Bank or such other bank as Borrower Representative may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower,

be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

2.4 Maximum Revolving Advances. The aggregate balance of all Revolving Advances and any Letters of Credit outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Amount or (b) the Borrowing Base, in any event; provided, that the Borrowers shall have two (2) Business Days to make any prepayments of the Revolving Advances necessary to reduce the outstanding principal amount of Revolving Advances.

2.5 Repayment of Advances.

(a) All Advances shall be due and payable in full on the last day of the Term, subject to earlier prepayment, in whole or in part, as provided in this Agreement or in any Other Document.

(b) All payments of principal, interest fees and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. on the due date therefor in lawful money of the United States in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Revolving Advances as provided in Section 2.2(a) hereof.

(c) Borrowers shall be obliged to pay principal, interest, fees and all other amounts payable hereunder, or under any Other Documents as and when due, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

(d) Each Term Loan and the Capex Loans shall be subject to mandatory prepayment as provided in Section 2.13. The Term Loans and the Capex Loans may be voluntarily prepaid, in whole or in part, at any time or from time to time, without premium or penalty subject to Section 2.2(e) and the payment, as appropriate, of any Early Termination Fee then due if such prepayment is made in connection with a termination of this Agreement; provided, however, that: (i) Lender receives at least five (5) Business Days advance written notice of any intended prepayment; (ii) any partial prepayments shall be applied to the principal installments of the applicable Term Loan or Capex Loan then remaining, to be repaid pro rata among the remaining principal installments thereof (ignoring the final payment); and (iii) any full prepayments of the principal balance of any Term Loan and the Capex Loans shall be accompanied by the payment of accrued interest thereon through the date of prepayment.

2.6 Repayment of Overadvances. The aggregate balance of Advances (other than the Term Loans and the Capex Loans) outstanding at any time in excess of the maximum amount of Advances permitted to be outstanding at any time hereunder (herein "Overadvances"), shall be due and payable within two (2) Business Days' notice to the Borrowers of such Overadvance, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.7 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and

amount of each payment in respect thereof; provided, however, that the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower Representative a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between or among Agent, Lenders and Loan Parties, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between or among Agent, Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrower Representative. The records of Agent with respect to the Borrowers' Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.8 Additional Payments. Any reasonable and documented out-of-pocket sums expended by Lender due to any Loan Party's failure to perform or comply with its obligations under this Agreement or any Other Document, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

2.9 Manner of Payment.

(a) Each borrowing of Revolving Advances requested and made shall be advanced according to the applicable Commitment Percentages of Lenders having Revolving Commitments in regard thereto (subject to any contrary provisions of Section 2.12). Each borrowing of Capex Loans shall be advanced according to the applicable Capex Loan Commitment Percentages of Lenders holding the Capex Loan Commitments. All Term Loans shall be advanced according to the applicable Commitment Percentages of Lenders holding the Commitments for such Term Loans.

(b) Each payment (including each prepayment) by Borrowers to Agent on account of the principal of the Revolving Advances shall be applied by Agent to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders having Revolving Commitments in regard thereto (subject to any contrary provisions of Section 2.12).

(c) Each prepayment by any Borrower on account of the principal of and interest on the Term Loans shall be applied to the applicable Term Loan pro rata according to the Term Loan Commitment Percentages of Lenders and pro rata among the remaining principal installments thereof (ignoring the final payment). Each prepayment by any Borrower on account of the principal of and interest on the Capex Loans shall be applied to the applicable Capex Loan pro rata according to the Capex Loan Commitment Percentages of Lenders and pro rata among the remaining principal installments thereof (ignoring the final payment).

(d) Except as otherwise may be expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made to Agent on behalf of the Lenders at the Payment Office, in each case on or prior to 1:00 P.M., in Dollars and in immediately available funds.

2.10 Mandatory Prepayments.

(a) Whenever any Loan Party or any Subsidiary of any Loan Party either (i) incurs any Indebtedness not otherwise expressly permitted in Section 7.9, or (ii) sells or otherwise disposes of any Collateral in an aggregate amount in excess of $250,000 in any fiscal year other than (a) Inventory in the Ordinary Course of Business and (b) dispositions permitted by Section 7.2(d), (e), (g), (h), (i), (j), (k), and (l), or (iii) suffers an insured loss in respect of any Collateral in an aggregate amount in excess of $250,000, or (iv) obtains any Extraordinary Receipts in an aggregate amount in excess of $250,000, then, except to the extent such proceeds are committed to be reinvested within 180 days of the date of receipt and actually applied within 270 days of the date of receipt to repair, replace or reconstruct damaged property or property affected by loss, destruction, damage, condemnation, confiscation, requisition, seizure or taking, or replace such property with other capital assets used or useful in the business of the Loan Parties, Loan Parties shall repay the Advances in an amount equal to the net proceeds (other than the proceeds of business interruption insurance) derived therefrom; i.e., gross proceeds thereof less any reasonable costs incurred by such Loan Party in connection with the receipt of such proceeds or as otherwise required to be mandatorily prepaid in connection therewith , such prepayments to be made promptly but in no event more than five (5) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent and Lenders. The foregoing shall not be deemed to be an implied consent to any such incurrence sale or disposition otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied as follows:

(i) if the Collateral disposed of is Equipment the purchase of which was financed by a Capex Loan, (1) first, to the outstanding principal installments of the Capex Loans pro rata among the remaining principal installments thereof (ignoring the final payment), (2) second, to the outstanding principal installments of the M&E Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), (3) third, to the outstanding principal installments of the RE Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), (4) fourth, to the outstanding principal installments of the B Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), and (5) fifth, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b); provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof; or

(ii) if the Collateral disposed of is Equipment other than as set forth in (i) above, (1) first, to the outstanding principal installments of the M&E Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), (2) second, to the outstanding principal installments of the Capex Loans pro rata among the remaining principal installments thereof (ignoring the final payment), (3) third, to the outstanding principal installments of the RE Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), (4) fourth, to the outstanding principal installments of the B Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), and (5) fifth, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b),

provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Agent may determine, subject to Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof; or

(iii) if the Collateral disposed of is Real Property, (1) first, to the outstanding principal installments of RE Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), (2) second, to the outstanding principal installments of M&E Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), (3) third, to the outstanding principal installments of the Capex Loans pro rata among the remaining principal installments thereof (ignoring the final payment), (4) fourth, the outstanding principal instalment of the B Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), and (5) fifth, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b); provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Lender may determine, without reduction, however, in Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof; or

(iv) if derived from other than (1) Equipment, (2) Real Property and (3) the sale of Receivables or Inventory, (1) first, to the outstanding principal installments of the B Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), (2) second, to the outstanding principal installments of RE Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), (3) third, to the outstanding principal installments of the M&E Term Loan pro rata among the remaining principal installments thereof (ignoring the final payment), (4) fourth, the outstanding principal installments of the Capex Loans pro rata among the remaining principal installments thereof (ignoring the final payment) and (5) fifth, to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b); provided however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Lender may determine, without reduction, however, in Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.

(b) Borrowers shall prepay the outstanding amount of the B Term Loan in an amount equal to (A) fifty percent (50%) of Excess Cash Flow (as hereinafter defined) for each Fiscal Year ending subsequent to the Closing Date (commencing with fiscal year ending December 31, 2016) *minus* (B) 100% of all optional principal prepayments, in excess of scheduled principal payments, of the B Term Loan made during such Fiscal Year in accordance with Section 2.5(d), payable within five (5) days of delivery of the financial statements to Agent referred to in and required by Section 10.7 for such Fiscal Year but in any event not later than one hundred twenty five (125) days after the end of each such Fiscal Year, such delivery of payment to be accompanied by the Excess Cash Flow Certificate attached hereto as Exhibit 2.10(b). This prepayment shall be made without premium or penalty, except as provided in Section 2.2(e) hereof. This payment of Excess Cash Flow shall be applied to the outstanding

principal installments of the B Term Loan in the reverse order of the respective installment maturities thereof (beginning with the last payment). "Excess Cash Flow," as used herein, shall mean an amount equal to: (i) EBITDA, as defined in Article VIII, plus any net decrease in Adjusted Working Capital during such period, minus, the sum of (i) Unfinanced Capital Expenditures, as defined in Article VIII, (ii) any net increase in Adjusted Working Capital, (iii) scheduled repayments of principal of Loans and scheduled or mandatory repayments of other Indebtedness of Borrowers and the Subsidiaries, (iv) all federal, state, local and foreign income taxes paid (or reasonably estimated to be payable) in cash by Borrowers and the Subsidiaries, (v) interest expense of Borrowers and the Subsidiaries paid in cash, (vi) management fees or transaction fees and related costs and expenses paid in cash, (vii) transaction fees and expenses incurred in connection with this Agreement and paid in cash during such period up to an aggregate amount of $350,000, (viii) without duplication of any amounts previously deducted, one hundred percent (100%) of the amount of permitted restricted payments (including dividends) and investments (and earnout and similar payments in respect thereof) and funded with internally generated cash of the Loan Parties or Advances, (ix) capitalized financing fees paid in cash during such period, (x) the proceeds of business interruption insurance, (xi) cash items added back to Net Income Before Accrued Dividends in connection with the calculation of EBITDA during such period, and (xii) any cash items not given effect in the calculation of Net Income Before Accrued Dividends during such period; in each case, for each covered Fiscal Year of Borrowers.

(c) Whenever any Loan Party or any Subsidiary of any Loan Party issues any Equity Interests for cash, the proceeds of such issuance shall be applied to repay any outstanding Revolving Advances, subject to Borrower's ability to reborrow such Revolving Advances in accordance with the terms hereof.

2.11 Use of Proceeds. Borrowers shall apply the proceeds of (i) any Revolving Advances made on the Closing Date to retire the Existing Loans and to pay closing costs and expenses associated with the transactions contemplated under this Agreement, (ii) Revolving Advances made on and after the Closing Date to provide for their respective working capital needs and for other general corporate purposes and (iii) any Capex Loans for the purchase of Equipment as provided in Section 2.1(e).

2.12 Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.12 so long as such Lender is a Defaulting Lender.

(b) (i) except as otherwise expressly provided for in this Section 2.12, Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Lender (other than any

Defaulting Lender) holding a Revolving Commitment in accordance with their Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii) fees pursuant to Section 3.4 hereof shall cease to accrue in favor of such Defaulting Lender.

(iii) if any Letter of Credit Obligations (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:

(A) Defaulting Lender's Participation Commitment of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Lender's reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent cash collateralize for the benefit of Issuer, Borrowers' obligations corresponding to such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) for so long as such Obligations are outstanding;

(C) if Borrowers cash collateralize any portion of such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any Letter of Credit Fees to such Defaulting Lender with respect to such Defaulting Lender's Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;

(D) if Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 3.4 shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and

(E) if all or any portion of such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable with respect to such Defaulting Lender's Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and

(iv) so long as any Lender holding a Revolving Commitment is a Defaulting Lender, Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.12(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).

(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Commitment Percentage.

(d) Other than as expressly set forth in this Section 2.12, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.12 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event that Agent, Borrowers, and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender's Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Commitment Percentage.

(f) If Issuer has a good faith belief that any Lender holding a Revolving Commitment has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Issuer shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.

2.13 Settlements; Sharing.

(a) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender having a Revolving Commitment or Capex Loan Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of Revolving Advances available to Agent or it applicable Capex Loan Commitment Percentage of the requested Capex Loan, as applicable, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. Notwithstanding anything to the contrary contained in Section 2.3 and Section 2.9 of this Agreement, each borrowing of Revolving Advances or Capex Loans shall be advanced by Agent and each payment by Borrowers on account of Revolving Advances or Capex Loans shall be applied, first, to those Revolving Advances or Capex Loans (as the case may be) advanced by Agent. On or before 1:00 P.M., on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders having Revolving Commitments shall make certain payments as follows: (i) with respect to Revolving Advances (A) if the aggregate amount of new Revolving Advances, if any, made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each such Lender shall provide Agent with funds in an amount equal to its applicable Revolving Commitment Percentage of the difference between (1) such Revolving Advances and (2) such repayments and (B) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each such Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (1) such repayments and (2) such Revolving Advances and (ii) with respect to Capex Loans, (A) if the aggregate amount of new Capex Loan, if any, made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Capex Loan during such preceding Week, then each such Lender shall provide Agent with funds in an amount equal to its applicable Capex Loan Commitment Percentage of the difference between (1) such Capex Loan and (2) such repayments and (B) if the aggregate amount of repayments applied to outstanding Capex Loan during such Week exceeds the aggregate amount of new Capex Loan made during such Week, then Agent shall provide each such Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (1) such repayments and (2) such Capex Loan and (ii) with respect to Capex Loan. Each such Lender shall be entitled to earn interest at the applicable rate on outstanding Advances which it has funded from the date of funding until the date paid. Promptly following each Settlement Date, Agent shall submit to each such Lender a certificate with respect to payments received and Revolving Advances and Capex Loans made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error. If such amount is made available to

Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times and (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing hereunder shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the and the Revolving Interest Rate for Revolving Advances that are Base Rate Loans hereunder, or the Capex Loan Rate for Capex Loans that Base Rate Loans, as applicable in each case on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender. As used herein, (i) "Settlement Date" means the second Business Day of each calendar week, and (ii) "Week" means a time period beginning with the opening of business on a Wednesday and ending at the end of business on the following Tuesday; or, in each case, such other date and time as Agent and such Lenders may agree from time to time.

(b) If any Lender or Participant (for purposes of this section, a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender having the same Commitment Percentage, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from such other Lender(s) a participation in such portion of each such other Lender's Advances, or shall provide such other Lender(s) with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with such other Lender(s); provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned by the Lender(s) receiving same to the extent of such recovery, but without interest. Each benefited Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

3. INTEREST AND FEES.

3.1 Interest. Interest on Advances shall be payable to Lenders in arrears on the first day of each month, commencing on the first day of the calendar month immediately following the Closing Date with respect to Base Rate Loans and, with respect to LIBOR Rate Loans, at the end of each Interest Period or, for LIBOR Rate Loans with an Interest Period in excess of three (3) months, at the earlier of (a) each three (3) months' anniversary date of the commencement of such LIBOR Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, (ii) with respect to the M&E Term Loan, the applicable M&E Term

Loan Rate, (iii) with respect to the RE Term Loan, the applicable RE Term Loan Rate, (iv) with respect to the B Term Loan, the applicable B Term Loan Rate and (v) with respect to Capex Loans, the applicable Capex Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Base Rate or Daily LIBOR Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate or Daily LIBOR Rate during the time such change or changes remain in effect. The LIBOR Rate and the Daily LIBOR Rate shall be adjusted with respect to Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. After the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the otherwise applicable Contract Rate plus an additional two (2%) percent per annum (as applicable, the "Default Rate").

3.2 Closing Fee. On the Closing Date, Borrowers shall pay to Agent for its own account a fully earned, nonrefundable closing fee equal in amount to One Hundred Fifty One Thousand Nine Hundred and Thirty-Five Dollars ($151,935), less any portion thereof heretofore remitted to Agent in partial payment thereof as a commitment fee, if so provided prior to or upon its payment in any applicable Commitment Letter.

3.3 Intentionally Omitted.

3.4 Unused Line Fee. If, for any calendar month (or portion thereof) during the Term, the average daily unpaid balance of Revolving Advances and Letters of Credit outstanding for each day of such monthly period does not equal the Maximum Revolving Amount as in effect on the first day of such monthly period, then Borrowers shall pay to Agent for the ratable benefit of Lenders holding Revolving Commitments a fully earned, nonrefundable fee equal to three eighths of one percent (0.375%) per annum on the amount by which the Maximum Revolving Amount exceeds such average daily unpaid balance of outstanding Revolving Advances and Letters of Credit for such monthly period. Such fee shall be due and payable monthly in arrears, commencing on the first day of the first calendar month following the Closing Date, and continuing thereafter on the first day of each succeeding calendar month through the end of the Term. The initial fee shall be determined based on the period from the Closing Date to the end of the calendar month containing the Closing Date.

3.5 Collateral Monitoring Fee. Monthly, commencing on the first day of the first calendar month following the Closing Date, and continuing on the same day of each succeeding calendar month until this Agreement is terminated, Borrowers shall pay to Agent for its own account a fully earned, nonrefundable collateral monitoring fee equal in amount to One Thousand Five Hundred Dollars ($1,500) per month.

3.6 Audit Fees. Borrowers shall pay to Agent for its own account audit fees in connection with each field audit conducted by Agent equal in amount to Agent's customary per diem charges for such field audit (which as of the Closing Date, equal Nine Hundred Fifty Dollars ($950) per diem per auditor, subject to change from time to time thereafter) plus usual and customary out-of-pocket expenses for internal auditors, and the usual and customary fees and charges (including out-of-pocket expenses) of external auditors; provided, however, that so

long as no Event of Default exists, Borrowers shall not be obligated to reimburse Agent for more than, and the Agent shall be limited to, two (2) audits in any Fiscal Year.

3.7 Computation of Interest and Fees; Collection Days. Interest and per annum fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable or any delivery is otherwise required hereunder on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payment extensions, interest thereon shall be payable at the Revolving Interest Rate during such extension; provided, however, that the foregoing extension shall not be considered when determining Borrowers' ongoing compliance with Financial Covenants that concern or include scheduled principal payments within specified dates. For purposes of computing interest and any fees based on the amount of Revolving Advances outstanding from time to time, one (1) additional collection day shall be charged, effective from the Application Date.

3.8 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Loan Parties, and if the then remaining excess amount is greater than the previously unpaid principal balance, the affected Lender or Lenders shall promptly refund such excess amount to Loan Parties and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.9 Increased Costs. If any applicable law, treaty or governmental regulation, or Change in Law shall:

(a) subject any Lender (which for purposes of this Section 3.9 shall include Agent, such Lender, any other Lender Party and any corporation or bank controlling such Lender) to any tax of any kind whatsoever with respect to its entering into this Agreement or any Other Document, or making any financial accommodations to Borrowers hereunder or thereunder, or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except in each case, any tax or other Charges imposed on such Lender by any jurisdiction in which such Lender does business and any tax imposed on such Lender as of the date hereof (together, "Excluded Taxes"));

(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to any Lender making, renewing or maintaining its Advances hereunder by an amount that such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any

of the Advances by an amount that such Lender deems to be material, then, in any such case; Loan Parties shall promptly pay such Lender, upon its demand, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate. Applicable Lender shall certify the amount of such additional cost or reduced amount to Loan Parties, and such certification shall be conclusive absent manifest error.

3.10 Capital Adequacy. In the event that any Lender shall have determined that any applicable law, rule, regulation or guideline, or any Change in Law, regarding capital adequacy or compliance by such Lender (for purposes of this Section 3.10, the term "Lender" shall include Agent, such Lender, any other Lender Party and any corporation or bank controlling such Person) and the office or branch where any Lender (as so defined) makes or maintains any Advances with any request or directive regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such Change in Law (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, Loan Parties shall pay upon demand to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, that, each Lender shall waive any such rights under this Section 3.10 unless it gives Borrower Representative notice on or before 180 days of such loss. In determining such amount or amounts, such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.10 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of each affected Lender setting forth such amount or amounts as shall be necessary to compensate such Lender with respect to this Section 3.10 when delivered to Borrower Representative shall be conclusive absent manifest error; provided, that, each Lender shall waive any such rights under this Section 3.10 unless it gives Borrower Representative notice on or before 180 days of such loss; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then each 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.11 Yield Maintenance. In the event that any Lender (which, for purposes of this Section 3.11 shall include Agent, any Lender, any other Lender Party and any other corporation or bank controlling such Person) shall determine, in good faith, at any time or from time to time hereafter, that the Base Rate or LIBOR Rate component of any Revolving Interest Rate charged on any Advance outstanding does not adequately and fairly reflect the cost to such Lender of maintaining such Advance by an amount that such Lender determines to be material, then, such Lender shall have the right to assess and collect an interest surcharge (the "Yield Surcharge") that such Lender, in good faith, determines to be sufficient in an amount to compensate such Lender for its loss of yield, by giving notice to the Borrower Representative to such effect; provided, that, each Lender shall waive any such rights under this Section 3.11 unless it gives Borrower Representative notice on or before 180 days of such loss. Each Lender may use reasonable attribution and averaging methods in determining the amount of the Yield Surcharge. Such Yield Surcharge shall be billed and collected monthly by Agent as additional interest on each such Advance as provided in Section 3.1; provided, that, each Lender shall waive any such rights under this Section 3.11 unless it gives Borrower Representative notice on or before 180

days of such loss; provided further that, if the circumstances leading to the Yield Surcharge are retroactive, then each 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.12 Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent shall have determined that either: (a) reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period; (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Base Rate Loan into a LIBOR Rate Loan; (c) the indices on which interest rates for LIBOR Rate Loans are based no longer represent the effective cost to Agent for Dollar deposits in the relevant market; or (d) the LIBOR Rate will not adequately and fairly reflect the cost to Agent of the establishment or maintenance of any LIBOR Rate Loan; then, Agent shall give Borrower Representative prompt written, telephonic or telecopier notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Base Rate Loan, unless Borrower Representative shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Base Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Base Rate Loan, or, if Borrower Representative shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Base Rate Loan, or, if Borrower Representative shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans, and (iv) Agent shall have the right to assess and collect the Yield Surcharge. Until such notice has been withdrawn, Agent shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Base Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

3.13 Late Charges. In the event that Borrowers shall fail to deliver to Agent, for its own account any Borrower Reports as and when required to be delivered to Agent pursuant hereto or to any Other Document in the form and content so required pursuant hereto or to any Other Document to be delivered, then, in addition to (and not in limitation of) all other rights and remedies accorded to Agent as a result of such Default, Agent may impose a late charge in the amount of One Hundred Fifty Dollars ($150) per day per delayed Borrower Report until its delivery.

3.14 Replacement of Lenders. If any Lender (an "Affected Lender") (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.9, 3.10 or 3.11 hereof, (b) is unable to make or maintain LIBOR Rate Loans as a result of a condition described in Section 2.2(f) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by the Agent pursuant to Section 17.2(b) hereof, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing

Borrowers to be required to pay such compensation or causing Section 2.2(f) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section 17.2(b) hereof, as the case may be, by notice in writing to the Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the "Replacement Lender"); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Advances and its Commitment Percentage, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Advances and its Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 17.3 hereof, all of its Advances and its Commitment Percentage, and other rights and obligations under this Loan Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

4. COLLATERAL; GENERAL TERMS.

4.1 Security Interest in the Collateral. To secure the prompt payment and performance to each Lender Party of all Obligations, each Loan Party hereby collaterally assigns, pledges and grants to Agent, as agent for the ratable benefit of each Lender Party, a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall cause its financial statements to reflect such security interest and, at the request of Agent, shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest in the Collateral.

4.2 Perfection of Security Interest. (a) Except as otherwise permitted hereunder, the Loan Parties shall take all action that may be necessary or desirable, or that Agent may request in its Permitted Discretion, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) promptly discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain landlords', warehouse operators', bailees' or mortgagees' lien waivers and related agreements for any locations containing over $25,000 of Collateral (excluding, for all purposes, Collateral that is, in the Ordinary Course of Business, (1) in transit from one location of a Loan Party to another location of a Loan Party, (2) in the possession of Customers, or (3) out for repair, refurbishment or other bona fide reason), (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments and advices thereof and documents evidencing or forming a part of the Collateral having a value in excess of $100,000 in the aggregate and letters of credit evidencing or forming part of the Collateral having a value in excess of $750,000, (iv) using commercially reasonable efforts to obtain warehousing, lockbox and other custodial arrangements reasonably satisfactory to Agent, (v) executing (as appropriate) and delivering authorizations for the recording of financing statements, instruments of pledge, mortgages, notices and collateral assignments, in each case in

form and substance reasonably satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law; (vi) using commercially reasonable efforts to obtain acknowledgments, in form and substance reasonably satisfactory to Agent, from any bailee (it being agreed customers shall not be bailees for purposes of this clause) having possession of any Collateral having a value in excess of $100,000 in the aggregate, stating that the bailee holds such Collateral on behalf of Agent, (vii) subject to Section 4.14(d), obtaining "control" of any investment property, deposit account, letter-of-credit right or electronic chattel paper having a value in excess of $100,000 in the aggregate (the term "control" as used in respect of the foregoing types of Collateral having the meaning set forth in Articles 8 and 9 of the UCC), with any agreements establishing such "control" to be in form and substance reasonably satisfactory to Agent, and (viii) if a Loan Party at any time has or acquires a commercial tort claim in excess of $100,000 in the aggregate, such Loan Party shall promptly notify Agent thereof, in writing, and grant a specific collateral assignment of such claim to Agent as additional Collateral.

(b) Without limiting the generality of the foregoing, in the specific case of Inventory with an aggregate fair market value in excess of $100,000 that is in-transit to a Loan Party, unless and except to the extent otherwise required or approved by Agent from time to time at the reasonable request of Agent during an Event of Default, each Loan Party shall (i) deliver (or cause to be delivered) to Agent copies of all tangible invoices and documents of title pertaining to such Inventory promptly upon such Loan Party's receipt thereof, but in any event not later than five (5) Business Days after receipt, (ii) cause all such tangible documents of title to be issued in the Agent's name, or to its order (or, if negotiable in form, such Loan Party may, instead, cause such documents of title to be endorsed to Agent, or in "blank"); (iii) provide Agent with evidence of appropriate marine or like insurance in respect of the transit of such Inventory to such Loan Party, and (iv) as necessary, use commercially reasonable efforts to provide Agent with access custodianship and similar agreements of Agent's selection from warehouse operators, consolidators, customs house operators, custom brokers and other third parties to facilitate Agent's control over, access to and/or repossession of, such in-transit Inventory, including, without limitation, as and where requested by Agent, a customs agent agreement.

(c) In addition thereto, but without limiting the generality of the foregoing, in the specific case of Inventory with an aggregate fair market value in excess of $100,000 of a Loan Party which is consigned by a Loan Party to any Person that is not a Loan Party, such Loan Party shall (i) file a UCC financing statement in respect of such Inventory naming itself as "consignor" and such person as "consignee" thereon, in the jurisdiction of such consignee's incorporation (or organization), and collaterally assign such financing statement to Agent, (ii) use commercially reasonable efforts to cause such consignee (and, if requested by Agent, any secured lender to, or landlord (or mortgagee) of, such consignee to execute and deliver to Agent a consignee's agreement in form and content reasonably satisfactory to Agent in respect of such Inventory; (iii) provide Agent with a listing of all such consignment arrangements then existing, including therewith the name of the consignee and the address where the consigned Inventory is then located; and (iv) notify Agent at least ten (10) days prior to entering into any consignment arrangement (or altering in any material respect any such consignment arrangement in existence at such time, and provide Agent with evidence of such Loan Party's compliance with clauses (i) and (ii) above in connection therewith prior to shipping any Inventory under such arrangement.

(d) Agent is hereby authorized to file financing statements in accordance with the applicable provisions of the UCC, including, without limitation financing statements that describe the Collateral covered thereby as "all personal property", "all assets" or words of similar effect, at any time or from time to time hereafter, in any jurisdiction reasonably necessary to the perfection of the security interest granted hereunder; and Loan Parties hereby ratify, approve and affirm the filing of any such financing statements heretofore filed by Agent in respect of any Loan Party (including any predecessor-in-interest thereof). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations, or, at Agent's option, shall be paid to the Agent immediately upon demand.

4.3 Intentionally Omitted.

4.4 Preservation of Collateral. Following the occurrence and during the continuance of an Event of Default and the demand by Agent for payment of all Obligations due and owing, in addition to the rights and remedies set forth in Section 4.2 and Section 12.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any Loan Party's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Party's owned or leased property to obtain such Collateral. Each Loan Party shall reasonably cooperate with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may reasonably direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

4.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Loan Party shall be the sole owner or lease holder of and authorized and able to sell, transfer, pledge and/or grant a first priority security interest (subject to Permitted Encumbrances) in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever and (b) each Loan Party's Equipment and Inventory (other than Equipment and Inventory, in the Ordinary Course of Business, (1) in transit from a location of a Loan Party to another location of a Loan Party, (2) in the possession of customers, (3) out for repair, refurbishment or other bona fide reason, or (4) with an aggregate value less than $100,000) shall be located as set forth on Schedule 4.5 or at such other locations within the United States as Agent may receive notice of from time to time pursuant to Section 10.12 (all such locations (other than locations with Equipment and Inventory in the Ordinary Course of Business (1) in transit from a location of a Loan Party to another location of a Loan Party, (2) in the possession of customers, (3) out for repair, refurbishment or other bona fide reason, or (4) with an aggregate value less than $100,000) herein called, collectively, the "Collateral Locations" and, individually, a "Collateral Location"); and shall not be removed from such

Collateral Locations without the prior written consent of Agent except in the Ordinary Course of Business or as otherwise permitted under Section 7.2 hereof.

4.6 Defense of Agent's Interests. Unless and until (a) payment and performance in full of all of the Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent) and (b) termination of this Agreement, Agent's security interests in the Collateral shall continue in full force and effect, except to the extent released prior to such date pursuant to terms hereof. During such period no Loan Party shall, without Agent's prior written consent, pledge, sell (except to the extent permitted in Section 7.2 hereof), assign, transfer, create or suffer to exist a Lien upon on any of the Collateral except for Permitted Encumbrances. Each Loan Party shall defend Agent's security interest in the Collateral against any and all Persons whatsoever, except for Persons holding Permitted Encumbrances. At any time following an Event of Default and during the continuance thereof, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, at any time following an Event of Default and during the continuance thereof, the Loan Parties shall, promptly upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. At any time following an Event of Default and during the continuance thereof, in addition, with respect to all Collateral, Agent shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. During any period that an Event of Default exists, each Loan Party shall upon the Agent's request, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into a Loan Party's possession, they, and each of them, shall be held by such Loan Party in trust as Agent's trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.7 Books and Records. Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries in accordance with GAAP in all material respects will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims necessary in accordance with GAAP in all material respects; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties) in accordance with GAAP in all material respects, which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP in all material respects consistently applied in the reasonable opinion of the Accountants.

4.8 Financial and Other Disclosure. Until payment in full of the Obligations and termination of this Agreement (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent), each Loan Party hereby irrevocably authorizes and directs all

accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent copies of any of the Loan Parties' financial statements, trial balances or other accounting records in the accountant's or auditor's possession (other than work papers and other proprietary information of such accountants and auditors), and to disclose to Agent any information such accountants may have concerning such Loan Party's financial status and business operations; provided, so long as no Event of Default exists, the Loan Parties are copied on all written correspondence and have the opportunity to be present for any in-person discussions. In respect of the foregoing, Borrower Representative shall execute and deliver to its accountants and auditors employed on the Closing Date and, if such accountants and auditors are changed by Loan Parties subsequent to the Closing Date, a letter directly authorizing them to act in the manner so provided hereinabove when requested by Agent, such letter to be in form and substance reasonably satisfactory to Agent. Each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Agent copies of material reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, Agent will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or such authorities; provided, further, so long as no Event of Default exists, the Loan Parties are copied on all written correspondence and have the opportunity to be present for any in-person discussions.

4.9 Intentionally Omitted.

4.10 Inspection of Premises; Appraisals. (a) At all reasonable times and upon reasonable prior notice (so long as no Default or Event of Default shall exist and be continuing), Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party's business from time to time in Agent's sole credit judgment. Agent may also enter upon any of Loan Party's premises at any time during business hours and at any other reasonable time upon reasonable prior notice, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party's business which, initially is intended by Agent to occur semi-annually; provided, however, that so long as no Event of Default exists, Borrowers shall not be obligated to reimburse Agent for more than, and the Agent shall be limited to, two (2) inspections in any Fiscal Year.

(b) At any time that the Agent requests, each Loan Party will at its sole expense, provide the Agent with appraisals or updates thereof of their Inventory, equipment and real or immovable property from an appraiser selected and engaged by the Agent, and prepared on a basis satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable Law and regulations; provided, however, if no Default or Event of Default shall have occurred and be continuing, not more than (i) one (1) such appraisal or update per calendar year with respect to Inventory and (ii) one (1) such appraisal or update per calendar year with respect to Equipment, shall be conducted; provided, further, that Agent may require appraisals or updates more frequently at its own expense.

4.11 Insurance. Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party's own cost and expense in amounts and with carriers reasonably acceptable to Agent, each Loan Party shall (a) keep all its

insurable properties and properties in which each Loan Party has an interest insured against the hazards of fire, flood (if the improvements on any Real Property are at any time located in an area identified by the Federal Emergency Management Agency as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968), sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party's including, without limitation, products liability insurance and business interruption insurance; (b) maintain a bond or other surety in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which each Loan Party is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate lender loss payable endorsements in form and substance reasonably satisfactory to Agent, naming Agent as a lender loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, to the extent affecting or relating to Collateral and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' (or ten (10) days' in the case of non-payment of premiums) prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance shall be applied by the Agent as follows: (i) if no Event of Default or Default exists, in accordance with this Agreement; or (ii) if any Event of Default exists, then Agent shall receive and apply such loss recovery to the Obligations in such order as Agent, in its sole discretion, shall determine. Any surplus of such proceeds remaining after such application shall be paid by Agent to Loan Parties or applied as may be otherwise required by law. If, however, after application of such proceeds to the Obligations, any "overadvance" (as that term is described in Section 2.6) exists, then, Loan Parties shall comply with said Section 2.6 in respect of its elimination. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrowers' Account, and charge Borrowers' Account therefor and such expenses so paid shall be part of the Obligations. Without limitation of the foregoing, if as of the Closing Date or at any time thereafter, Agent determines

that all or a portion of the improvements situated on any Real Property constituting Collateral are located within an area designated by the Federal Emergency Management Agency or the Flood Disaster Protection Act of 1973 (P.L. 93-234) as being in a "special flood hazard area," whether now or at any time hereafter, Loan Parties shall also furnish Agent with flood insurance policies which conform to the requirements of said Flood Disaster Protection Act of 1973 and the National Flood Insurance Act of 1968, as either may be amended from time to time (such acts, the "Flood Insurance Laws"). The amounts of such insurance coverages shall be in an amount equal to the full insurable value and shall be maintained thereafter at all times in an amount such that Agent will not be deemed a co-insurer under applicable insurance laws, regulations, policies or practices. Renewals of such policies shall be so delivered at least ten (10) days before any such insurance shall expire. If Loan Parties shall fail to provide any such insurance, or shall fail to replace any of the same within ten (10) days after being notified that the insuring company is no longer approved by Agent, or if any such insurance is cancelled or lapses without replacement, Agent may, at its option, procure the same in such amounts as are required hereunder, and the actual cost thereof may, at Agent's option, be charged as a Revolving Advance to Borrowers' Account immediately upon incurrence or at any time thereof.

4.12 Payment of Taxes. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and Agent which Agent may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's opinion, may possibly create a valid Lien on the Collateral, Agent may, unless the Loan Parties have done so within five (5) Business Days after the Borrower Representative receives written notice from the Agent that they do so, pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Agent harmless in respect thereof; provided, however, that the Loan Parties shall not have any obligation to make any additional payment under this Agreement or any Other Document with respect to any taxes, assessments or other Charges that are Excluded Taxes. Agent will not pay any taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.12 shall be charged to Borrowers' Account as a Revolving Advance and added to the Obligations and, until Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

4.13 Payment of Leasehold Obligations. Each Loan Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request, will provide evidence of having done so, except, in any case, as would not reasonably be expected to have a Material Adverse Effect on any Loan Party.

4.14 Receivables.

(a) Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Agent.

(b) Each Customer, to each Loan Party's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c) Each Loan Party's chief executive office is located at the address set forth on Schedule 4.14(c) hereto (as such schedule may be updated from time to time). Until written notice is given to Agent by Borrower Representative of any other office at which any Loan Party keeps its records pertaining to Receivables (excluding invoices issued at local offices), all such records (excluding invoices issued at local offices) shall be kept at such executive office.

(d) No later than ninety (90) days after the Closing Date (or such later date as Agent may agree to in its sole discretion), Loan Parties shall ensure that all proceeds of Collateral shall be deposited by Loan Parties into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") established with the Bank or any other financial institution as is reasonably acceptable to Agent (a "Blocked Account Bank") pursuant to an arrangement with such Blocked Account Bank as may be reasonably acceptable to Agent. Each applicable Loan Party, Agent and Blocked Account Bank shall enter into a deposit account control agreement (a "Blocked Account Agreement") in form and substance reasonably satisfactory to Agent that is sufficient to give Agent "control" (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account and which directs such Blocked Account Bank to transfer such funds so deposited (subject to any reasonable deposit minimums) on a daily basis to the Concentration Account (or another account designated by Agent) by wire transfer of immediately available funds in a manner reasonably satisfactory to Agent. Unless otherwise agreed to by Agent, each Blocked Account Bank shall acknowledge and agree pursuant to its respective Blocked Account Agreement that all payments and deposits made to its Blocked Account are the sole and exclusive property of Agent, for the benefit of itself and each other Lender Party; that such Blocked Account Bank has no right to setoff against its Blocked Account except as expressly provided in its Blocked Account Agreement; and that such Blocked Account Bank will wire transfer immediately available funds in a manner reasonably satisfactory to Agent all funds deposited into its Blocked Account or to the Concentration Account (or another account designated by Agent) on a daily basis as soon as such funds are collected. Each Loan Party agrees that all payments, whether by cash, check, wire transfer or any instrument or deposit in each Blocked Account shall be the sole and exclusive property of Agent, for the benefit of itself and each other Lender Party, and that Loan Parties shall not have any right, title or interest therein or in any Blocked Account. Neither Agent nor any other Lender Party assumes

any responsibility for such Blocked Account or Concentration Account (unless such Person shall also be the applicable Blocked Account Bank or Concentration Bank and in such event only as set forth in the applicable Blocked Account Agreement applicable thereto), including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Loan Parties shall not modify in any respect, without the prior written consent of Agent, any Blocked Account Agreement or any other arrangement relating to any Blocked Account or the Concentration Account if such arrangement would violate this Agreement. Unless otherwise expressly permitted in a Blocked Account Agreement, Agent shall have no responsibility for the maintenance of any Blocked Account Agreement, including the payment of any fees thereunder. No later than ninety (90) days after the Closing Date (or such later date as Agent may agree to in its sole discretion), Borrower Representative shall notify all Customers of Loan Parties to remit directly all payments constituting proceeds of Collateral to an applicable Blocked Account in the form received. The Loan Parties shall not, without obtaining the prior consent of the Agent, establish any accounts, other than the Blocked Accounts and the Concentration Account, pursuant to which payments on account of Receivables are made to or on behalf of any of the Loan Parties.

(e) In addition to the requirements set forth in subsection (d) above, not later than forty-five (45) days after the Closing Date (or such later date as Agent may agree to in its sole discretion), each Loan Party shall have caused all Deposit Accounts (other than Excluded Accounts) existing on the Closing Date other than any constituting a Blocked Account (herein, a "Pledged Account"), to be made the subject of a tri-party agreement among such Loan Party, the bank having such Pledged Account and Agent, to be in form and substance satisfactory to Agent (a "Pledged Account Agreement"), pursuant to which the pledge of such Pledged Account and all funds on deposit therein to Agent as security for the payment and performance of all Obligations shall be established and confirmed.

(f) Notwithstanding terms of subsections (d) above, but in addition thereto, if and to the extent that (i) Customers remit any payments on account of the Receivables of the Loan Parties directly to any of them or (ii) any Customer is prohibited by Law to remit payments to a given Blocked Account (due to such Blocked Account's location outside the state where such Customer is located or otherwise), or (iii) any Customer pays cash to a Loan Party for any Collateral, then, such payments shall be held by the Loan Parties in trust for the Agent, on behalf of itself and each other Lender Party, and shall, promptly upon receipt thereof, be sent via overnight delivery service or deposited remotely for deposit in the same form received.

(g) All amounts deposited in the Concentration Account from time to time shall be applied to the Obligations upon (i) final collection thereof and (ii) their transfer from the Concentration Bank to the Agent in accordance with this subsection, effective on the Business Day that each such payment is received (such date being called herein the "Application Date"). For purposes of the preceding sentence, the Agent shall be deemed to have received a payment from the Concentration Bank on a particular Business Day only if it receives by wire transfer the same prior to 1:00 p.m. (New York time) on such Business Day or, if received after such time, on the next following Business Day. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is reasonably unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid. The Agent shall apply all amounts deposited in the Concentration Account as

provided in Section 17.4 or, as applicable, Section 12.2. Each prepayment of a Revolving Advance pursuant to this Section 4.14(g) shall be applied, first, to the payment of Base Rate Loans and second, to the payment of LIBOR Rate Loans. If sufficient funds are not available to fund all payments then to be made in respect of any Obligations, the available funds being applied with respect to such Obligations shall be allocated to the payment of such Obligations ratably, in such order and manner as Agent shall elect, and Loan Parties shall continue to be liable for any deficiency.

(h) If at any time Agent determines that any funds held in a Blocked Account or the Concentration Account or any Pledged Account are subject to the Lien of any Person, other than the Agent as herein provided, (a) Loan Parties agree, forthwith upon demand by Agent, to pay to Agent as additional funds to be deposited and held in the Concentration Account, an amount equal to the amount of funds subject to such Lien, or (b) if no such payment is made, Agent shall establish sufficient reserves in the amount of such funds.

(i) At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the collateral assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, upon such notice, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual out-of-pocket collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

(j) Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and, to the extent permitted by applicable law, each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent's designee as such Loan Party's attorney with power at any time hereafter (i) to endorse such Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) in Agent's Permitted Discretion, to send verifications of Receivables to any Customer; and (iv) to sign such Loan Party's name on any documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same. Following the occurrence of an Event of Default, and during its continuation, each Loan Party shall hereby constitute Agent or Agent's designee as such Loan Party's attorney with additional power (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Loan Parties' rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; and (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done willfully or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while

any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

(k) Agent shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom, except for any such errors or omissions or delays of any kind determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from Agent's gross (not mere) negligence or willful misconduct. Following the occurrence and during the continuance of an Event of Default, Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default and during the continuance thereof, the return of the goods represented by any of the Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party's liability hereunder.

(l) No Loan Party will, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.

4.15 Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.16 Maintenance of Equipment. The Equipment necessary to the operation of the Loan Parties' business shall be maintained in good operating condition and repair (reasonable wear and tear, casualty and condemnation excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved in all material respects. Each Loan Party shall have the right to sell Equipment to the extent set forth in Section 7.2 hereof.

4.17 Exculpation of Agent. Nothing herein contained shall be construed to constitute Agent as any Loan Party's agent for any purpose whatsoever, nor shall Agent be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Agent shall not, whether by anything herein or in any assignment or otherwise, assume any Loan Party's obligations under any contract or agreement assigned to Agent, and Agent shall not be responsible in any way for the performance by Loan Parties of any of the terms and conditions thereof.

4.18 Environmental Matters.

(a) Loan Parties shall ensure that the Real Property remains in compliance with all Environmental Laws in all material respects and they shall not place or permit to be placed any Hazardous Substances on any Real Property in violation of applicable Law or as prohibited by appropriate governmental authorities.

(b) Loan Parties shall establish and maintain a system to assure and monitor material compliance with all applicable Environmental Laws in all material respects which system shall include periodic reviews of such compliance.

(c) Loan Parties shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain material compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property in compliance with applicable Environmental Laws, except as could not reasonably be expected to cause a Material Adverse Effect. Loan Parties shall use their commercially reasonable efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d) In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property that reasonably could result in a Material Adverse Effect (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any written notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party's interest therein that reasonably could result in a Material Adverse Effect (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower Representative shall, within ten (10) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent with respect thereto.

(e) Loan Parties shall promptly forward to Agent copies of any written request for information, notification of potential liability, demand letter relating to potential responsibility of a Loan Party with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances that reasonably could result in a Material Adverse Effect and shall continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to Agent until the claim is settled. Loan Parties shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

(f) Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all appropriate action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly (or within the required time) to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws in any material respect, within thirty (30) days after the Borrower Representative receives written notice from the Agent that it do so, Agent may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove or mitigate any such Hazardous Discharge or Environmental Complaint. All reasonable out-of-pocket costs and expenses incurred by Agent and (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Base Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

(g) Promptly upon the written request of Agent following the discovery of any Hazardous Discharge or the filing of any Environmental Complaint, Loan Parties shall provide Agent, at Loan Parties' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be reasonably acceptable to Agent. If such estimates, individually or in the aggregate, exceed the Materiality Threshold Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

(h) Loan Parties shall defend and indemnify each Lender Party and hold each Lender Party, and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by such Lender Party under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of a Lender Party. Loan Parties' obligations under this Section 4.18(h) shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any

Hazardous Substances. Loan Parties' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

4.19 No Other Financing Statements. Except as respects the financing statements filed by Agent and financing statements giving notice of otherwise Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.20 Intellectual Property. Loan Parties shall (i) execute and deliver to Agent for the benefit of all Lender Parties on the Closing Date an Intellectual Property Security Agreement, in registrable form, in form and substance reasonably satisfactory to Agent, with respect to any trademarks, patents or copyrights, registered, or applied for, with the applicable Governmental Body as of the Closing Date, and (ii) give notice to the Agent of any trademarks, patents or copyrights, registered, or applied for, by any Loan Party with the applicable federal Governmental Body subsequent to the Closing Date in the Compliance Certificate following such date, and shall execute and deliver additional security agreements with respect thereto, upon the request of the Agent, in registrable form, each in form and substance reasonably satisfactory to Agent.

4.21 Mortgages. Borrowers shall execute and deliver to Agent for the benefit of all Lender Parties, either (i) on the Closing Date, with respect to all Real Property owned in fee simple by any Borrower on the Closing Date, or (ii) promptly upon the acquisition in fee simple by any Borrower of any Real Property with a fair market value in excess of $250,000 subsequent to the Closing Date, (A) a Mortgage, (B) a Title Policy (as hereinafter defined), (C) a Survey (as hereinafter defined), and (D) an executed legal opinion regarding the due execution, delivery, and enforceability of such Mortgage, each of the foregoing items (A) – (D) being with respect to such Real Property, together with such other agreements, documents and instruments which Lender deems reasonably necessary or desirable, in form and substance reasonably satisfactory to Agent.

4.22 Execution of Supplemental Instruments. Loan Parties shall execute and deliver to Agent from time to time, promptly upon reasonable request of Agent, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement and the Other Documents may be carried into effect.

4.23 OFAC. Agent may, at its option, reject, refuse to accept or return any Collateral that Agent reasonably determines is, or may be, owed by, or due from, or belongs to, a Sanctioned Person.

4.24 Release.

(a) At such time as the Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of WBCC) have been paid in full in cash, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Agent and each

Lender Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of the Loan Parties following any such termination, WBCC shall take such actions and promptly execute and deliver to the Loan Parties such documents as Loan Parties shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement, such Collateral shall be automatically released from the Liens created hereby, and WBCC, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of Loan Party, a Guarantor that is a Subsidiary of a Borrower shall be automatically released from its obligations hereunder in the event that all the equity interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that Borrowers shall have delivered to WBCC, with reasonable notice prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Borrowers stating that such transaction is in compliance with this Agreement and the Other Documents.

(c) Each Lender Party hereby consents and irrevocably authorizes WBCC, at its option and in its discretion, (a) to release any Lien granted to or held by WBCC under any Other Document (i) when all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of WBCC) have been paid in full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder (including by consent, waiver or amendment); or (iii) if approved, authorized or ratified in writing by Required Lenders; and (b) to release any party from its guaranty under the this Agreement (i) when all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of WBCC) have been paid in full or (ii) if such party was sold or is to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including by consent, waiver or amendment).

5. REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1 Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are (i) within such Loan Party's corporate (or other organizational) powers, (ii) have been duly authorized, (ii) are not in contravention of (1) applicable Law or (2) the terms of such Loan Party's Organic Documents or (3) the conduct of such Loan Party's business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a material default under or result in the creation of any Lien (except Permitted

Encumbrances) upon any asset of such Loan Party under the provisions of any Organic Document or other material instrument to which such Loan Party or its property is a party or by which it may be bound, except, in the cases of clauses (a)(ii)(1) and (3) and (b), for those breaches, conflicts, or otherwise that could not be reasonably expected to cause a Material Adverse Effect.

5.2 Formation and Qualification.

(a) Each Loan Party is duly organized and in good standing under the laws of its jurisdiction of organization and is qualified to do business and is in good standing in the states or other jurisdictions where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Loan Party. Each Loan Party has delivered to Agent true and complete copies of its Organic Documents as of the date hereof.

(b) Each Loan Party's identification number (if any) assigned to it by the appropriate Governmental Body of the state of its organization, if any, is set forth on Schedule 5.2.

(c) The Subsidiaries (if any) of each Loan Party as of the Signing Date are as set forth in Schedule 5.2.

(d) The Equity Interests of each Loan Party which are authorized, issued and outstanding on the Signing Date, and each legal and beneficial holder thereof as of the Signing Date are set forth and described in Schedule 5.2.

(e) This Agreement is, and each Other Document executed by a Loan Party constitutes, the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

5.3 Tax Returns. Each Loan Party's federal tax identification number is set forth on Schedule 5.3. Each Loan Party has filed all federal and other material state and local tax returns each is required by Law to file and has paid all taxes, assessments, fees and other charges by a Governmental Body that are due and payable, excepting therefrom, any such charges which are being Properly Contested by Loan Parties in good faith in appropriate proceedings after the posting of adequate reserves on the Loan Parties' books to cover the costs thereof. The provision for taxes on the books of each Loan Party are adequate for all years not closed by applicable statutes, and for its current Fiscal Year, and no Loan Party has any knowledge of any material deficiency or additional material assessment in connection therewith not provided for on its books.

5.4 Financial Statements.

(a) The historical audited financial statements of Loan Parties on a consolidated basis for Fiscal Year ending December 31, 2014, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the annual fiscal period

ended on such date, all accompanied by reports thereon containing opinions without qualification as to scope or going concern by the Accountants (except as set forth therein), and the historical unaudited financial statements of Loan Parties on a consolidated basis for that portion of their current Fiscal Year ended with their most recently completed Fiscal Quarter and Fiscal Month for which financial statements have been reported and the related statements of income and changes in cash flow for the fiscal periods ended on such date, (collectively, the "Historical Financial Statements"), copies of which have been delivered to Agent, have been prepared in accordance with GAAP in all material respects, consistently applied (except for changes in application in which such Accountants have concurred) and present fairly in all material respects the financial position of the Loan Parties a consolidated basis at such dates and the results of their operations for such periods (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes). Since the last day of the Loan Parties' most recently completed Fiscal Year, there has been no change in the financial condition of Loan Parties as shown on the balance sheet of each Loan Party as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by them, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has had a Material Adverse Effect.

(b) The one year cash flow projections (presented on a quarterly basis) of the Loan Parties on a consolidated basis and their projected balance sheets as of the Closing Date, furnished to Agent on the Signing Date (the "Projections"), were prepared by the chief financial officer of Borrower Representative, are based on underlying assumptions which are believed by the Loan Parties to be reasonable on such date and reflected the Loan Parties' collective judgment based on circumstances existing at such time of the most likely set of conditions and course of action for the projected period (it being recognized by Agent and Lender Parties that any projections and forecasts provided by any Borrower or other Loan are based on good faith estimates and assumptions believed by such Borrower or other Company to be reasonable as of the date of the applicable projections or assumptions, that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results and that no assurance can be given that such projections will be realized).

5.5 Entity Names. No Loan Party has been known by any other organization name in the five (5) years preceding the Closing Date and does not sell Inventory under any other name except as set forth on Schedule 5.5 (as updated from time in any Compliance Certificate); nor has any Loan Party been the surviving organization of a merger or consolidation or acquired all or substantially all of the assets of any Person during the five (5) years preceding the Closing Date.

5.6 OSHA and Environmental Compliance. Except as may be set forth on Schedule 5.6 or could not reasonably be expected to have a Material Adverse Effect:

(a) Each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, RCRA and all other Environmental Laws; as of the date hereof, there are no outstanding written citations, notices or orders of material non-compliance issued to such Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b) Each Loan Party has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except to the extent the failure to have such licenses, certificates or permits could not reasonably be expected to have a Material Adverse Effect.

(c) (i) There have been no releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Loan Party which have not been remediated in compliance with Environmental Laws in respect thereof; (ii) to the knowledge of the Loan Parties, there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Loan Party, except in compliance with Environments Laws; (iii) to the knowledge of the Loan Parties, neither the Real Property nor any premises leased is or has been used by any Loan Party for the treatment, storage or disposal of Hazardous Substances, except in compliance with Environmental Law; and (iv) to the knowledge of the Loan Parties, no Hazardous Substances are present, in any material amounts on the Real Property or any premises leased by any Loan Party, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

5.7 Solvency.

(a) Intentionally Omitted.

(b) The Projections demonstrate that the Loan Parties on a consolidated basis will have sufficient cash flow to enable them to generally pay their debts as they mature.

(c) Immediately following the execution of this Agreement and the consummation of the transactions contemplated hereby, (i) the assets of the Loan Parties on a consolidated basis at a fair valuation and at their present fair saleable value, calculated on a going concern basis will be in excess of the total amount of their liabilities (including contingent and unmatured liabilities), (ii) the Loan Parties, taken as a whole, will be able to generally pay their Indebtedness as it becomes due, and (iii) the Loan Parties on a consolidated basis will not have unreasonably small capital to carry on their business.

(d) As of the Closing Date, all material undisputed Indebtedness owing to third parties by the Loan Parties have been paid on terms consistent with past practices of the Loan Parties.

(e) This Agreement is, and all Other Documents will be, executed and delivered by the Loan Parties, as applicable, to Agent in good faith and in exchange for reasonably equivalent value and fair consideration.

5.8 Litigation. Except as may be disclosed in Schedule 5.8, no Loan Party has to its knowledge, any pending or threatened litigation, arbitration, actions or proceedings which, if determined adversely to it, would be reasonably expected to have a Material Adverse Effect.

5.9 No Indebtedness. No Loan Party has any Indebtedness for borrowed funds on the Closing Date other than (i) the Obligations, (ii) Indebtedness disclosed on Schedule 5.9 and (iii) Indebtedness otherwise permitted under Section 7.9 hereof.

5.10 No Violations. Except as may be disclosed on Schedule 5.10, no Loan Party is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole, nor is any Loan Party in violation of any order of any court, governmental authority or arbitration board or tribunal in any respect which could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.

5.11 Plans. No Loan Party, nor any member of the Controlled Group, maintains or contributes to any Plan (or has assumed any liability in respect of any Plan) other than those (if any) listed on Schedule 5.11 hereto. Except as set forth in Schedule 5.11, and except to the extent that the failure of any of the following would not reasonably be expected to have any Material Adverse Effect: (i) no Plan subject to Title IV of ERISA has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan subject to Title IV of ERISA, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC (other than for the payment of premiums due and not delinquent under Section 4007 of ERISA), and there are no premium payments which have become due which and remain unpaid for more than thirty (30) days following the due date thereof, (iv) no Plan subject to Title IV of ERISA has been terminated by the plan administrator thereof nor by the PBGC, and the PBGC has not instituted proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of the accrued benefits and other liabilities of such Plan and no Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Loan Party or any member of the Controlled Group has breached any of the obligations or duties imposed on it by Section 404 ERISA with respect to any Plan, (vii) no Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, (viii) no Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code with respect to a Plan, nor has a Termination Event occurred with respect to any such Plan which is subject to ERISA, (ix) each Loan Party and each member of the Controlled Group has made all required contributions due and payable with respect to each Plan, , (x) no Loan Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party and any member of the Controlled Group, and (xi) no Loan Party nor any member of the Controlled Group has withdrawn, completely (within the meaning of Section 4203 of ERISA) or partially (within the meaning of Section 4205 of ERISA), from any Multiemployer Plan so as to incur liability under Section 4219 of ERISA.

5.12 Patents, Trademarks and Copyrights. All federally registered or applied for patents, patent applications, trademarks, trademark applications, copyrights, and copyright applications owned by any Loan Party are set forth on Schedule 5.12 and as may be disclosed in a Compliance Certificate from time to time. Material intellectual property owned by the Loan Parties and necessary for the conduct of their business is valid and, to the extent applicable, has been duly registered or filed with all appropriate governmental authorities. The Loan Parties have rights to all of the material intellectual property which are necessary for the operation of their business; there is no objection to or, to their knowledge, pending challenge to the validity of any such material patent, trademark, copyright owned by a Loan Party and necessary for the conduct of its business and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.12 and as may be disclosed in a Compliance Certificate from time to time.

5.13 Licenses and Permits. Each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits or remain in compliance with such licenses or permits would reasonably be expected to have a Material Adverse Effect.

5.14 Intentionally Omitted.

5.15 Intentionally Omitted.

5.16 No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which would reasonably be expected to have a Material Adverse Effect on such Loan Party. No property of any Loan Party is subject to a Lien which is not a Permitted Encumbrance.

5.17 No Labor Disputes. Except as could not be reasonably expected to have a Material Adverse Effect, no Loan Party is involved in any material labor dispute and no Loan Party is aware of any strikes or walkouts or union organization of any Loan Party's employees, whether threatened or in existence, and no labor contract presently existing (if any) is scheduled to expire during the Term.

5.18 Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock," as those terms are defined in Regulation U of such Board of Governors.

5.19 Investment Company Act. No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company required to be registered as such.

5.20 Disclosure. No representation or warranty made by any Loan Party in this Agreement, or in any financial statement, report, certificate or any Other Document furnished in

connection herewith, including without limitation the Perfection Certificate, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not materially misleading; provided, however, that (i) to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Loan Parties represent only that such forecasts or projections are based upon good faith estimates and assumptions believed to be reasonable as of the date of the applicable projections or assumptions, that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results and that no assurance can be given that such projections will be realized and (ii) no representation is made with respect to general economic or industry information. There is no fact known to Loan Parties which Loan Parties have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which would reasonably be expected to have a Material Adverse Effect.

5.21 No Conflicting Agreements or Orders. No provision of any Material Agreement or judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.22 Intentionally Omitted.

5.23 Business and Property of Loan Parties. Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than business conducted by the Loan Parties on the Closing Date and activities necessary to conduct the foregoing and any reasonable extensions of such businesses. On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.

5.24 Hedge Contracts. No Loan Party is party to any Hedge Contract, except a Permitted Hedge Contract.

5.25 Real Property. No Loan Party has any interest as owner or tenant in any Real Property except as disclosed on Schedule 5.25 (as such schedule may be updated from time to time, upon prior written notice to Agent).

5.26 Deposit Accounts. No Loan Party has any Deposit Accounts, except as listed on Schedule 5.26 (as such schedule may be updated from time to time, upon prior written notice to Agent).

5.27 Anti-Terrorism Laws. No Covered Entity (a) is a Sanctioned Person (b) has assets located in a Sanctioned County or in possession, custody or control of a Sanctioned Person, (c) derives revenue from investments in or transactions with Sanctioned Persons or Sanctioned Countries or (d) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

5.28 Brokers. No Loan Party has retained the services of any broker to assist such Loan Party in obtaining the benefits of this Agreement unless such broker has been paid (or is paid on the Closing Date) the full amount due such broker in such regard.

6. AFFIRMATIVE COVENANTS.

Each Loan Party shall, until payment in full of the Obligations in cash (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent) and termination of this Agreement:

6.1 Payment of Fees. Pay to Agent on demand all usual and customary reasonable and documented out-of-pocket fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Lockbox Account, Blocked Account, Pledged Account or Concentration Account. Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear and damage from casualty and condemnation excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, trade names, trade secrets and trademarks and take all actions reasonably necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and Material Agreements; (c) comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Loan Party; and (d) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3 Requirements of Law. Comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Loan Party's business except to the extent the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Loan Party. Each Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral.

6.4 Government Receivables. If requested by Agent to do so in respect of any Receivable at any time after a Default or Event of Default exists, regardless of amount, take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

6.5 Taxes. (a) file, prior to delinquency, all federal income, payroll and unemployment and other material tax returns which it is required to file; (b) pay, or provide for the payment, when due, of all income and franchise taxes, real and personal property taxes, payroll taxes, value added taxes, employment, social security benefits, withholding, and sales taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral by a Governmental Body; (c) make all required withholding and other tax deposits, and establish adequate reserves in accordance with GAAP for the payment of all such items; and (d) provide to Agent, upon its request, satisfactory evidence of its timely compliance with the foregoing; provided, however, so long as the Borrower Representative has notified Agent in writing, no Loan Party need pay any such amount referred to in clause (b) above to the extent such amounts are being Properly Contested.

6.6 Intentionally Omitted.

6.7 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, including any in respect of its Material Agreements, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Agent.

6.8 Standards of Financial Statements. Cause all financial statements referred to herein as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in accordance with GAAP in all material respects applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.9 Intentionally Omitted.

6.10 Anti-Terrorism Laws. Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Parties shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

6.11 Post-Closing Matters. The Loan Parties shall complete the actions specified in Schedule 6.11 within the time periods specific therein, or such longer period of time or Agent may agree to in writing in its sole discretion.

7. NEGATIVE COVENANTS.

Subsequent to the Signing Date, no Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, until satisfaction in full of the Obligations in cash (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent) and termination of this Agreement:

7.1 Merger, Consolidation and Acquisitions. Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except that, to the extent multiple Loan Parties exist at any time, so long as Borrower Representative gives Agent at least ten (10) days advance written notice to such effect, (i) any Loan Party may merge into, or consolidate with, any other Loan Party, so long as a Loan Party is the survivor of such merger or consolidation, (ii) any Loan Party may acquire all or any substantial portion of the assets or Equity Interests of any other Loan Party.

7.2 Sales of Assets. Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) (a) the sale of Inventory in the Ordinary Course of Business, (b) the disposition or transfer of obsolete, surplus and worn-out assets in the Ordinary Course of Business during any fiscal year having an aggregate fair market value of not more than $250,000 and only to the extent that the proceeds of any such disposition are used to acquire replacement assets or make investments in existing assets used or useful in the business which are subject to Agent's first priority security interest (subject to Permitted Liens, (c) dispositions not otherwise permitted hereunder which are made for the fair market value of the assets sold and less than $250,000 in the aggregate per Fiscal Year, (d) dispositions of cash and cash equivalents in the Ordinary Course of Business and to the extent not otherwise restricted by this Agreement, (e) the unwinding of Hedge Contracts, (f) dispositions of Receivables (which are not Eligible Receivables) in connection with the compromise, settlement or collection thereof in the ordinary course of business or in a bankruptcy or similar proceeding, (g) casualty events and other involuntary losses, (h) dispositions among Loan Parties, (i) abandonment of intellectual property which, in the reasonable good faith determination of the Borrowers, is not material to the conduct of the business of the Loan Parties, (j) the forgiveness of notes issued in accordance with Section 7.5(vi), (k) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of a Loan Party, (l) relinquishment of leasehold interests leased to a Loan Party pursuant to leases that have expired or otherwise are abandoned, (m) the sale of Lowe's Purchased Receivables to Bank of Montreal pursuant to the BMO Supplier Program, provided the proceeds of all such sales are remitted to Agent, in accordance with the terms of Section 4.14(d), and (n) other transactions permitted by this Agreement.

7.3 Creation of Liens. Create or suffer to exist any Lien except Permitted Encumbrances.

7.4 Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to the Agent, the Bank, the Issuers, or the Agent in connection with this Agreement and the transactions contemplated herein) except

(a) guarantees made in the Ordinary Course of Business up to an aggregate amount not exceeding the Materiality Threshold; (b) the endorsement of checks or deposits for collection in the Ordinary Course of Business; (c) guarantees made by one Loan Party of any Indebtedness of another Loan Party or Loan Parties; (d) guarantees made in connection with hedging arrangements permitted hereunder; (e) obligations set forth on Schedule 7.4; (f) contingent obligations arising under indemnity agreements to title insurers to cause title insurers to issue title policies to Agent; (g) contingent obligations with respect to customary indemnification obligations permitted hereunder; (h) contingent obligations arising under letters of credit or other Indebtedness permitted hereunder; (i) contingent obligations incurred in the Ordinary Course of Business with respect to surety and appeals bonds, performance bonds and other similar obligations; and (j) contingent obligations which do not otherwise constitute Indebtedness.

7.5 Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, including, without limitation the acquisition of all, or substantially all, or any material portion of the assets or Equity Interests of a Person or the assets of (a) any division or line of business of a Person and (b) any partnership or joint venture, except (i) investments in cash and Cash Equivalents, (ii) investments consisting of (1) capital contributions by any Borrower in then existing and hereafter formed Loan Parties, or (2) extensions of credit or capital contributions by any Loan Party to or in any other then existing Loan Party; (iii) loans and advances to employees, officers and directors in the Ordinary Course of Business not to exceed Materiality Threshold in the aggregate at any time outstanding; (iv) Investments received as the non-cash portion of consideration received in connection with dispositions permitted hereunder; (v) investments acquired in connection with the settlement of delinquent Receivables in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers; (vi) investments consisting of non-cash loans made by AERT to officers, directors and employees of a Loan Party which are used by such Persons to purchase simultaneously stock of AERT; (vii) investments set forth on Schedule 7.5; (viii) investments up to an aggregate amount not exceeding the Materiality Threshold; (ix) investments permitted under Sections 7.4, 7.6 and 7.9; and (x) investments resulting from pledges or deposits described in the definition of Permitted Encumbrances.

7.6 Loans. Make advances, loans or extensions of credit to any Person, including particularly, but without limitation, to any Subsidiary or any other Affiliate, except with respect to (a) the extension of commercial trade credit to unaffiliated Persons in connection with the sale of Inventory in the ordinary course of its business, (b) if multiple Loan Parties exist, loans and advances may be made to one Loan Party by another Loan Party, but all such loans and advances shall be evidenced by one or more promissory notes (which may be "master" notes evidencing multiple or "revolving" loans), issued to the lending Loan Party, which promissory notes shall be pledged to Agent as additional Collateral; (c) loans and advances to its employees, officers or directors in the Ordinary Course of Business not to exceed in aggregate amount (as to all employees, officers or directors) the Materiality Threshold; and (d) transactions permitted under Sections 7.4, 7.6 and 7.9.

7.7 Dividends. Declare, pay or make any dividend or distribution on any shares of Equity Interests of any Loan Party (other than dividends or distributions payable in its Equity Interests, or split-ups or reclassifications of its Equity Interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interests, or of

any options to purchase or acquire any Equity Interests of any Loan Party, except that (i) AERT may make distributions to repurchase, retire, redeem or otherwise acquire, shares of the Equity Interests of AERT held by officers, directors and employees (or their respective spouses, former spouses, successors, executors, administrators or heirs), in an amount not to exceed $125,000 per fiscal year), and (ii) Subsidiaries (including Subsidiaries that are Borrowers) may make dividends or distributions to the Borrowers.

7.8 Intentionally Omitted.

7.9 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of commercial trade debt incurred in the Ordinary Course of Business) except in respect of (i) the Obligations; (ii) Permitted Subordinated Debt; (iii) the Existing Loans, pending their full payment on the Closing Date; (iv) Permitted Hedge Contracts; (v) Indebtedness set forth on Schedule 7.9 and in existence on the Closing Date; (vi) Capitalized Lease Obligations and purchase money Indebtedness in an amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate; (vii) transactions permitted under Sections 7.4 ,7.5, 7.6 and 7.9 to the extent constituting Indebtedness, (viii) Indebtedness incurred in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums; (ix) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts to the extent incurred in the Ordinary Course of Business; (x) Indebtedness under letters of credit issued by commercial banks or other financial institutions which are not parties to this Agreement in an aggregate principal amount not to exceed Five Hundred Thousand Dollars ($500,000); (xi) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of such Person pursuant to such agreements, in connection with acquisitions or dispositions, otherwise permitted hereunder; (xii) Indebtedness consisting of deferred compensation; (xiii) unsecured Indebtedness of any Credit Party incurred in connection with the redemption of Equity Interests; (xiv) Indebtedness secured by the Liens permitted under clause (u) of the definition of "Permitted Encumbrances"; (xv) Indebtedness issued by Borrower to its shareholders for the repurchase, retire, redeem or otherwise acquire shares of the Equity Interests of Borrower held by officers, directors and employees (or their respective spouses, former spouses, successors, executors, administrators or heirs), in an amount not to exceed $125,000 per fiscal year) and (xvi) other Indebtedness not exceeding in the aggregate at any time outstanding the Materiality Threshold.

7.10 Nature of Business. Substantially change the nature of the business in which it is engaged on the Closing Date.

7.11 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (a) as set forth on Schedule 7.11 hereto, (b) transactions which do not exceed the Materiality Threshold, individually or collectively, (c) other transactions, in excess of the Materiality Threshold, individually or collectively, which occur in the Ordinary Course of Business, on an arm's length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, (d) transactions described in, and governed by, Sections 7.1, 7.4, 7.5, 7.6, 7.7 and 7.9 hereof (as to which neither of clauses (b) or (c) of this Section 7.11 shall be applicable), (e) payments of management fees to HIG in an aggregate

amount not to exceed $250,000 (excluding catch-up payments) per annum, provided that, at the time of making such payment and after giving pro forma effect thereto there shall exist no Event of Default or Default, (f) compensation, expense reimbursement and indemnities paid in the Ordinary Course of Business to officers and directors of the Loan Parties and their Subsidiaries, (g) expense reimbursement and indemnities paid to HIG, (h) the Permitted HIG Debt, and (i) transaction fees paid to HIG permitted pursuant to the Management Agreement.

7.12 Intentionally Omitted.

7.13 Subsidiaries. Either:

(a) create or acquire any Subsidiary; provided, that, the Loan Parties may create new Subsidiaries so long as, within fifteen (15) days (or such longer period as Agent may agree to in its sole discretion) after such Person becomes a Subsidiary, the Loan Parties (i) cause such Subsidiary (if such Subsidiary is a Domestic Subsidiary) to expressly join in this Agreement as a borrower or a guarantor (at Agent's discretion) and become jointly and severally liable for the obligations of Borrowers hereunder and under each Other Document, (ii) take all actions reasonably necessary to cause the Lien created by this Agreement to be duly perfected to the extent required hereby in accordance with all applicable law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Agent, and (iii) provide Agent with all documents, including without limitation, legal opinions, secretary's certificates, incumbency certificates, good standing certificates and appraisals as it may reasonably require with respect to such new Subsidiary;

(b) enter into any partnership, joint venture or similar arrangement; or

(c) dispose of any Equity Interests of any Subsidiary.

7.14 Fiscal Year and Accounting Changes. Change its Fiscal Year from that in use on the Closing Date or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.15 Pledge of Credit. Pledge (or purport to pledge) Agent's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party's business as conducted on the Closing Date.

7.16 Amendment of Documents. Amend, modify or waive any term or provision of its Organic Documents or any Material Agreement, unless (i) required by Law to do so or (ii) such amendment, modification or waiver would not otherwise reasonably be expected to have a Material Adverse Effect.

7.17 Compliance with ERISA. (i) (x) Maintain, or cause any member of the Controlled Group to maintain, or (y) become obligated to contribute, or cause any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.11, (ii) engage, or cause any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (iii) cause any Plan subject to Title IV of ERISA to incur, any

"accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or cause any member of the Controlled Group to terminate, any Plan where such event would result in the imposition of any liability of any Loan Party or any member of the Controlled Group under Section 4062 of ERISA that would reasonably be expected to have a Material Adverse Effect on any Loan Party, or result in the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or cause any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.11, (vi) incur, or cause any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan under Section 4219 of ERISA that would reasonably be expected to have a Material Adverse Effect on any Loan Party; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or cause a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable Laws in respect of any Plan, (ix) fail to meet, or cause any member of the Controlled Group to fail to meet, all minimum funding requirements under Section 302 of ERISA or Section 412 of the Code.

7.18 Intentionally Omitted.

7.19 Payment of Subordinated Debt. At any time, directly or indirectly pay the principal of, interest on or any other charge or fee in respect of any Permitted Subordinated Debt then outstanding except (i) as expressly permitted by the Subordination Agreement, if any, applicable thereto and (ii) regularly scheduled payments of Permitted ARRA Debt as required pursuant to the Permitted ARRA Debt Documents in effect on the Closing Date.

7.20 Deposit Accounts. Open any Deposit Account (other than an Excluded Account) unless a Lockbox Account Agreement, Blocked Account Agreement or Pledged Account Agreement, as appropriate, is first executed in respect thereof.

8. FINANCIAL COVENANTS.

Loan Parties shall, until payment in full of the Obligations in cash (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent) and termination of this Agreement comply with financial covenants set forth in Section 8.1 through 8.4 below:

8.1 Controlling Definitions. As used in this Article 8:

"Capital Expenditures" shall mean all expenditures of Loan Parties for the acquisition of any property, plant or equipment on a consolidated basis for fixed or capital assets (including any made pursuant to capitalized leases) which, in accordance with GAAP, constitute capital expenditures in the period made.

"Capitalized Lease Obligations" shall mean any Indebtedness of any Loan Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

"EBITDA" means, for any period, determined on a consolidated basis for Borrower and its Subsidiaries, Net Income Before Accrued Dividends, plus (i) interest expense

paid, (ii) income tax expense paid, (iii) depreciation and amortization expense, (iv) board of director fees, expense reimbursements and indemnification payments, (v) the fees, indemnities and expense reimbursements paid pursuant to the Management Agreement, (vi) restructuring charges (including any severance or other related one-time costs associated with a restructuring), (vii) all non-cash charges, (viii) proceeds received by Borrower under any business interruption insurance policy, (ix) transaction expenses incurred in connection with the consummation of the transactions contemplated by the Loan Documents (and any amendment, waiver or consent hereunder or thereunder) that have not been capitalized, in an amount not to exceed $350,000, (x) non-recurring losses, charges and expenses, and (xi) other costs and expenses approved by WBCC incurred in connection with other non-recurring matters; provided, that, notwithstanding anything to the contrary contained herein, for purposes of calculating EBITDA for the Borrower and its Subsidiaries on a consolidated basis as of any date of measurement ending on or before October 31, 2016, EBITDA for any period set forth below included in the twelve (12) month period ending on such measurement date shall be deemed to equal the amount set forth below for such period:

Period:	EBITDA
Month ending October 2014	$77,234
Month ending November 2014	$283,655
Month ending December 2014	$(211,917)
Month ending January 2015	$(101,449)
Month ending February 2015	$24,860
Month ending March 2015	$(181,019)
Month ending April 2015	$714,950
Month ending May 2015	$1,672,186
Month ending June 2015	$2,227,872
Month ending July 2015	$2,121,102
Month ending August 2015	$1,278,924
Month ending September 2015	$273,168

"Fixed Charge Coverage Ratio" means, for any period, the quotient obtained by dividing (a) the difference between (i) Borrower's EBITDA for such period, minus (ii) the sum of (A) all of Borrower's Unfinanced Capital Expenditures made in such period, and (B) cash income Taxes paid by Borrower in such period (excluding any Taxes paid in respect of extraordinary or non-referring gains), minus (iii) fees, indemnities and expense reimbursements paid in cash pursuant to the Management Agreement, minus (iv) board of director fees, expense reimbursement and indemnification, divided by (b) the sum of (i) except to the extent such payments already reduce EBITDA, the current portion of scheduled principal amortization on Funded Indebtedness (taking into account any reduction thereto after the application of prepayments) plus (ii) cash interest payments (excluding in all instances any interest paid in kind

or to the Existing Lender and the amortization of upfront closing, agency and amendment fees paid pursuant to the Loan Documents or any other Indebtedness) paid by Borrower in such period; provided, that if any Indebtedness which is subordinated to the Obligations is currently being blocked by Lender at the time of such calculation, then all payments within such four quarter period shall be ignored.

Notwithstanding the foregoing, for the purpose of calculating the Fixed Charge Coverage Ratio for any period ending on or before October 31, 2016, (a) the amounts of such scheduled principal amortization on Funded Indebtedness and cash interest payments shall, for each such amount, be determined by (x) determining the actual amount thereof from the Closing Date through such date of determination, (y) dividing such amount by the number of days that have elapsed from the Closing Date through such date of determination, and (z) multiplying the result by 360 and (b) Unfinanced Capital Expenditures for any period set forth below shall be deemed to equal the amount set forth below for such period (with Unfinanced Capital Expenditures for the month of October 2015 being Unfinanced Capital Expenditures of Borrower for such periods, as adjusted in a manner consistent with the adjustments to Unfinanced Capital Expenditures reflected in Unfinanced Capital Expenditures for the months of September 2014 through September 2015 set forth below):

Period	Unfinanced Capital Expenditures
Month ending October 2014	$208,333
Month ending November 2014	$208,333
Month ending December 2014	$208,333
Month ending January 2015	$208,333
Month ending February 2015	$208,333
Month ending March 2015	$208,333
Month ending April 2015	$208,333
Month ending May 2015	$208,333
Month ending June 2015	$208,333
Month ending July 2015	$208,333
Month ending August 2015	$208,333
Month ending September 2015	$208,333

"Funded Indebtedness" shall mean (with duplication) all Indebtedness: (i) for money borrowed, including the Advances, (ii) which is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) for the deferred payment for a term of

one (1) year or more of the purchase price of any asset, (iv) consisting of Capitalized Lease Obligations, (v) consisting of actual reimbursement obligations with respect to issued letters of credit or guaranties of issued letters of credit, and (vi) consisting of guaranties of any Indebtedness described in clauses (i) through (vi) hereof owing by another Person.

"Net Income Before Accrued Dividends" means consolidated net income (or loss) of Borrower and its Subsidiaries, for such period determined in accordance with GAAP, excluding (i) non-cash income and expenses resulting from increases or decreases in expected future payments of earn-outs, (iii) any gains or losses, charges or expenses from dispositions, (iv) any extraordinary gains or extraordinary losses, charges or expenses, (v) any gains or losses, charges or expenses from discontinued operations, (vi) any non-recurring gains or losses, expenses or charges to the extent that the exclusion of such non-recurring items has been approved by WBCC in its reasonable discretion, and (v) any unrealized gains or losses with respect to Hedge Contracts for such period.

"Test Period" shall mean each twelve (12) month period ending at the end of each Fiscal Quarter or such other period as specified in the Agreement, for each Fiscal Quarter thereafter, as applicable.

"Unfinanced Capital Expenditures" shall mean all Capital Expenditures which are not financed by insurance proceeds, condemnation awards, or proceeds of dispositions, the incurrence of Capital Leases or purchase money Indebtedness permitted to be incurred pursuant to Section 7.9, or the Term Loans.

8.2 Fixed Charge Coverage Ratio Test. Maintain a Fixed Charge Coverage Ratio as of the end of each Fiscal Quarter for the applicable Test Period then ended of not less than the ratios set forth below opposite such Fiscal Quarter end date:

Fiscal Quarter Ending	Ratio
December 31, 2015	1.1
March 31, 2016	1.1
June 30, 2016	1.1
September 30, 2016	1.1
December 31, 2016	1.1
March 31, 2017	1.2
June 30, 2017	1.2
September 30, 2017	1.2
December 31, 2017	1.2
March 31, 2018 and each Fiscal Quarter ended thereafter	1.3

8.3 Capital Expenditures. Commencing with Fiscal Year ending December 31, 2016, not make any Unfinanced Capital Expenditure in any Fiscal Year in an amount in excess of $4,000,000.

9. CONDITIONS PRECEDENT.

9.1 Conditions to the Initial Advance. The agreement of Agent and Lenders to make the Initial Advance requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent (in addition to, and cumulative with, any such conditions precedent set forth and described in the Commitment Letter relative hereto):

(a) Loan Documents. Agent shall have received this Agreement (including all Schedules and Exhibits), the Letter of Credit Documents, the Notes and any Other Documents to which Loan Parties, or a Loan Party are parties, duly executed and delivered by a Designated Officer of each applicable Loan Party;

(b) Filings, Registrations, Recordings and Searches. (i) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document, under applicable Law or otherwise as reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence reasonably satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto; (ii) the Agent shall also have received UCC, tax and judgment lien searches with respect to each Loan Party in such jurisdictions as Agent shall require, and the results of such searches shall be reasonably satisfactory to Agent; and (iii) Agent shall have received from Borrower Representative, for each Loan Party, a perfection certificate, the form of which shall be supplied by Agent to Borrower Representative prior to the Closing Date;

(c) Secretary's Certificates. Agent shall have received a certificate of the Secretary (or Assistant Secretary) of each Loan Party, dated the Closing Date, in form and substance reasonably acceptable to Agent, certifying as to (i) the incumbency and signature of the officers (or other representatives) of each Loan Party executing this Agreement and any Other Documents, and (ii) the authorizations by the board of directors (or other governing body) of such Loan Party to such officers or other representatives to enter into and carry out such transactions as are contemplated pursuant to this Agreement and the Other Documents; and including therewith copies of the Organic Documents of such Loan Party as in effect on the Signing Date;

(d) Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Signing Date, issued by the secretary of state or other appropriate official of each Loan Party's jurisdiction of

organization and each jurisdiction where the conduct of each Loan Party's business activities or the ownership of its properties necessitates qualification;

(e) Legal Opinion. Agent shall have received the executed legal opinion of legal counsel to the Loan Parties, in form and substance reasonably satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes and all Other Documents such as Agent may reasonably require, and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent;

(f) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(g) Material Agreements. Agent shall have reviewed all Material Agreements and been satisfied therewith, in its sole credit judgment;

(h) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be reasonably satisfactory in form and substance to Agent, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest, and Equipment of each Loan Party and all books and records in connection therewith;

(i) Fees. Agent shall have received all reasonable and documented out-of-pocket fees and expenses payable to Agent and Lenders on or prior to the Closing Date pursuant hereto or under any Other Document;

(j) Intentionally Omitted.

(k) Insurance. Agent shall have received in form and substance reasonably satisfactory to Agent, (i) evidence that adequate insurance, including, without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Loan Parties' insurance broker containing such information regarding Loan Parties' casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Loan Parties' insurer naming Agent as lenders loss payee and mortgagee, as applicable;

(l) Blocked Accounts. Agent shall have received duly executed agreements establishing the Concentration Account and any Blocked Accounts to the extent required under Section 4.14 to be delivered on the Closing Date;

(m) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other

Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(n) No Adverse Material Change. Since the end of the Fiscal Year ended December 31, 2014 there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on any Loan Party, any Subsidiary of any Loan Party, or Loan Parties collectively, and no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

(o) Landlord's Agreements, Etc. The Borrowers shall have used commercially reasonable efforts to deliver waivers or related agreements reasonably satisfactory to Agent with respect to all premises leased by Loan Parties at which Inventory or Equipment where Inventory or Equipment is greater than $25,000 (it being agreed the Agent may impose a reserve not to exceed rent equal to twelve (12) weeks with the Borrowing Base in regard thereto);

(p) Intentionally Omitted.

(q) Intellectual Property. To the extent any Loan Party owns any trademarks or patents (or applications therefor) which are registered with the United States Patent and Trademark Office, or any copyrights (or applications therefore) which are registered with the United States Copyright Office, such Loan Party shall have executed in favor of Agent an Intellectual Property Security Agreement, in form and substance reasonably satisfactory to Agent;

(r) Compliance with Law. Agent shall be satisfied that all Advances made by Agent, and the consummation of the transactions contemplated hereby, shall be in full compliance with applicable law, and Agent shall be satisfied with Loan Parties' compliance with ERISA, applicable environmental, health and safety statutes and regulations, margin regulations and other applicable laws;

(s) Subordination Agreements. Agent shall have received (i) a fully executed HIG Subordination Agreement, and (ii) a fully executed Management Fees Subordination Agreement, each in form and substance reasonably satisfactory to Agent;

(t) Undrawn Availability at Closing. Agent shall have received evidence reasonably satisfactory to it to the effect that after giving effect to the making of the initial Advances hereunder, the imposition of all Availability Reserves under the Borrowing Base, the payment of all closing costs associated therewith (regardless whether required to be paid on the Closing Date) and the bringing current of all trade accounts payable more than sixty (60) days past due, Borrowers shall have Undrawn Availability of at least Two Million Dollars ($2,000,000);

(u) Existing Loans. The Existing Lender shall have issued a pay-off letter in respect of the Existing Loans, to be in form and substance reasonably satisfactory to Agent, pursuant to which it shall have agreed to release all Existing Lender Liens upon receipt of full payment of the Existing Loan on the Closing Date;

(v) Mortgage Collateral. Agent shall have received from each Borrower with respect to each Real Property owned by such Borrower in fee simple as of the Closing Date each of the following, each in form and substance satisfactory to Agent, in its Permitted Discretion:

(i) a fully executed Mortgage in recordable form creating a valid and enforceable first priority lien on such Real Property in favor of Agent, for the benefit of the Lenders, subject to Permitted Encumbrances;

(ii) a fully-paid loan title insurance policy (or binding commitment to issue a title insurance policy, marked to Agent's satisfaction to evidence the form of such policy to be delivered with respect to the Mortgage), in standard ALTA or California form, issued by First American Title Insurance Company in Chicago, Illinois (the "Title Company"), or an office of the Title Company located in the jurisdiction of such Real Property, in an amount equal to not less than the fair market value of such Real Property subject to the Mortgage, insuring the Mortgage creates a valid first priority Lien, subject to Permitted Encumbrances, on such Real Property with no exceptions which Agent shall have reasonably not approved in writing and no survey exceptions (except for those specific survey matters identified in the Title Policies issued by the Title Company on the Closing Date with File Nos. NCS-753456-CHI2, NCS-753451-CHI2, NCS-753452-CHI2, and NCS-753455-CHI2), and free and clear of Liens except Permitted Encumbrances, together with such endorsements, coinsurance and reinsurance as Agent may reasonably request (provided that each of the foregoing shall be required only to the extent available in each applicable jurisdiction) (each such policy or binding commitment, a "Title Policy", and collectively, the "Title Policies");

(iii) a copy of a survey of such Real Property (and all improvements thereon) which (A) is prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Real Property is located, (B) complies with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, (C) when given with a no-change affidavit in a form reasonably acceptable to the Title Company, is sufficient for the Title Company to remove standard survey exceptions from the Title Policy relating to such Real Property and issue the endorsements of the type required by Section 9.1(v)(ii) herein, and (D) is otherwise reasonably acceptable to the Agent (each a "Survey", and collectively, the "Surveys");

(iv) subordination non-disturbance and attornment agreements from each tenant (other than another Borrower or Guarantor), if any;

(v) a copy of the most recent Phase I environmental site assessment prepared by an independent environmental engineering firm with respect to such Real Property;

(vi) if the improvements on such Real Property are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968, then, to the extent required by applicable Flood Insurance Laws,

evidence that adequate flood insurance as required by Section 4.11 herein is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance reasonably satisfactory to Agent and its counsel naming Agent as additional insured, mortgagee and lender loss payee, as applicable, and evidence that the applicable Borrower or Guarantor has taken all actions required under the applicable Flood Insurance Laws and/or reasonably requested by Agent to assist in ensuring that Agent is in compliance with the applicable Flood Insurance Laws applicable to such Real Property, including, but not limited to, providing Lender with the address of each structure on any Real Property that will be subject to a Mortgage in favor of Agent, and, to the extent required by applicable Flood Insurance Laws, obtaining flood insurance for such Real Property, structures and contents as required by Section 4.11 herein;

(vii) an executed legal opinion of local counsel licensed in the jurisdiction in which such Real Property is located regarding the due execution, delivery, and enforceability of the Mortgage;

(viii) a UCC financing statement securing fixtures that comprise any Real Property subject to a Mortgage, to be filed against such Borrower, as debtor, in favor of Agent, as secured party, to the extent reasonably requested by Agent; and

(ix) in addition to the items set forth above, such other certificates and documents as Agent may reasonably request in connection with any Real Property, and which are customary in financing of this type.

(w) Corporate and Legal Structure. Agent shall be satisfied with the corporate and legal structure and capitalization of Loan Parties and their Subsidiaries;

(x) Long Term Indebtedness. Agent shall be reasonably satisfied with the terms and conditions of any existing long-term Indebtedness of the Loan Parties to remain outstanding after the Closing Date, and to the extent reasonably requested by Agent, each holder of such long-term Indebtedness shall have entered into a Subordination Agreement with Agent;

(y) References; Background Checks. Agent shall have received favorable trade references and will have received satisfactory background checks with respect to such individuals as Agent determines, issued by investigations firms reasonably satisfactory to Agent;

(z) Financial Condition Certificate. Agent shall have received a Financial Condition Certificate, in substantially the form attached hereto as Exhibit 9.1(z), executed by the chief financial officer (or, in the absence of the chief financial officer, the chief executive officer) of Loan Parties attesting to the solvency of Borrowers;

(aa) All Other Matters. Agent shall have received all Other Documents which Agent determines to be necessary to consummate the transactions contemplated to occur on or after the Closing Date pursuant to this Agreement, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated herein shall be satisfactory in form and substance reasonably satisfactory to Agent and its legal counsel.

9.2 Conditions to Each Advance. The agreement of Agent and Lenders to make any Advance requested to be made on any date (including, without limitation, the Initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated hereby; provided, however that Agent and Lenders, in its sole and absolute discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

(c) Maximum Revolving Advances. In the case of any Revolving Advance or Letter of Credit requested to be made, after giving effect thereto, the aggregate amount of all Revolving Advances and Letters of Credit shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof; and

(d) Maximum Letters of Credit. In the case of any Letters of Credit requested to be made, after giving effect thereto, the aggregate face amount and reimbursement obligations outstanding in respect of Letters of Credit shall not exceed Five Hundred Thousand Dollars ($500,000), when aggregated with all then outstanding Revolving Advances, shall not exceed the Maximum Revolving Amount.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

9.3 Conditions to Each Capex Loan. The agreement of Lenders to make any Capex Loan is subject to satisfaction of the following conditions precedent: (a) receipt by Agent of (i) a copy of the invoice relating to the equipment being purchased, (ii) evidence that such equipment has been shipped to the applicable Loan Party, (iii) evidence that the requested Capex Loan does not exceed eighty percent (80%) of the Net Invoice Cost of such equipment purchased by such Loan Party, and (iv) such other documentation and evidence that Agent may request; and (b) after giving effect thereto, the aggregate outstanding principal amount of Capex Loans shall not exceed the Maximum Capex Loan Amount.

10. INFORMATION AS TO LOAN PARTIES.

Each Loan Party shall, until satisfaction in full of the Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent) and the termination of this Agreement:

10.1 Disclosure of Material Matters. Promptly upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any material portion of the Collateral including, without limitation, any Loan Party's reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

10.2 Schedules. Deliver to Agent on or before the twentieth (20th) day of each Fiscal Month as and for the prior Fiscal Month (a) Receivables agings, (b) accounts payable agings and (c) Inventory reports. In addition, each Loan Party will deliver to Agent at such intervals as Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent, in its sole credit judgment, may require including, without limitation, trial balances and test verifications. Agent shall also have the right to confirm and verify all Receivables by any manner and through any medium it considers commercially advisable and do whatever it may deem commercially necessary to protect its interests hereunder. The items to be provided under this Section 10.2 shall be in form reasonably satisfactory to Agent and executed by the Borrower Representative and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

10.3 Environmental Compliance Certificate. Furnish Agent, at its request from time to time, with a certificate signed by a Designated Officer of Borrower Representative stating, to the best of his knowledge, that each Loan Party is in compliance with Environmental Laws, and to the extent such non-compliance may result in a Material Adverse Effect, set forth with specificity the issues of non-compliance and the proposed action Loan Party will implement in order to achieve compliance.

10.4 Litigation. Promptly notify Agent in writing of, upon knowledge thereof by a Loan Party, (i) any Commercial Tort Claim of an aggregate value of more than $100,000 arising in a Loan Party's favor subsequent to the Closing Date or (ii) any litigation, suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on any Loan Party.

10.5 Material Occurrences. Promptly notify Agent in writing upon knowledge thereof by a Loan Party, the occurrence of (a) any Event of Default or Default; provided, that any Event of Default resulting solely from the failure of any Loan Party to give notice of a Default as required by this clause (a) shall be deemed waived upon the waiver of such Default without any further action hereunder; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding

deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party in respect of any Indebtedness which, individually or when aggregated, exceeds the Materiality Threshold which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (e) the termination (or receipt of notice of pending termination) of any Material Agreement; and (f) any other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action that Loan Parties propose to take with respect thereto.

10.6 Government Receivables. Notify Agent promptly if any of its Receivables arise out of contracts between any Loan Party and the United States, any state, or any department, agency or instrumentality of any of them, exceeding the Materiality Threshold.

10.7 Annual Financial Statements. Commencing with Fiscal Year ending December 31, 2015, furnish Agent within one hundred twenty (120) days after the end of each Fiscal Year of Loan Parties, financial statements of Loan Parties on a consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current Fiscal Year to the end of such Fiscal Year and the balance sheet as at the end of such Fiscal Year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, except as noted therein, reported upon without qualification as to going concern or scope (other than qualifications (x) resulting from the Obligations being classified as short-term or current indebtedness (1) at any time due to the existence of "subjective acceleration" provisions in this Agreement or (2) during the one year period prior to maturity, (y) resulting from the forecast of any Fiscal Year demonstrating a failure to comply with any covenant set forth in this Agreement or (z) resulting from the Borrower designating the Obligations as long-term indebtedness) by an independent certified public accounting firm selected by Loan Parties and reasonably satisfactory to Agent (the "Accountants"). In addition, the reports shall be accompanied by a certificate of a Designated Officer of the Borrower Representative which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event, and such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by the Financial Covenants.

10.8 Intentionally Omitted.

10.9 Monthly Financial Statements. Furnish Agent within thirty five (35) days after the end of each Fiscal Month, an unaudited balance sheet of Loan Parties on a consolidated basis and unaudited statements of income and cash flow of Loan Parties on a consolidated basis reflecting results of operations from the beginning of the Fiscal Year to the end of such month and for such month, prepared on a basis consistent with prior practices but in accordance with GAAP in all material respects, subject to normal year-end adjustments and the absence of

footnotes (together with comparative reports for the corresponding period(s) in the prior Fiscal Year and for the projected reports for the current Fiscal Year required under Section 10.13). The reports shall be accompanied by a Compliance Certificate which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event and, such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by the Financial Covenants.

10.10 Borrowing Base Certificate. Deliver to Agent a certificate of a Designated Officer of Borrower Representative in such form as may be required or approved by Agent from time to time, (a "Borrowing Base Certificate") in the form of Exhibit 10.10 hereto which shall state Borrowers' Borrowing Base as of the date thereof (including a calculation of such Borrowing Base). This Borrowing Base Certificate shall be delivered monthly, by the 20th Business Day of each calendar month, as of the last Business Day of the preceding calendar month, to (a) the Inventory reports for such Fiscal Month delivered pursuant to Section 10.2 and (b) the financial statements of Loan Parties and their Subsidiaries for such Fiscal Month delivered pursuant to Section 10.9, with each such reconciliation to be delivered coincident with the delivery of such financial statements pursuant to said Section 10.9, and to be in form reasonably satisfactory to Agent, which shall include a reconciliation and "roll forward" from the prior month's reporting thereof pursuant to Section 10.2.

10.11 Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Loan Party shall send to the owners of its Equity Interests generally.

10.12 Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews required under 4.18(g) and prepared within the last twelve (12) months, (b) at least fifteen (15) days prior thereto, notice of any Loan Party's opening or establishing of any new Collateral Location or any Loan Party's closing of any existing Collateral Location, and (c) promptly upon any Loan Party's learning thereof, notice of any material labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound.

10.13 Projected Operating Budget. Furnish Agent, no later than thirty (30) days after the beginning of each Loan Party's Fiscal Years, commencing with its first full Fiscal Year ending after the Closing Date, the following projections, on a month-to-month basis for such Fiscal Year, for Loan Parties on a consolidated basis, to-wit operating budget, balance sheet, income statement, statement of cash flow, Financial Covenant compliance (including projected amounts of all financial components used in determining compliance) and borrowing availability, such projections to be accompanied by a certificate signed by a Designated Officer of the Borrower Representative to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements

and that such officer has based such projections on assumptions believed to have been reasonable at the time such projections were prepared.

10.14 Variances From Operating Budget. Furnish Agent, commencing with Fiscal Year ending December 31, 2015, concurrently with the delivery of the financial statements referred to in Section 10.9, a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section 10.13, provided that such report for the Fiscal Year ended December 31, 2015 shall be on a quarter by quarter basis (for the last fiscal quarter thereof) and annually thereafter.

10.15 Notice of Suits, Adverse Events. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Agent, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

10.16 ERISA Notices and Requests. Furnish Agent with prompt written notice in the event that (i) any Loan Party or any member of the Controlled Group knows that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) an application for a minimum funding waiver has been filed with respect to any Plan subject to Title IV of ERISA together with all communications received by any Loan Party or any member of the Controlled Group with respect to such application, (iv) any material increase in the benefits of any existing Plan or the establishment of any new material Plan or the commencement of material contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan pursuant to Section 4042 of ERISA or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated under Section 4041A of ERISA, (b) the administrator

or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan pursuant to Section 4041A of ERISA, or (c) the PBGC has instituted proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

10.17 Intellectual Property. Notify Agent in the next Compliance Certificate following such date, any Loan Party applies for, or acquires, any patent, trademark or copyright registered (or registrable) under the federal law, and execute and deliver to Agent, upon request, such documents and agreements as Agent may reasonably request to evidence, confirm or perfect Agent's Lien on and security interest in such Collateral.

10.18 Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

11. EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an "Event of Default":

11.1 Obligations. (a) Failure by any Loan Party to pay any principal and/or interest on the Obligations when due, whether on a scheduled due date, at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment, (b) failure to make any payment under Sections 2.4 or 2.6 when due, or (c) failure to pay any other liabilities or make any other payment, fee, expense or charge provided for herein within five (5) Business Days after the date when due;

11.2 Misrepresentations. Any representation or warranty made or deemed made by any Loan Party in this Agreement, any Other Document at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

11.3 Financial Information. Failure by any Loan Party to (i) furnish financial information when due or when requested pursuant hereto which is unremedied for a period of five (5) Business Days, or (ii) permit the inspection of its books or records by Agent when requested pursuant hereto;

11.4 Breach of Certain Provisions. Failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 2.11, 4.6, 4.7, 4.11, 4.14(d), 6.2, 6.10, Article 7, Article 8 or 10.5.

11.5 Other Defaults. Except as otherwise provided in this Article 11 for which a different grace or cure period is specified, or for which no cure period is specified and which would otherwise constitute immediate Events of Default, failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in (i) Section 4.1 or 4.2 hereof which is not cured within five (5) days from the occurrence of such failure or neglect; or (ii) Section 10.4 or 10.6 hereof which is not cured within fifteen (15) days from the occurrence of such failure or neglect; or (iii) any other term, provision, condition, or covenant

contained in this Agreement or any Other Document and such failure continues for thirty (30) days from the occurrence of such failure or neglect;

11.6 Judgments. Any judgment or judgments are rendered or judgment liens filed against any Loan Party for an aggregate amount in excess of the Materiality Threshold (excluding any amount covered by insurance or bonded) which within thirty (30) days of such rendering or filing (but not later than its being executed, however) is not either satisfied, stayed or discharged of record;

11.7 Voluntary Bankruptcy. Any Loan Party or any Subsidiary of any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (vi) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (vii) file a petition seeking to take advantage of any other Law providing for the relief of debtors, or (viii) take any action for the purpose of effecting any of the foregoing;

11.8 Insolvency. Any Loan Party shall admit in writing its inability, or be generally unable, to pay its Indebtedness as it becomes due or shall cease operations of its present business;

11.9 Involuntary Bankruptcy. Any Loan Party, any Subsidiary of a Loan Party or any Guarantor shall acquiesce in, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under any state or federal bankruptcy laws (as now or hereafter in effect), or take any action for the purpose of effecting any of the foregoing;

11.10 Intentionally Omitted.

11.11 Agent's Liens. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest, subject only to Permitted Encumbrances;

11.12 Subordinated Debt. A default or event of default shall occur under or in respect of any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period, or if any Person party to a Subordination Agreement breaches or violates, or attempts to terminate or challenge the validity of, such agreement, or any payment is made or received in respect of any Subordinated Debt in violation of the Subordination Agreement;

11.13 Cross Default. Either (x) any specified "event of default" under any Indebtedness (other than the Obligations) of any Loan Party with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $500,000 or more which event of default is not waived within any applicable notice and/or grace period, or any other event or circumstance which would permit the holder of any

such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Loan Party under any Material Agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;

11.14 Guaranty. Termination of any Guaranty, security agreement, pledge agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, security agreement, pledge agreement or similar agreement;

11.15 Change of Ownership. Any Change of Ownership shall occur;

11.16 Intentionally Omitted.

11.17 Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent;

11.18 Takings. (i) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or trade name of any Loan Party, the continuation of which is material to the continuation of any Loan Party's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, trade name or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, trade name or patent necessary for the continuation of any Loan Party's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, trade name or patent; (ii) any agreement which is necessary or material to the operation of any Loan Party's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Loan Party;

11.19 Seizures. Any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party;

11.20 Intentionally Omitted.

11.21 Plans. A Termination Event hereof shall occur with respect to any Plan and, as a result of such Termination Event any Loan Party or any member of the Controlled Group shall incur, a liability to a Plan or the PBGC (or both) which has a Material Adverse Effect on any Loan Party; or

11.22 Criminal Charges. Any Loan Party or any of its executive officers or directors shall become the subject of a criminal indictment or investigation in respect of or pertaining to, the operation or conduct of a Loan Party's business, its reporting of any financial data, its

application for, or receipt of, any credit, its "laundering" of any funds or its non-payment (or underpayment) of any taxes or any other Charges, or shall admit its guilt or complicity in respect of any of the foregoing, or shall pay any fine or suffer any penalty in respect thereof (including as part of any plea bargain or arrangement).

12. AGENT'S RIGHTS AND REMEDIES AFTER DEFAULT.

12.1 Rights and Remedies. Upon and after the occurrence and during the continuance of an Event of Default pursuant to Sections 11.7, 11.8, 11.9 or 11.20, all Obligations shall be immediately due and payable and this Agreement and all Commitments of Lenders shall be deemed terminated. Upon the occurrence of, and during the continuation of, any other Event of Default not specified in the preceding sentence, and at any time thereafter during the continuation of such Event of Default, Agent may, and at the request of the Required Lenders Agent shall, declare all Obligations to be immediately due and payable, terminate this Agreement and terminate the Commitments of Lenders to make Advances. Upon and after the occurrence of any Event of Default, and during its continuation, Agent may, and at the request of the Required Lenders Agent shall, exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any Loan Party's premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least five (5) Business Days prior to such sale or sales is reasonable notification. At any public sale Agent may bid for and become the purchaser, and Agent, or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Loan Party's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

12.2 Application of Proceeds. The proceeds realized by Agent from the sale or other disposition by Agent of any Collateral subsequent to an Event of Default occurring and during its continuation, shall be applied as follows: firstly, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for enforcement of its rights and the rights of Agent and Lenders hereunder, and for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral, including over formula Loans and Protective

Advances; secondly, to payment of fees owed to Agent; thirdly, to the payment of all reasonable out of pocket costs and expense (including reasonable attorneys' fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement; to interest due upon any of the Obligations; fourthly, to fees payable in connection with this Agreement; fifthly, to furnish to Agent cash Collateral in an amount not less than one hundred ten percent (110%) of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance reasonably satisfactory to Agent; and, sixthly, to the principal of the Obligations; provided, however, that Agent reserves the right to adjust the foregoing allocations as it sees fit from time to time, in its sole discretion, and apply (or re-apply, as the case may be) such proceeds to the Obligations in a different manner or order. If any deficiency shall arise, Loan Parties shall remain liable to Agent therefor. If any surplusage exists, such surplusage shall be held as cash Collateral pending full payment and satisfaction of all Obligations and termination of this Agreement, after which any remainder shall be returned to the Borrower Representative unless Agent is then otherwise required to remit such remainder under applicable law.

12.3 Lender's Discretion. After an Event of Default exists, Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's rights hereunder.

12.4 Setoff. In addition to any other rights which any Lender Party may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, each Lender Party shall have a right to apply any Loan Party's property held by it (other than an Excluded Account) to reduce the Obligations then due and owing.

12.5 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or in any Other Document or otherwise provided by law, all of which shall be cumulative and not alternative.

13. WAIVERS AND JUDICIAL PROCEEDINGS.

13.1 Waiver of Notice. To the extent permitted by applicable law, each party hereto hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

13.2 Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

13.3 Jury Waiver. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL

BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE RELATED TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

14. EFFECTIVE DATE AND TERMINATION.

14.1 Term; Early Termination Fee. This Agreement, which shall inure to the benefit of and shall be binding upon, the respective successors and permitted assigns of each Loan Party and Agent, shall become effective on the Signing Date and shall continue in full force and effect until that date which is the fifth (5th) anniversary of the Signing Date (the "Term") unless sooner terminated as herein provided. Loan Parties may terminate this Agreement at any time upon fifteen (15) days' prior written notice upon payment in full of the Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent). In the event the Obligations are prepaid in full and the Commitments terminated prior to the last day of the Term, whether voluntary or involuntary and whether before or after acceleration (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Loan Parties shall pay to Agent an early termination fee (the "Early Termination Fee"), for the loss of its bargain (and not as a penalty) in an amount equal to (i) two percent (2.0%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (ii) one percent (1.0%) of the Maximum Loan Amount if the Early Termination Date occurs on or after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date; (iii) one half of one percent (0.50%) of the Maximum Loan Amount if the Early Termination Date occurs after the second anniversary of the Closing Date but on or before the third anniversary of the Closing Date; and (iv) one quarter of one percent (0.25%) if the Early Termination Date occurs after the third anniversary of the Closing Date; provided, however, that no such Early Termination Fee shall be charged if the Loan Parties terminate this Agreement in connection with (x) a refinancing under a new credit facility with WBCC as the administrative agent or (y) the sale of all or substantially all of Borrowers' business or assets, but only to the extent such sale is consummated in the third, fourth or fifth Loan Years.

14.2 Termination. The termination of the Agreement shall not affect any Loan Party's, Agent's, any Lender's, the Bank's, any Issuer's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent, the Bank, the Issuers hereunder and the financing statements filed hereunder

shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until payment in full in cash of all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent) after the termination of this Agreement or each Borrower has furnished Agent, the Bank, the Issuers with an indemnification satisfactory to such parties with respect thereto and an unconditional release from any liabilities hereunder. Accordingly, to the extent permitted by applicable law, each Loan Party waives any rights which it may have under the applicable provisions of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent) paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent) are paid or performed in full.

15. MULTIPLE BORROWERS.

15.1 Borrowing Agency Provisions. If and to the extent that at any time or from time to time there are multiple Borrowers, then:

(a) Each Borrower acknowledges that it, together with each other Borrower, make up a related organization of various entities constituting a single economic and business enterprise and sharing a substantial identity of interests such that, without limitation, Borrowers render services to or for the benefit of each other, purchase or sell and supply goods to or from or for the benefit of each other, make loans, advances and provide other financial accommodations to or for the benefit of each other (including the payment of creditors and guarantees of Indebtedness), provide administrative, marketing, payroll and management services to or for the benefit of each other; have centralized accounting, common officers and directors; and are in certain circumstances are identified to creditors as a single economic and business enterprise. Accordingly, and without limitation, any credit or other financial accommodation extended to any one Borrower pursuant hereto will result in direct and substantial economic benefit to each other Borrower, and each Borrower will likewise benefit from the economies of scale associated with the Borrowers, as a group, applying for credit or other financial accommodations pursuant hereto on a collective basis.

(b) Each Borrower hereby irrevocably designates Borrower Representative to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrower Representative.

(c) The handling of this credit facility as a co-borrowing facility with a Borrower Representative in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of the Lender Parties shall incur any liability to Borrowers as a result thereof. To induce the Lender Parties to do so and in consideration thereof, each Borrower hereby indemnifies the Lender Parties and holds the Lender Parties harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Lender Parties by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by any of the Lender Parties on any request or instruction from Borrower Representative or any other action taken by any of the Lender Parties with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

(d) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent) whether by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or Lenders to any Borrower, failure of Agent or Lenders to give any Borrower notice of borrowing or any other notice, any failure of Agent or Lenders to pursue or preserve its rights against any Borrower, the release by Agent of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

15.2 Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full in cash of the Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent).

16. REGARDING AGENT.

16.1 Appointment. Each Lender hereby designates WBCC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.2, 3.5, 3.6, 3.7 and 3.13), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the

Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent's discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

16.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Loan Parties shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

16.3 Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Loan Party, or the existence of any Event of Default or any Default.

16.4 Resignation of Agent; Successor Agent. Agent may resign on sixty (60) days written notice to each Lender and Borrower Representative and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties (provided that no such approval by Loan Parties shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent's right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including any Mortgages, any pledge agreement and all account control agreements), and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent's appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent's resignation as Agent, the provisions of this Article 16, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article 16 and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).

16.5 Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

16.6 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

16.7 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower Representative referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

16.8 Indemnification. To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit (or, if no Advances are outstanding, pro rata according to the percentage that its Commitment Amount constitutes of the total aggregate Commitment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

16.9 Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

16.10 Delivery of Documents. To the extent Agent receives financial statements required under Sections 10.7, 10.9, 10.13 and 10.14 or Borrowing Base Certificates from any Loan Party pursuant to the terms of this Agreement which any Loan Party is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

16.11 Loan Parties Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

16.12 No Reliance on Agent's Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Loan Parties, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

16.13 Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

17. MISCELLANEOUS.

17.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY LOAN PARTY WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT. EACH PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWING REPRESENTATIVE AT ITS ADDRESS SET FORTH IN SECTION 17.6 AND SERVICE SO MADE SHALL BE DEEMED COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS OF THE UNITED STATES. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT TO

BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK.

17.2 Entire Understanding.

(a) This Agreement and the Other Documents executed concurrently herewith contain the entire understanding between and among each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the respective officers of the party making such promises, representations, warranties, or guarantees. Neither this Agreement nor any Other Document nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement or any Other Document.

(b) Required Lenders, Agent with the consent in writing of Required Lenders, and Loan Parties may, subject to the provisions of this Section 17.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Loan Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i) increase the Commitment Percentage or the maximum dollar amount of the Commitment Amount of any Lender without the consent of such Lender directly affected thereby;

(ii) whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees (unless imposed by Agent));

(iii) increase the Maximum Revolving Amount without the consent of all Lenders;

(iv) alter the definition of the term "Required Lenders" or alter, amend or modify this Section 17.2(b) without the consent of all Lenders;

(v) alter, amend or modify the provisions of Section 12.2 without the consent of all Lenders;

(vi) release any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $100,000 without the consent of all Lenders;

(vii) change the rights and duties of Agent without the consent of all Lenders;

(viii) subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Borrowing Base for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Borrowing Base without the consent of each Lender directly affected thereby;

(ix) increase the Applicable Advance Rates above the Applicable Advance Rates in effect on the Closing Date without the consent of all Lenders; or

(x) release any Loan Party without the consent of all Lenders.

(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d) In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the "Designated Lender"), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Loan Parties. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

(e) Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 9.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Borrowing Base by up to ten percent (10%) of the Borrowing Base for up to sixty (60) consecutive Business Days (the "Out-of-Formula Loans"). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary Overadvances that may result from time to time due to the fact that the Borrowing Base was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory" as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or Overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Borrowing Base by more than ten percent (10%), Agent shall use its efforts to have Loan Parties decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary Overadvances shall be deemed to be involuntary Overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 18.2(d), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

(f) In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 17.2, Agent is hereby authorized by Loan Parties and Lenders, at any time in Agent's sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 9.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances ("Protective Advances") to Loan Parties on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Loan Parties pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Protective Advances, the outstanding Revolving Advances do not exceed the Maximum Revolving Amount. Lenders holding the Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor

upon demand of Agent in accordance with their respective Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 17.2(e), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

17.3 Successors and Assigns; Participations.

(a) This Agreement and each Other Document shall be binding upon and inure to the benefit of Loan Parties, Agent and Lenders, the Bank, each Issuer and all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement or any Other Document without the prior written consent of each Lender.

(b) Each Loan Party acknowledges that in the regular course of commercial banking business any Lender may at any time and from time to time sell participating interests in the Advances in a minimum of at least $5,000,000 to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof; provided, that, Loan Parties shall not be required to pay to any Transferee more than the amount which it would have been required to pay to such Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Loan Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

(c) Any Lender, with the consent of Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentages set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing

Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(d) Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a "Purchasing CLO" and together with each Participant and Purchasing Lender, each a "Transferee" and collectively the "Transferees"), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned ("Modified Commitment Transfer Supplement"), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Loan Party hereby consents to the addition of such Purchasing CLO. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e) Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower Representative or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f) Nothing contained herein, however, shall limit in any way the right of any Lender to assign all or a portion of the Advances owing to it from time to time to any Federal

Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System any Operating Circular issued by such Federal Reserve Bank, but no such assignment shall release the assigning Lender from its obligations hereunder.

(g) Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender's possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender's credit evaluation of such Loan Party.

(h) Upon a Loan Party's reasonable request, each Lender Party that is a "United States person" as defined under Section 7701(a)(30) of the Code shall deliver to Agent and such Loan Party two properly completed and executed IRS Form W-9 (or applicable successor form) to establish that such Lender Party is not subject to United States federal backup withholding tax.

(i) Agent shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of each Lender Party, and the Obligations of, and principal amount of the Loans owing to, such Lender Party pursuant to the terms hereof. The entries in such register shall be conclusive, and Loan Parties and Lender Parties may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Loan Parties and any Lender Party, at any reasonable time upon reasonable prior notice to Agent. No assignment shall be effective unless and until recorded in the register. The requirement for a register set forth in this Section 17.3(i) shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2), 881(c)(2) and 4701 of the Code.

17.4 Application of Payments. Agent shall have the continuing and exclusive right (in its reasonable credit judgment) to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

17.5 Indemnity. Each Loan Party shall indemnify each Lender Party, and each of its respective officers, directors, Affiliates, employees from and against any and all liabilities, obligations, out-of-pocket costs and expenses, actual losses, damages, penalties, actions, judgments, suits and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of external counsel) which may be imposed on, incurred by, or asserted against Agent, any Lender, Bank, such Issuer in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction

contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not such Lender Party is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified.

17.6 Notice. Any notice or request hereunder may be given to any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 17.6. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) Electronic Transmission subsequently confirmed by registered or certified mail or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by Electronic Transmission or by telecopier to the address or number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A) If to Agent at:

Webster Business Credit Corporation
360 Lexington Avenue
New York, New York 10017
Attention: Account Executive – AERT
Fax: (212) 806-4530
Email: GMassave@Websterbcc.com

with a copy to:

Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
Attention: Daniel D. Batterman, Esq.
Fax: 212-478-7400
Email: dbatterman@hahnhessen.com

(B) If to Borrower Representative or any Loan Party, at:

Advanced Environmental Recycling Technologies, Inc.
914 North Jefferson Street
Springdale, AR 72764
Attention: Chief Executive Officer
Fax: (479) 756-7410
Email: BrianHanna@aert.com

with a copy to:

Paul Hastings LLP

71 S. Wacker Drive, 45th Floor
Chicago, Illinois 60606
Attention: Amit Mehta, Esq.
Fax: (312) 499-6019
Email: amitmehta@paulhastings.com

with an additional copy to: H.I.G. Capital, L.L.C.
500 Boylston Street 20th Floor
Boston, Massachusetts 02116
Attention: Bobby Sheth
Fax: (617) 425-5676
Email: bsheth@higcapital.com

17.7 Survival. The obligations of Loan Parties under Sections 2.2(f), 3.10, 3.11, 4.18(h), 17.5 and 17.9 together with any Section, terms or provisions hereof which by its terms so provides shall survive any termination of this Agreement and the Other Documents and payment in full of the Obligations.

17.8 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

17.9 Expenses. All reasonable and documented out-of-pocket costs, fees, and expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by any Lender Party under, pursuant to or in connection with this Agreement or any Other Document, including specifically, but without limitation, any such costs, fees or expenses incurred in respect of the following: (a) all efforts made to enforce payment of any Obligations or effect collection of any Collateral, or (b) entering into, or the modification, amendment, administration and enforcement of, this Agreement and the Other Documents or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) inspection of Loan Party's books and records or any Collateral, including field audits, or (d) any physical inventory or any appraisal of any Collateral, or (e) instituting, maintaining, preserving, collecting, liquidating, evaluating, storing, safeguarding, enforcing or foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (f) defending or prosecuting any actions or proceedings arising out of or relating to any Lender Party's transactions with any Loan Party, or (g) advice given to any Lender Party with respect to its rights and obligations under this Agreement or any Other Document, whether by legal counsel, accountants, consultants retained for such purpose or otherwise, shall, in each case, be charged to Borrowers' Account as and when incurred, shall be due and payable on demand, shall bear interest at the Default Rate until paid in full, and shall be part of the Obligations, and shall be secured by the Collateral. Notwithstanding the foregoing, no Loan Party shall be obligated to make any payment with respect to Excluded Taxes under this Agreement or any Other Document.

17.10 Rights to Cure. Agent may, in its reasonable credit judgment, with written notice to Borrower Representative (a) cure any default by any Loan Party under any Material

Agreement that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of any Collateral or the rights and remedies of Agent therein or the ability of any Loan Party to perform its obligations hereunder or under any of the Other Documents, (b) pay or bond on appeal any judgment entered against any Loan Party, (c) discharge any Charges, Liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which Agent, in its Permitted Discretion, determines is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrowers' Account therefor, such amounts to be repayable by Loan Parties on demand, shall bear interest at the Default Rate until paid in full, shall be part of the Obligations, and shall be secured by the Collateral. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Loan Party. Any payment made or other action taken by Agent under this Section 17.10 shall be without prejudice to any right to assert an Event of Default and to proceed accordingly.

17.11 Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent and; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

17.12 Consequential Damages. NO LENDER PARTY, NOR ANY AGENT OR ATTORNEY FOR ANY OF THEM, SHALL BE LIABLE TO ANY LOAN PARTY FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF THE OBLIGATIONS OR ANY RELATED TRANSACTION.

17.13 Third Party Beneficiaries. Except for the Loan Parties, no Person is intended to be, or shall be permitted, presumed or construed to be, a third party beneficiary of this Agreement or any Other Document

17.14 Captions. The captions at various places in this Agreement and any Other Document are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement or any Other Document.

17.15 Counterparts; Telecopied Signatures; Seal. This Agreement and the Other Documents may be executed in any number of separate counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of a counterpart hereto by facsimile transmission or by Electronic Transmission of an Adobe portable document format file (also known as a "PDF file") shall be as effective as delivery of an original counterpart hereto. If this Agreement or any Other Document provides for imposition of a seal by any party thereto, the word "seal" placed adjacent to the party's name shall be a sufficient indication thereof.

17.16 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and each Other Document and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement and each Other Document or any amendments, schedules or exhibits thereto.

17.17 Confidentiality. Agent, each Lender Party and each Transferee shall hold all non-public information obtained by Agent or any Lender Party pursuant to the requirements of this Agreement and each Other Document in accordance with each Lender Party's customary procedures for handling confidential information of this nature; provided, however, each Lender Party may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to any other prospective Transferees or Purchasing Lender, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process, including, without limitation, in the course of any regulatory examination of such Person; provided, further that (i) unless specifically prohibited by applicable law or court order, each Lender Party shall use its best efforts prior to disclosure thereof, to notify the Borrower Representative of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender Party by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall any Lender Party be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted and Letters of Credit have been cash collateralized to the satisfaction of Agent) have been paid in full and this Agreement has been terminated.

17.18 Publicity. The Loan Parties authorize each Lender Party to use the Loan Parties' name or utilize any logo or other distinctive symbol associated with the Loan Parties in connection with customary deal announcements which are commonly known as "tombstones" regarding the transaction. In no event, however, shall (i) any party to this Agreement issue or disseminate to the public (by advertisement, including without limitation any "tombstone" advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any other information describing the credit or other financial accommodations (including, for the avoidance of doubt, the aggregate amount of the commitments) made available by the Lenders pursuant to this Agreement and the Other Documents without the prior written consent of Agent and Borrower (which consents shall not be unreasonably withheld) or (ii) except in the case of the Loan Parties' ordinary course of business (including, for the avoidance of doubt, financial statements), any Loan Party use the name of any Lender Party, or any logo or distinctive symbol associated with any of them, unless, as appropriate, such Lender Party has given its prior written consent thereto (which consents shall not be unreasonably withheld).

17.19 Survival of Representations and Warranties. All representations and warranties of each Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

17.20 Certain Matters of Construction. Unless the context otherwise requires, (a) the terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; (b) terms used herein in the singular also include the plural and vice versa; (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (d) all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof; (e) references herein or in any Other Document to any actions being taken (or omitted to be taken) by any Lender Party after a Default shall be presumed to mean, unless otherwise expressly provided, while such Default or Event of Default is continuing; (f) any pronoun shall include the corresponding masculine, feminine and neuter forms; (g) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (h) the word "will" shall be construed to have the same meaning and effect as the word "shall"; (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (j) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions on such assignments set forth herein); (k) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (l) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Section of, and Exhibits and Schedules to, this Agreement; and (m) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

17.21 Destruction of Invoices. Borrower Representative hereby authorizes and directs Agent and each Lender in accordance with its standard document retention policies in such regards to destroy all invoices, agings, inventory reports, financial statements and other data provided from time to time by Loan Parties to Agent or any Lender pursuant hereto.

17.22 Time. Time is of the essence in this Agreement and each Other Document. Unless otherwise expressly provided, all references herein and in any Other Documents to time shall mean and refer to New York City time.

17.23 Patriot Act. Federal law requires Agent and each Lender to obtain, verify and record information that identifies each Person that opens an account or applies for a loan or lease. Loan Parties agree to cooperate with Agent and each Lender in maintaining compliance with such law on an ongoing basis.

17.24 No Tax Advice. Each Loan Party hereby acknowledges and agrees that, with respect to all tax and accounting matters relating to this Agreement, the Other Documents, or the transactions contemplated herein and therein, it has not relied on any representations made, consultation provided by, or advice given or rendered by any Lender Party or any of its representatives, agents, or employees; and, instead, each Loan Party has sought, and relied upon, the advice of its own tax and accounting professionals with respect to all such matters.

17.25 Completion of Blanks. If this Agreement or any Other Document contains any blank spaces, such as for dates or amounts, Loan Parties hereby authorize Agent, in good faith, with written notice to Borrower Representative, to complete any such blank spaces according to the terms upon which the transactions contemplated hereby or thereby were contemplated, provided, however, that the doing thereof shall not increase Loan Parties' obligations or diminish Loan Parties' rights in any manner which is contrary to those set forth in this Agreement or any Other Documents, unless and except to the extent that any Event of Default which is then continuing.

17.26 Exculpation of Lenders. Nothing herein contained shall be construed to constitute any Lender Party as any Loan Party's agent for any purpose whatsoever, nor shall any Lender Party be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. No Lender Party shall, whether by anything herein or in any assignment or otherwise, assume any Loan Party's obligations under any contract or agreement assigned to such Lender Party, and no Lender Party shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

17.27 Electronic Transmissions. Subject to the provisions of this Section 17.27, each of the Loan Parties, the Agent and the other Lender Parties is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection herewith and the transactions contemplated herein. Each of the Loan Parties hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions. All uses of an E-System shall be governed by and subject to, in addition to the terms and conditions of this Agreement, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Loan Parties or Agent in connection with the use of such E-System. All E-Systems and Electronic Transmissions shall be provided "as is" and "as available." Neither Agent nor any other Lender Party warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by Agent or any Lender Party in connection with any E-systems or Electronic Transmission, including any warranty or merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of the Loan Parties agrees that neither Agent nor any Lender Party has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

18. GUARANTY.

18.1 Guaranty. Each Guarantor hereby unconditionally guaranties, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations. Each payment made by each Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds.

18.2 Waivers. Each Guarantor hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that the Agent or any Lender Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by such Guarantor of the Obligations, and (v) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Loan Parties and any defense that any other guaranty or security was or was to be obtained by Agent or any Lender Party.

18.3 Defense. No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any other Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

18.4 Guaranty of Payment. The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce the terms and conditions of this Article 18, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent's right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing Indebtedness of any Loan Party to Agent shall diminish the liability of each Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of each Guarantor in respect of any Loan Party.

18.5 Indemnity. As an original and independent obligation under this Agreement, each Guarantor shall (a) indemnify each Lender Party and keep each Lender Party indemnified against

all out-of-pocket costs, losses, expenses and liabilities of whatever kind resulting from the failure by any party to make due and punctual payment of any of the Obligations or resulting from any of the Obligations being or becoming void, voidable, unenforceable or ineffective against Borrowers or any other Guarantor (including, but without limitation, all legal and other out-of-pocket costs, charges and expenses incurred by any Lender Party, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Agreement and the Other Documents); and (b) pay on demand the amount of such out-of-pocket costs, losses, expenses and liabilities whether or not any Lender Party has attempted to enforce any rights against Borrowers, any other Guarantor or any other Person or otherwise, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified (or of any Affiliate of such indemnified party) as mutually agreed in writing by the party being indemnified and the applicable Guarantor, or as determined by a final non-appealable judgment of a court of competent jurisdiction. The indemnification in this Section 18.5 is in addition to and not in lieu of all other indemnification under this Agreement or any Other Document.

18.6 Liabilities Absolute. The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(a) any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Documents, including any increase in the Obligations resulting from the extension of additional credit to Borrower or otherwise;

(b) any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c) the failure of the any Lender Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Loan Party or any other Person under the provisions of this Agreement or any other Loan Document or any other document or instrument executed and delivered in connection herewith or therewith;

(d) any settlement or compromise of any Obligation, any security therefore or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof

or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(e) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; or

(f) any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of each Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of each Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances or other financial accommodations to Borrower pursuant to this Agreement and/or the other Loan Documents.

18.7 Waiver of Notice. The Agent and the other Lender Parties shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of each Guarantor which might arise as a result of such actions.

18.8 Lender's Discretion. Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, Guarantors, and without incurring responsibility to Guarantors or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

18.9 Reinstatement.

(a) The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon any Lender Party for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligations, and each Guarantor shall be and remain liable to the Lender Parties for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

(b) Agent shall not be required to marshal any assets in favor of Guarantors, or against or in payment of Obligations.

(c) Guarantors shall not be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(d) If any Loan Party makes any payment to any Lender Party, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by any Guarantor hereunder.

(e) All present and future monies payable by any Loan Party to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Agent as security for such Guarantor's liability to Agent hereunder and are subordinated to Agent's prior right to payment in full of Obligations. Except to the extent prohibited otherwise by this Agreement, and except for transfers among Loan Parties in the ordinary course of their business permitted by this Agreement, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as Agent and trustee for Agent. This assignment and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in this Article 18, each Guarantor hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations(other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and Letters of Credit have been cash collateralized in accordance with the terms hereof) are paid in full in cash and this Agreement is irrevocably terminated.

18.10 Action Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default, the Agent may, without notice to or demand upon any Loan Party or any other Person, declare any obligations of any Guarantor hereunder immediately due and payable to the same extent as to which it is entitled to do so under this Agreement with respect to Borrower, and shall be entitled to enforce the obligations of such Guarantor. Upon such declaration by the Agent, Agent and the Bank are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final, but excluding any Excluded Account, at any time held and other Indebtedness at any time owing by the Agent or the Bank to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing hereunder, to the extent due and owing. The rights of the Agent and the Bank hereunder are in addition to other rights and remedies (including other rights of set-off) which the Agent and the Bank may have. Upon

such declaration by the Agent, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any Loan Party (the "Claims"), the Agent shall have the full right on the part of the Agent in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, the Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for any Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of such Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for the Agent and will pay to the Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Loan Party on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes, other negotiable instruments or writings, except and in such event they shall either be made payable to the Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to the Agent. Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

18.11 Statute of Limitations. Any acknowledgement or new promise, whether by payment of principal or interest or otherwise and whether by any Loan Party or others (including any Lender) with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against the Agent or any Lender shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

18.12 Interest. All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable at the Default Rate.

18.13 Guarantors' Investigation. Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Other Documents. Each Guarantor has made an independent investigation of the Loan Parties and of the financial condition of the Loan Parties. Neither Agent or any Lender has made and neither Agent or any Lender makes any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has neither Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Article 18 applies as specifically herein set forth, nor has neither Agent or any Lender or any officer of neither Agent or any Lender or employee of neither Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and each Guarantor expressly disclaims reliance on any such representations or warranties.

18.14 Termination. The provisions of this Article 18 shall remain in effect until the payment in full in cash of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and Letters of Credit have been cash collateralized in accordance with the terms hereof) and irrevocable termination of this Agreement.

Each of the parties has signed this Agreement as of the day and year first above written.

"BORROWER"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:____________________
Name: J. R. Brian Hanna
Title: Chief Financial Officer

"AGENT"

WEBSTER BUSINESS CREDIT CORPORATION

By: ____________________
Name: James Cullen
Title: Vice President

ANNEX ONE -- GENERAL DEFINITIONS

This Annex One is incorporated by reference into, and constitutes an integral part of, the Credit and Security Agreement, dated as of October 30, 2015 (as it may be amended or modified from time to time, the "Credit Agreement"), made among (i) ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., an Arkansas corporation, as "Borrower," (ii) the Guarantors signatory hereto (each individually, a "Guarantor" and collectively, the "Guarantors"), (iii) the financial institutions who are or hereafter become parties to this Agreement as lenders (collectively, the "Lenders" and each individually a "Lender") and (iv) WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation ("WBCC"), individually as a Lender hereunder and as agent for itself and each other Lender Party (as hereinafter defined) (WBCC, acting in such agency capacity, the "Agent"). The following terms shall have the following meanings as and when used in the Credit Agreement and the Other Documents. References in such defined terms to "this Agreement," "hereof," "hereto" or the like, shall mean and refer to the Credit Agreement.

"Accountants" shall have the meaning set forth in Section 10.7 hereof.

"Adjusted Working Capital" means the remainder of (a) the consolidated current assets of Borrowers and the Subsidiaries minus the amount of cash and cash equivalents included in such consolidated current assets, minus (b) the consolidated current liabilities of Borrowers and the Subsidiaries minus the amount of consolidated short-term Indebtedness (including current maturities of long-term Indebtedness), accrued interest and debt issuance costs of Borrowers and the Subsidiaries included in such consolidated current liabilities, excluding for purposes of both clauses (a) and (b) any deferred tax assets and liabilities and changes associated with purchase accounting adjustments.

"Advances" shall mean and include any loans, advances or other financial accommodations made under, pursuant to or in connection with this Agreement or any Other Document, but including, particularly, the Revolving Advances, any Letter of Credit, the Capex Loans, the M&E Term Loan, the RE Term Loans and the B Term Loan.

"Affected Lender" shall have the meaning set forth in Section 3.14 hereof.

"Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with such Person, or (b) any Person who is a director or officer (i) of such Person or (ii) of any Subsidiary of such Person. As used hereinabove and elsewhere in this Agreement "Control" of a Person shall mean the power, direct or indirect, (x) to vote ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of the directors, partners or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agent" shall have the meaning set forth in the preamble to this Agreement; and shall include the successors and assigns of any such Person, as provided in Section 17.3.

"Agreement" shall have the meaning set forth in the preamble to this Agreement.

"Annex One" shall mean this Annex One attached to this Agreement.

"Annex Two" shall mean Annex Two attached to this Agreement.

"Anti-Terrorism Laws" shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

"Applicable Advance Rate" shall mean: (i) eighty-five percent (85%), in respect of Eligible Receivables and (ii) eighty-five percent (85%) of the Net Orderly Liquidation Value Percentage of Eligible Inventory (if appraised).

"Applicable Margin" shall mean, for each type of Advance set forth below, the applicable percentage specified below:

Type of Advance	Base Rate Loans	LIBOR Rate Loans
Revolving Advances	1.00%	2.50%
M&E Term Loan	1.25%	2.75%
Capex Loans	1.25%	2.75%
RE Term Loan	1.50%	3.00%
B Term Loan	2.25%	3.75%

"Application Date" shall have the meaning given to such term in Section 4.14(g).

"Automated Letter of Credit Agreement" shall mean the agreement attached to this Agreement as Exhibit B.

"Availability Reserves" shall mean such reserves as Agent, in its Permitted Discretion, may elect to impose from time to time in respect of borrowing availability.

"Bank" shall mean Webster Bank, National Association, together with its successors and assigns.

"Bank Products" shall mean, collectively, (i) any cash management service, including through the use of any Lockbox Account or Blocked Account, (ii) any Hedge Contract, (iii) any derivative product or (iv) any, similar (or dissimilar) bank product or service offered by the Bank or any Affiliate of the Bank (including Agent) to any Loan Party from time to time.

"Base Rate" shall mean the highest of (a) the base commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate, (b) the Daily

LIBOR Rate plus one percent (1.00%) per annum or (c) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2%). This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

"Base Rate Loan" shall mean any Advance that bears interest based upon the Base Rate.

"Blocked Account" shall have the meaning given to such term in Section 4.14(d).

"Blocked Account Agreement" shall have the meaning given to such term in Section 4.14(d).

"Blocked Account Bank" shall have the meaning given to such term in Section 4.14(d).

"BMO Supplier Program" shall mean the accounts receivable discount program pursuant to that certain (i) Accounts Receivable Purchase Agreement dated as of February 20, 2015 between AERT and Bank of Montreal and (ii) Supplier Agreement dated as of February 20, 2015 between AERT and PrimeRevenue, Inc.

"Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement; and shall extend to all permitted successors and assigns of such Persons.

"Borrower Reports" shall man any reports (whether financial, with respect to Collateral, as to operating condition or otherwise) required to be delivered to Agent pursuant hereto or to any Other Document, including, particularly, pursuant to Article 10.

"Borrower Representative" shall mean the Initial Borrower, if there is only one Borrower, but, otherwise, shall mean such Person among the Borrowers as the Borrowers, collectively between or among themselves, may elect as their representative from time to time pursuant to Article XV, subject to Agent's prior approval (not to be unreasonably withheld). On the Closing Date, the Borrower Representative is the Initial Borrower.

"Borrowers' Account" shall have the meaning set forth in Section 2.7.

"Borrowing Base" shall mean the sum of the following:

(i) the product of the Applicable Advance Rate times the Value of all Eligible Receivables; plus

(ii) upon the successful completion of an inventory appraisal by a third party acceptable to Agent, the product of the Applicable Advance Rate times the Value of all Eligible Inventory; plus

(iii) the Availability Reserves; provided that the Availability Reserves in respect of rent shall be limited to twelve (12) weeks.

It is understood and agreed by Borrowers in connection with the foregoing that any decrease in Applicable Advance Rates, any imposition (or increase) in any Availability Reserves or any change in the composition of Eligible Inventory or Eligible Receivables instituted by Agent pursuant hereto from time to time may limit or restrict the amount of Advances available to Borrowers hereunder, all of which may be done by Agent at any time and from time to time in the exercise of its Permitted Discretion; provided, that, prior to the occurrence of an Event of Default or Default, the Agent shall give the Borrower Representative five (5) Business Days' notice prior to the imposition (or increase) of any Availability Reserve, any change in the composition of Eligible Inventory or Eligible Receivables (in each case to the extent such change in composition has the effect of decreasing the Borrowing Base) or the decrease of any Applicable Advance Rate.

"Borrowing Base Certificate" shall have the meaning set forth in Section 10.10.

"B Term Loan" shall mean the term loan, in the principal amount of One Million Dollars ($1,500,000) made to Borrowers by the Lender on the Closing Date pursuant to Section 2.1(d).

"B Term Loan Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the M&E Term Loan in an aggregate principal equal to the RE Term Loan Commitment Amount (if any) of such Lender.

"B Term Loan Commitment Percentage" shall mean, as to any Lender, the B Term Loan Commitment Percentage (if any) set forth below such Lender's name on Schedule 1.1 (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3 hereof, the B Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3 hereof.

"B Term Loan Commitment Amount" shall mean, as to any Lender, the B Term Loan Commitment Amount (if any) set forth below such Lender's name on Schedule 1.1 (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3 hereof, the B Term Loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3 hereof.

"B Term Loan Note" shall mean the promissory note referred to in Section 2.1(d) evidencing the Indebtedness of Borrowers to Lenders arising from the making of the B Term Loan.

"B Term Loan Rate" shall mean, with respect to the B Term Loan, an interest rate per annum equal to: (i) the sum of the Base Rate plus the Applicable Margin, with respect to Base Rate Loans, and (ii) the sum of the LIBOR Rate plus the Applicable Margin, with respect to LIBOR Rate Loans.

"Business Day" shall mean with respect to LIBOR Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any

day other than a day on which commercial banks in New York and Connecticut are authorized or required by law to close.

"Capex Loan Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), which obligation is subject to all the terms and conditions of this Agreement and the Other Documents, to make Capex Loans in an aggregate principal amount not to exceed the Capex Loan Commitment Amount (if any) of such Lender.

"Capex Loan Commitment Amount" shall mean, as to any Lender, the Capex Loan commitment amount (if any) set forth below such Lender's name on Schedule 1.1 (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3 hereof, the Capex Loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3 hereof.

"Capex Loan Commitment Percentage" shall mean, as to any Lender, the Capex Loan Commitment Percentage (if any) set forth below such Lender's name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3 hereof, the Capex Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3 hereof.

"Capex Loans" shall have the meaning set forth in Section 2.2(e) hereof.

"Capex Loan Note" shall mean, collectively, the promissory notes referred to in Section 2.2(e) hereof.

"Capex Loan Rate" shall mean, with respect to Capex Loans, an interest rate per annum equal to: (i) the sum of the Base Rate plus the Applicable Margin, with respect to Base Rate Loans, and (ii) the sum of the LIBOR Rate plus the Applicable Margin, with respect to LIBOR Rate Loans.

"Capital Expenditures" shall have the meaning set forth in Section 8.1 hereof.

"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Body; provided, however, for the purposes of this Agreement: (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III,

shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Change of Ownership" shall mean, except as otherwise permitted hereunder or consented to in writing by Agent, that HIG shall fail to own and control, directly or indirectly, more than 50% of the Equity Interests in AERT.

"Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, Equity Interests, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon any Collateral, any Loan Party or any of its Affiliates.

"Closing Date" shall mean the date on which the Initial Advance is made, which date may be on the Signing Date but, unless otherwise approved by Agent, in its credit judgment, shall not be later than ten (10) days after the Signing Date.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Collateral" shall mean and include all assets of each Loan Party (subject to the limitation on Equity Interests set forth in subsection (f) below), including, without limitation, all of the following assets:

(a) all Receivables;

(b) all Equipment;

(c) all General Intangibles;

(d) all Inventory;

(e) all Contract Rights;

(f) all Equity Interests of each Domestic Subsidiary, and sixty-five percent (65%) of the Equity Interests of each Foreign Subsidiary;

(g) all Securities;

(h) all Real Property;

(i) all Leasehold Interests;

(j) all commercial Tort Claims (including, particularly any described in Schedule 5.8);

(k) all of each Loan Party's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Loan Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Loan Party's contract rights, rights of payment which have been earned under a contract right, instruments, investment property, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Loan Party, all real and personal property of third parties in which such Loan Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; (vii) all supporting obligations that secure payment or performance of any account, chattel paper, document, general intangible, instrument or investment property; (viii) all Extraordinary Receipts and (ix) any other goods, personal property or real property now owned or hereafter acquired in which any Loan Party has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Loan Party;

(l) all of each Loan Party's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a) through (k) of this definition; and

(m) all proceeds and products of clauses (a) through (l) of this definition, in whatever form, including, but not limited to: cash, Deposit Accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

Notwithstanding anything in this Agreement to the contrary, Collateral shall not include any Excluded Assets.

"Collateral Locations" shall have the meaning assigned to such term in Section 4.5.

"Commitment" or "Commitments" shall mean the aggregate amount of the total commitments of each Lender, or all Lenders (as the case may be) to make Advances under this Agreement as in effect on the Closing Date, or increased pursuant to the terms hereof.

"Commitment Letter" shall mean any Commitment Letter heretofore issued by Agent to Loan Parties, or Borrower Representative on their behalf relative to the undertakings contemplated hereby.

"Commitment Percentage" of any Lender shall mean its Revolving Commitment Percentage, Capex Loan Commitment Percentage, M&E Term Loan Commitment Percentage, RE Term Loan Commitment Percentage and B Term Loan Commitment Percentage.

"Commitment Transfer Supplement" shall mean a document in the form of Exhibit 17.3 hereto, properly completed and otherwise in form and substance reasonably satisfactory to Agent, by which the Purchasing Lender purchases and assumes a portion of the obligation of a Lender to make Advances under this Agreement.

"Compliance Certificate" shall mean a certificate of a Designated Officer of the Borrower Representative, substantially in the form of Exhibit 10.8.

"Concentration Account" shall mean a Lock-Box Account into which collections from all other Lock-Box Accounts are concentrated. If there is only one Lock-Box Account, it shall also be the Concentration Account and must be a Deposit Account with the Bank.

"Concentration Bank" shall mean the Lock-Box Bank selected by Agent at which the Concentration Account is to be opened and maintained pursuant to a Lock-Box Agreement. If there is only one Lock-Box Bank, it shall be the Concentration Bank.

"Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, (i) necessary to carry on any Loan Party's business, including, without limitation, any consents required under all applicable federal, state or other applicable law, and (ii) required to effectuate the transactions and agreements contemplated in this Agreement and the Other Documents.

"Contract Rate" shall mean, as applicable, the Revolving Interest Rate, the M&E Term Loan Rate, the RE Term Loan Rate, the B Term Loan Rate or the Capex Loan Rate.

"Contract Rights" shall mean all rights of each Loan Party arising under or in connection with any contract, to the extent that such Loan Party may grant a security interest in such rights under such contract. "Contract Rights" shall include, without limitation, all rights of each Loan Party under all license agreements to which it is party as licensor or licensee and all letter of credit rights of each Loan Party.

"Control" has the meaning set forth in the definition of Affiliate.

"Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

"Covered Entity" shall mean (a) each Loan Party, each of Loan Party's Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y)

power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

"Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

"Daily LIBOR Rate" shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

"Default" shall mean an event which, with the giving of notice or passage of time or both, in each case as set forth in Article 11, would constitute an Event of Default described in Article 11.

"Default Rate" shall have the meaning set forth in Section 3.1 hereof.

"Defaulting Lender" shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its applicable Commitment Percentage of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, any Lender or any other Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Loan Parties or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent's receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.13(b) with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

"Deposit Account" shall mean any checking account, savings account, time deposit account, certificate of deposit, investment account or other account (howsoever denominated), in which from time to time any cash of any Loan Party is or may be deposited.

"Designated Officer" shall mean the chief executive officer, chief financial officer or chief operating officer of a Loan Party (regardless of title), or such other officer, lender or representative of a Loan Party which Agent may, at such Loan Party's request, permit to be a "Designated Officer" from time to time.

"Dollar" and the sign "$" shall mean lawful money of the United States.

"Domestic Subsidiary" shall mean a Subsidiary organized under the laws of the United States or any political subsidiary thereof.

"Early Termination Date" shall have the meaning set forth in Section 14.1 hereof.

"Early Termination Fee" shall have the meaning set forth in Section 14.1 hereof.

"EBITDA" shall have the meaning set forth in Section 8.1 hereof.

"E-Fax" means any system used to receive or transmit fees electronically.

"Electronic Transmission" means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E Fax, or otherwise to or from an E System or other equivalent service.

"Eligible Inventory" as defined in the appraisal shall mean and include, with respect to each Loan Party, Inventory consisting of Raw Materials and Finished Goods and Processed Products owned by and in the possession of a Loan Party (including in transit to or among locations owned or leased by a Loan Party within the United States of America) and located in the United States, which Agent, in its Permitted Discretion, shall determine to be Eligible Inventory, based on such considerations as Agent may from time to time deem appropriate. Without limitation, Inventory shall not be deemed eligible unless such Inventory is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances). In addition, no Inventory shall be Eligible Inventory if it does not conform to all standards imposed by any governmental agency, division or department which has regulatory authority over such Inventory or its use, sale or distribution, including the Department of Labor.

"Eligible Receivables" shall mean and include, with respect to each Loan Party, each Receivable of such Loan Party arising in the ordinary course of such Loan Party's business which Agent, in its Permitted Discretion, shall determine to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. Without limitation, a Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

(a) it arises out of a sale made by any Loan Party to an Affiliate of any Loan Party;

(b) it is due or unpaid more than ninety (90) days from the original invoice date;

(c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder by application thereto of clause (b) above;

(d) (i) with respect to Receivables of Canwel Building Materials Ltd. and its Affiliates, at any time during the period commencing October 1 of any Fiscal Year through and including March 31 of such Fiscal Year, the total unpaid Receivables of Canwel Building Materials Ltd. and its Affiliates exceed 70% of the aggregate amount of all Receivables, (ii) with respect to Receivables of Canwel Building Materials Ltd. and its Affiliates, at any other time, the total unpaid Receivables of Canwel Building Materials Ltd. and its Affiliates exceed 25% of the aggregate amount of all Receivables, (iii) with respect to Receivables of Cedar Creek, Inc. and its Affiliates, the total unpaid Receivables of Cedar Creek, Inc. and its Affiliates exceed 35% of the aggregate amount of all Receivables, or (iv) with respect to any other Customer (other than Lowe's Companies, Inc.), the total unpaid Receivables of such other Customer exceed 25% of the aggregate amount of all Receivables, in each case, to the extent of such excess;

(e) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

(f) an Insolvency Event shall have occurred with respect to such Customer;;

(g) the sale is to a Customer outside the continental United States or Canada, unless and except to the extent that either (i) the sale is on letter of credit, guaranty or acceptance terms, or (ii) payment of such Receivable is insured under a foreign credit insurance policy; in each case, acceptable to Agent in its sole credit judgment;

(h) the sale to the Customer is on a "bill-and-hold" (unless it is a Qualified Bill-and-Hold Receivable), "guaranteed sale", "sale-and-return", "sale on approval", "consignment", unless Customer and Borrower have complied with the requirements of Section 4.2 of the Agreement with respect to such Receivable, or any other repurchase or return basis;

(i) Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

(j) the Customer is the United States, any state or any department, agency or instrumentality of any of them, unless Loan Party assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Section 15 et seq.) (or its equivalent) or has otherwise complied with other applicable statutes or ordinances;

(k) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Loan Party and accepted by the Customer or the Receivable otherwise does not represent a final sale (subject to returns in the Ordinary Course of Business);

(l) the Receivables of the Customer exceed a credit limit determined by Agent, in its Permitted Discretion, to the extent such Receivable exceeds such limit;

(m) (1) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim (but only up to the amount of such offset, deduction, defense, dispute or counterclaim), (2) the Customer is also a creditor or supplier of a Loan Party or (3) the Receivable is contingent in any respect or for any reason; provided, that, in the case of clause (2), all such Receivables shall be Eligible Receivables to the extent such creditor or supplier executes a customary "no off-set letter" in form and substance reasonably acceptable to Agent;

(n) the applicable Loan Party has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, timing or volume, all of which discounts for prompt payment, timing, volume or allowances for prompt payment are reflected in the calculation of the face value of each respective invoice related thereto or discount is reflected in the allowance account;

(o) any return, rejection or repossession of the merchandise giving rise to such Receivable has occurred; or

(p) such Receivable is not payable to a Loan Party.

"Environmental Complaint" shall have the meaning set forth in Section 4.19 (d) hereof.

"Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and codes relating to the protection of human health and the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

"Equipment" shall mean and include as to each Loan Party all of such Loan Party's goods (other than Inventory), whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

"Equity Interests" shall mean: (i) in the case of a corporation, its capital stock, including its common stock and any preferred stock; (ii) in the case of a partnership, all partnership interests therein, including special, limited and general interests; (iii) in the case of a limited liability company, all membership interests therein; and (iv) in the case of any other entity, all interests evidencing equity ownership therein.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

"E-System" means any electronic system, including Intralinks® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by

Agent, any Lender Party or any other Person, providing for access to data protected by passcodes or other security system.

"Event of Default" shall mean the occurrence and continuance of any of the events set forth in Article XI hereof.

"Excluded Account" shall mean (a) any Deposit Accounts (including any certificates of deposit) maintained for payroll, employee benefits, and payroll tax withholding for any Loan Party's employees' accounts (in whatever currency), (b) tax, escrow or fiduciary accounts, (c) any Deposit Account that is a zero balance account, (d) any other petty cash Deposit Accounts with an aggregate balance of $10,000 or less and (e) any accounts used in connection with pledges or deposits permitted under this Agreement.

"Excluded Assets" shall mean (a) any non-material lease, license, contract, property rights or agreement to which Borrowers or any Loan Party is a party, any of its rights or interests thereunder, or any property (including fixtures) to which Borrowers or any Loan Party has any right, title or interest which is subject to any such lease, license, contract, property right or agreement if and for so long as the grant of such security interest (i) shall constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of any Loan Party therein, (ii) would give any other party to such lease, license, contract, property right or agreement the right to terminate its obligations thereunder, (iii) would cause the forfeiture or require the transfer of any property subject to such lease, license, contract, property right or agreement or (iv) is prohibited by or in violation of (1) any law, rule or regulation applicable to any Loan Party or governing any such lease, license, contract, property right or agreement, or (2) a term, provision or condition of any such lease, license, contract, property right or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as (w) the condition causing such abandonment, invalidity or unenforceability, (x) the right to terminate, (y) the condition causing such forfeiture or transfer or (z) the contractual or legal prohibition, in each case, shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property right or agreement not subject to the prohibitions specified in (i), (ii), (iii) or (iv) above; provided, further that the exclusions referred to in clause (a) of this definition shall not include any proceeds of any such lease, license, contract, property right or agreement; (b) any of the outstanding Equity Interests of a first-tier foreign subsidiary in excess of 65% of the voting stock of such foreign subsidiary; (c) any intent-to-use trademark application prior to the filing and acceptance by the United States Patent and Trademark Office of a "Statement of Use" or "Amendment to Allege Use" with respect thereto, to the extent that, and solely during the period, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable law and (d) Deposit Accounts of the type described in clause (a) of the definition of Excluded Accounts.

"Excluded Taxes" shall have the meaning set forth in Section 3.9(a) hereof.

"Existing Lender" shall mean AloStar Bank of Commerce.

"Existing Lender Liens" shall mean Liens on Collateral retained by the Existing Lender to secure payment of the Existing Loans, to be released on the Closing Date in conjunction with full payment of the Existing Loans.

"Existing Loans" shall mean all Indebtedness owing by Loan Parties to the Existing Lender on the Closing Date, whether secured or unsecured.

"Extraordinary Receipts" shall mean any cash proceeds (other than the proceeds of business interruption insurance) received by a Loan Party in respect of, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (iv) condemnation awards (and payments in lieu thereof), (v) indemnity payments and (vi) any adjustment received in connection with any purchase price in respect of an acquisition, in any case, except to the extent that the amounts so received are committed to be applied within 180 days from the date of receipt and actually applied within 270 days of the date of receipt for the purpose of remedying the condition giving rise to the claim for indemnification (or similar reimbursement payment) or reimbursing the applicable Loan Party for amounts previously expended by the applicable Loan Party for such remedial purpose.

"Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

"Financial Covenants" shall mean the financial covenants set forth in Article VIII.

"Finished Goods" shall mean finished goods held for sale by a Loan Party in the ordinary course of its business.

"Fiscal Year" shall mean Loan Parties' fiscal year as in effect on the Signing Date; and the terms "Fiscal Quarter" and "Fiscal Month" shall have correlative meanings.

"Fixed Charge Coverage Ratio" " shall have the meaning set forth in Section 8.1 hereof.

"Foreign Subsidiary" shall mean any Subsidiary which is not a Domestic Subsidiary.

"Funded Indebtedness" shall have the meaning set forth in Section 8.1 hereof.

"GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

"General Intangibles" shall mean and include as to each Loan Party all of such Loan Party's general intangibles, whether now owned or hereafter acquired including, without

limitation, all payment intangibles, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade names, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, license fees, franchises, customer lists, tax refunds, tax refund claims, pension fund refunds, pension fund refund claims, overpayments, overpayment claims, reclamation rights, computer programs, software, all claims under guaranties, security interests or other security held by or granted to such Loan Party to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

"Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

"Guarantor" shall have the meaning set forth in the preamble and shall include any Subsidiary of AERT, to the extent that any Obligations are incurred directly by another Loan Party who may hereafter guarantee payment or performance of the whole or any part of the Obligations. "Guarantors" means collectively all such Persons, but shall exclude, for the avoidance of doubt, HIG.

"Guarantor Security Agreement" shall mean any security agreement executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Agent, in form and substance satisfactory to Agent.

"Guaranty" shall mean any guaranty of the payment or performance of the whole or any part of the Obligations, in whole or in part, executed at any time by a Guarantor in favor of Agent for the ratable benefit of Agent, including Article 18 hereof.

"Hazardous Discharge" shall have the meaning set forth in Section 4.18(d) hereof.

"Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

"Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

"Hedge Contract" shall mean any "hedge," "swap," "collar," "cap" or similar agreement between a Loan Party and any other financial institution, including, but not limited to, Bank or any other Affiliate of WBCC, intended to fix the relative amount of such Loan Party's risk in respect of changes in interest rates and foreign currency exchange.

"HIG" shall mean H.I.G. Capital, L.L.C. and its Affiliates.

"HIG Subordination Agreement" shall mean that certain Subordination Agreement by and among Borrower, Subordinated Lender and Agent, in form and substance reasonably satisfactory to Agent, with respect to the Permitted HIG Debt.

"Historical Financial Statements" shall have the meaning set forth in Section 5.4(a) hereof.

"Initial Advance" shall mean the initial Advance (or series of initial Advances) to be made on the Closing Date.

"Initial Borrower(s)" shall have the meaning set forth in the preamble to this Agreement.

"Indebtedness" means of a Person at a particular date shall mean, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds (excluding contingent reimbursement obligations under payment, performance or warranty bonds), debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capitalized Lease Obligations to the extent properly classified as a liability on a balance sheet in accordance with GAAP, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed (with the amount thereof being measured as the fair market value of such property), (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices), (f) all obligations with respect to Hedge Contracts, (g) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker's acceptance agreement or similar arrangement, (h) all obligations of such Person for "earnouts", purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, (i) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.

"Insolvency Event" shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person's direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's

direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

"Intellectual Property Security Agreement" shall mean that certain intellectual property security agreement made by each applicable Loan Party in favor of Agent, in substantially the form attached hereto as Exhibit 4.20.

"Interest Period" shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b).

"Inventory" shall mean and include as to each Loan Party, or as to any third party, all of such Loan Party's or third party's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all Finished Goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

"IRS" shall mean the Internal Revenue Service of the United States Treasury, and any successor thereto.

"Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof which, in all cases, shall be the Bank, unless otherwise required by the Bank or approved by Agent.

"Law" shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, by written agreement, consent or otherwise, with any Governmental Body, foreign or domestic, including all disclosure and other requirements of ERISA, the requirements of Environmental Laws and environmental permits, the requirements of OSHA and the requirements of the Department of Labor.

"Leasehold Interests" shall mean all of each Loan Party's right, title and interest in and to any Real Property owned by a Person other than Loan Party, whether as tenant, lessee, licensee, operator or otherwise.

"Lender" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of Lender and where so indicated shall mean WBCC acting as agent for the Lender Parties.

"Lender Party" shall mean Agent, each Lender, the Bank, any Issuer, any Purchasing Lender and any Participant, together with each other holder from time to time of any interest in any of the Obligations.

"Letter of Credit Fees" shall have the meaning set forth in Annex Two.

"Letter of Credit Documents" shall have the meaning set forth in Annex Two.

"Letters of Credit" shall have the meaning set forth in Annex Two.

"LIBOR Rate" shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate per annum quoted by the Agent to Borrowers two (2) Business Days prior to the first day of such Interest Period as the rate available to Bank in the interbank market for offshore Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such LIBOR Rate Loan by (b) a number equal 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the interest rate under this Agreement resulting from a change in the LIBOR Rate shall become effective immediately upon the date on which such change in the LIBOR Rate shall be adopted by the Agent hereof. If the LIBOR Rate shall be discontinued or does not reflect the cost of funds of the Agent or for any other reason shall not be available for determining the LIBOR Rate, then Agent shall select a substitute method of determining the LIBOR Rate and shall notify the Borrower Representative of such selection, which method shall, in Agent's estimation, yield a rate of return to Agent substantially equivalent to the rate of return that Agent would have expected to receive if the LIBOR Rate still had been available for that purpose.

"LIBOR Rate Loan" shall mean an Advance at any time that bears interest based on the LIBOR Rate.

"Lien" shall mean any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

"Loan" means a Base Rate Loan or a LIBOR Rate Loan.

"Loan Party" means each Borrower and each Guarantor.

"Loan Parties on a consolidated basis" shall mean, as appropriate, the consolidation in accordance with GAAP of the accounts or other items of Borrower and its Subsidiaries (if any).

"Loan Year" means each twelve (12) month period commencing on the Closing Date and on each anniversary of the Closing Date.

"Lock-Box Account" shall have the meaning set forth in Section 4.14(d).

"Lock-Box Agreement" shall have the meaning set forth in Section 4.14(d).

"Lock-Box Bank" shall have the meaning set forth in Section 4.14(d).

"Lowe's" shall mean, collectively, Lowe's Companies, Inc., a North Carolina corporation and its subsidiaries and Affiliates.

"Lowe's Purchased Receivables" means Lowe's Receivables sold by any Borrower to Bank of Montreal pursuant to the BMO Supplier Program and subject to a Lien Release and Acknowledgment Agreement between Bank of Montreal and Lender, in form and substance satisfactory to Agent.

"Lowe's Receivables" those certain Receivables owed by Lowe's to any Borrower.

"M&E Term Loan" shall mean the term loan, in the principal amount of Five Million Four Hundred Eighty-Seven Thousand Dollars ($5,487,000) made to Borrowers by the Lenders on the Closing Date pursuant to Section 2.1(b).

"M&E Term Loan Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the M&E Term Loan in an aggregate principal equal to the RE Term Loan Commitment Amount (if any) of such Lender.

"M&E Term Loan Commitment Percentage" shall mean, as to any Lender, the M&E Term Loan Commitment Percentage (if any) set forth below such Lender's name on Schedule 1.1(or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3 hereof, the M&E Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3 hereof.

"M&E Term Loan Commitment Amount" shall mean, as to any Lender, the term M&E Term Loan commitment amount (if any) set forth below such Lender's name on Schedule 1.1 (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3 hereof, the M&E Term Loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3 hereof.

"M&E Term Loan Note" shall mean the promissory note referred to in Section 2.1(b) evidencing the Indebtedness of Borrowers to Lenders arising from the making of the M&E Term Loan.

"M&E Term Loan Rate" shall mean, with respect to the M&E Term Loan, an interest rate per annum equal to: (i) the sum of the Base Rate plus the Applicable Margin, with respect to Base Rate Loans, and (ii) the sum of the LIBOR Rate plus the Applicable Margin, with respect to LIBOR Rate Loans.

"Management Agreement" means that certain Advisory Services Agreement, dated as of March 18, 2011, by and between AERT and HIG.

"Management Fees Subordination Agreement" means the Management Fees Subordination Agreement dated as of the Closing Date between Lender and HIG.

"Material Adverse Effect" shall mean (a) a material adverse effect on the financial condition, operations, assets or business of the Loan Parties, taken as a whole, (b) a material impairment on Loan Parties taken as a whole to pay the Obligations in accordance with the terms thereof, or (c) an impairment of the enforceability or priority of Agent's Liens with respect to a material portion of the Collateral as a result of an action or failure to act on the part of any Loan Party.

"Material Agreements" shall mean and include, in the case of each Loan Party, any contract, agreement, instrument permit, lease or license which is material to any Loan Party's business, the termination of which (without its contemporaneous replacement) could reasonably be expected to have a Material Adverse Effect.

"Materiality Threshold" shall mean Five Hundred Thousand Dollars ($500,000).

"Maximum Capex Loan Amount" shall mean $1,200,000.

"Maximum Loan Amount" shall mean $30,387,000.

"Maximum Revolving Amount" shall mean the maximum amount of Revolving Advances and Letters of Credit which may be outstanding at any one time, determined without regard to the Borrowing Base, which as of the Closing Date equals (i) Fifteen Million Dollars ($15,000,000) from January 1 to May 31 of each calendar year and (ii) Eight Million Five Hundred Thousand Dollars ($8,500,000) from June 1 to December 31 of each calendar year.

"Maximum Undrawn Amount" shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.

"Monthly Advances" shall have the meaning set forth in Section 3.1 hereof.

"Mortgage" shall mean a mortgage, deed of trust, deed to secure debt, security deed, assignment of leasehold interest or rents, or similar document pursuant to which a Loan Party shall grant to or for the benefit of Agent a Lien on its owned Real Property, together with all modifications, supplements, replacements, restatements, and amendments thereof, and all additional such Mortgages given by a Loan Party to Agent from time to time.

"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA with respect to which any Loan Party or any member of the Controlled Group is currently required to contribute on behalf of any of its employees.

"Net Invoice Cost" shall mean, with respect to Equipment, the net invoice cost of such Equipment (excluding taxes, shipping, delivery, handling, installation, overhead and other so called "soft" costs).

"Net Orderly Liquidation Value Percentage" shall mean the Value of a Borrower's Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, net of liquidation expenses, expressed as a percentage of the Value of such Inventory, with such percentage to be as determined from time to time, by a qualified appraisal company selected by, or acceptable to, Agent but paid for by the Loan Parties in any event; provided that absent the occurrence of an Event of Default, Loan Parties shall only be responsible for the cost of one such appraisal per calendar year.

"Non-Defaulting Lender" shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.

"Note" shall mean each Revolving Credit Note and any M&E Term Loan Note, RE Term Loan Note, B Term Loan Note, Capex Loan Note, other promissory note at any time evidencing any other portion of the Obligations. "Notes" shall refer, collectively, thereto.

"Notice of Borrowing" shall mean a Notice of Borrowing in substantially the form of Exhibit 2.2(a) attached hereto.

"Obligations" shall mean and include any and all of each Loan Party's Indebtedness and/or liabilities to Agent and each other Lender Party, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under this Agreement, the Other Documents, any Permitted Hedge Contracts, or any Bank Product.

"Ordinary Course of Business" shall mean, with respect to any Loan Party, the ordinary course of such Loan Party's business as conducted on the Closing Date and reasonable extensions thereof.

"Organic Documents" shall mean: (i) for a corporation, its articles (or certificate) of incorporation and bylaws; (ii) for a partnership, its articles of organization (if any) and partnership agreement; and (iii) for a limited liability company, its articles (or certificate) of organization and any operating agreement; together with, for each such entity and any other entity not described above, such other, similar documents as are integral to its formation or the conduct of its business operations.

"OSHA" means Occupational Safety and Health Administration, 29 U.S.C. §§ 651 et seq., as same may be amended from time to time.

"Other Documents" shall mean the Notes, any Mortgage and any and all other agreements, certificates, instruments and documents, including, without limitation, guaranties, security agreements, pledges, powers of attorney or any Guaranty, any Guarantor Security Agreement, any pledge agreement, consents, and all other writings heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent or any other Lender Party, in respect of the transactions contemplated by this Agreement. The term "Other Documents" includes, without limitation, all those documents to which any Loan Party is a party described in Section 9.1.

"Overadvance" shall have the meaning set forth in Section 8.1 hereof.

"Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

"Participation Commitment" shall mean the obligation hereunder of each Agent holding a Revolving Commitment to buy a participation equal to its Commitment Percentage (subject to any reallocation pursuant to Section 2.12(b)(iii) hereof) in the Letters of Credit issued hereunder.

"Payment Office" shall mean, initially, 360 Lexington Avenue, New York, New York 10017; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower Representative to be the Payment Office.

"PBGC" shall mean the Pension Benefit Guaranty Corporation.

"Permitted ARRA Debt" means the Indebtedness incurred pursuant to the terms of the Permitted ARRA Debt Documents.

"Permitted ARRA Debt Documents" means that certain (i) Loan Agreement State Energy Program American Recovery and Reinvestment Act Revolving Loan Program dated as of July 1, 2010 between Borrower and Oklahoma Department of Commerce, as Lender ("ARRA Lender"), as amended by that certain Contract Modification, dated July 29, 2011, and as amended by that certain Contract Modification, dated January 17, 2012 and (ii) State Energy Program - American Recovery and Reinvestment Act Revolving Loan Program Promissory Note - Fixed Rate dated as of July 1, 2010 made by Borrower in favor of ARRA Lender.

"Perfection Certificate" shall mean, collectively, the Perfection Certificate for each Loan Party and the responses thereto provided by such Loan Party and delivered to Agent on the Closing Date.

"Permitted Discretion" means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

"Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of itself and each other Lender Party which, in each case, secure Obligations; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (d) judgment Liens which do not otherwise constitute an Event of Default under Section 11.6, that, if have been, remain stayed or bonded and are being Properly Contested; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Loan Party's business; (f) (1) workers', materialmen's, landlord's or other like Liens arising in the Ordinary Course of Business which (i) are less than the Materiality Threshold, in the aggregate, (ii) are not overdue by more than 90 days, or (iii) are being Properly Contested or otherwise are bonded over and (2)

mechanic's Liens that do not otherwise constitute an Event of Default under Section 11.5(iii); (g) Liens securing Indebtedness described in Section 7.9(vi); (h) Liens in the nature of ownership interests of lessors of real and personal property, to the extent such leases are permitted under Sections 7.12 hereof; (i) other Liens incidental to the conduct of Loan Parties' business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent's rights in and to the Collateral or the value of Loan Parties' property or assets or which do not materially impair the use thereof in the operation of Loan Parties' business; (j) Intentionally Omitted; (k) the Existing Lender's Liens, pending full payment of the Existing Loans on the Closing Date; (l) existing Liens disclosed on Schedule P; (m) with respect to Real Property, easements, rights of way, restrictions, leases, subleases, covenants, licenses, encroachments, minor defects or irregularities in title or survey, zoning restrictions and other similar encumbrances or restrictions that do not materially interfere with or impair the use or operation thereof or the value or marketability thereof; (n) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code of banks or other similar financial institutions where any Loan Party maintains deposits with respect to accounts permitted under this Agreement; (o) Liens subordinate to Agent's Liens relating to contingent reimbursement obligations under payment, performance or warranty bonds; (p) Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code and other banker's Liens arising by operation of Law (subject to the provisions of any applicable control agreement); (q) Liens on the proceeds of insurance policies securing Indebtedness consisting of unpaid insurance premiums owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums; (r) Liens arising in connection with ordinary course overdrafts and overdraft protections with respect to obligations not to exceed $500,000 in the aggregate at any time; (s) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (t) Liens arising from customary setoff rights an deposits in connection with Hedge Contracts permitted hereunder in an amount not to exceed $250,000 in the aggregate, (u) Liens in favor of Bank of Montreal with respect to Lowe's Purchased Receivables in accordance with the BMO Supplier Program; (v) the Permitted HIG Lien and (w) other Liens not listed above which secure Debt or encumber assets in an aggregate amount not to exceed $250,000 at any time.

"Permitted Hedge Contracts" shall mean any Hedge Contracts entered into in the ordinary course of, and pursuant to the reasonable requirements of, Loan Parties' business, and not for speculative purposes in any event.

"Permitted HIG Debt" means the Indebtedness incurred pursuant to the terms of that certain Credit Agreement, dated March 18, 2011 by and between Borrower and Subordinated Lender, as amended by that certain First Amendment to Credit Agreement, dated May 23, 2011, by and between Borrower and Subordinated Lender, that certain Second Amendment to Credit Agreement, dated October 20, 2011, by and between Borrower and Subordinated Lender, that certain Third Amendment to Credit Agreement, dated November 12, 1012, by and between Borrower and Subordinated Lender, and that certain Fourth Amendment to Credit Agreement, dated October 30, 2015, by and between Borrower and Subordinated Lender, and that certain Fourth Amendment to Credit Agreement.

"Permitted HIG Lien" means Liens granted pursuant to the Permitted HIG Debt with respect to the Collateral, subject to the terms of the HIG Subordination Agreement.

"Permitted Subordinated Debt" shall mean (i) the Permitted HIG Debt, (ii) the Permitted ARRA Debt, and (iii) any such other Subordinated Debt as the Agent may consent to be incurred (or carried) by Loan Parties at any time or from time to time.

"Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

"Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer Plan), maintained for employees of Loan Parties or any member of the Controlled Group and with respect to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

"Pledged Account" shall have the meaning given to such term in Section 4.14(e).

"Pledged Account Agreement" shall have the meaning given to such term in Section 4.14(e).

"Processed Products" means: (a) processed plastics (that is, plastics that have had an additional step added (i.e., washed, shredded, dyed, densified, pulverized) so that such plastics no longer constitute Raw Materials); (b) extruded product which consists of processed product that does not meet all required specifications of quality (i.e., warped, faded, broken, scratched); and (c) product classified as regrind. For the avoidance of doubt, the term "Processed Product" shall include all items and categories of Inventory of Borrower characterized or denoted as such in such appraisals.

"Projections" shall have the meaning set forth in Section 5.4(b) hereof.

"Properly Contested" shall mean, in the case of any Indebtedness, Lien or taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person's assets with respect to such Indebtedness or taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its

assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

"Published Rate" shall mean the rate of interest published each Business Day in the Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by Agent or, if LIBOR becomes unavailable or impracticable to use as an index rate, such other equivalent rate selected by Agent); provided, however, that if the Published Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"Purchasing Lender" shall have the meaning set forth in Section 16.3(c) hereof.

"Qualified Bill-and-Hold Receivable" means a Receivable which Agent would deem an Eligible Receivable except that such Receivable is sold on a bill-and-hold basis; provided that Agent has received a "bill-and-hold letter" in form and substance reasonably satisfactory to Agent with respect to such Receivable, addressing such issues as Agent may require (including the passage of title with respect to Inventory sold to such Customer on a bill-and-hold basis), together with any other documentation that Agent may require in Agent's Permitted Discretion.

"Raw Materials" shall mean goods held by a Loan Party for use in the production of Finished Goods.

"RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

"Real Property" shall mean all of each Loan Party's right, title and interest in and to its owned and leased premises, existing on or after the Closing Date, including, particularly, the real property identified on Schedule 5.25 hereto.

"Receivables" shall mean and include, as to each Loan Party, all of such Loan Party's accounts, contract rights, instruments (including those evidencing indebtedness owed to Loan Parties by their respective Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances (including payment intangibles), and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

"Release" shall have the meaning set forth in Section 5.6(c)(i) hereof.

"Replacement Lender" shall have the meaning set forth in Section 3.14 hereof.

"Reportable Event" shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder (other than an event as to which the thirty (30) day notice period has been waived).

"Reportable Compliance Event" shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

"Required Lenders" shall mean Lenders (not including any Defaulting Lenders) holding greater than fifty percent (50%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding greater than fifty percent (50%) of the Commitments; provided, that, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lenders); provided, further, that any Lender and any affiliate thereof that is also a Lender shall be deemed to be one Lender.

"Reserve Percentage" shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities".

"RE Term Loan" shall mean the term loan, in the principal amount of Seven Million Two Hundred Thousand Dollars ($7,200,000) made to Borrowers by the Lender on the Closing Date pursuant to Section 2.1(c).

"RE Term Loan Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the RE Term Loan in an aggregate principal equal to the RE Term Loan Commitment Amount (if any) of such Lender.

"RE Term Loan Commitment Percentage" shall mean, as to any Lender, the RE Term Loan Commitment Percentage (if any) set forth below such Lender's name on Schedule 1.1 (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3 hereof, the RE Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3 hereof.

"RE Term Loan Commitment Amount" shall mean, as to any Lender, the term loan commitment amount (if any) set forth below such Lender's name on Schedule 1.1 (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3 hereof, the term loan commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 17.3 hereof.

"RE Term Loan Note" shall mean the promissory note referred to in Section 2.1(c) evidencing the Indebtedness of Borrowers to Lenders arising from the making of the RE Term Loan.

"RE Term Loan Rate" shall mean, with respect to the RE Term Loan, an interest rate per annum equal to: (i) the sum of the Base Rate plus the Applicable Margin, with respect to

Base Rate Loans, and (ii) the sum of the LIBOR Rate plus the Applicable Margin, with respect to LIBOR Rate Loans.

"Revolving Advances" shall mean Advances made other than Letters of Credit, the Term Loans and Capex Loans.

"Revolving Commitment(s)" shall mean the aggregate amount of the total commitments of each Lender, or all Lenders (as the case may be) to make Revolving Advances and to participate in Letters of Credit under this Agreement, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

"Revolving Commitment Percentage" of any Lender, shall mean the percentage, in relation to the Revolving Commitment(s) of such Lender, set forth below such Lender's name on Schedule 1.1, as the same may be adjusted upon any assignment by a Lender to a Purchasing Lender pursuant to Section 17.3(c) hereof.

"Revolving Commitment Amount" shall mean, as to any Lender, the Revolving Commitment amount (if any) set forth below such Lender's name on Schedule 1.1 hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3 hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement.

"Revolving Credit Note" shall mean each promissory note referred to in Section 2.1(a) hereof evidencing Indebtedness of Borrowers to each Lender with a Revolving Commitment arising from the making of Revolving Advances.

"Revolving Interest Rate" shall mean, with respect to Revolving Advances, an interest rate per annum equal to: (i) the sum of the Base Rate plus the Applicable Margin, with respect to Base Rate Loans, and (ii) the sum of the LIBOR Rate plus the Applicable Margin, with respect to LIBOR Rate Loans.

"Sanctioned Country" shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

"Sanctioned Person" shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

"Securities" shall mean and include, as to each Loan Party, all marketable securities and investment property owned by Loan Party, whether now existing or hereafter created, including any held by any intermediary in any "street" name, pursuant to any custody arrangement or otherwise.

"Settlement Date" shall have the meaning set forth in Section 2.13(a) hereof.

"Signing Date" shall have the meaning set forth in the preamble to the Agreement.

"Subordinated Debt" shall mean Indebtedness which has been contractually subordinated, in right of payment and claim, to the rights and claims of Agent in respect of the Obligations, on terms reasonably satisfactory to Agent, pursuant to a Subordination Agreement.

"Subordinated Lender" means H.I.G. AERT, LLC.

"Subordination Agreement" shall mean an agreement, reasonably satisfactory in form and substance to Agent, among (i) Agent, for the benefit of the Lender Parties, (ii) a creditor holding Indebtedness permitted to be incurred hereunder, and (iii) the Loan Parties (whether directly or by consent), setting forth the terms by which such Indebtedness held by such creditor shall become Permitted Subordinated Debt hereunder.

"Subsidiary" of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation or other entity, or other Persons performing similar functions for such corporation or entity, are owned, directly or indirectly, by such Person.

"Term" shall have the meaning set forth in Section 14.1 hereof.

"Term Loans" shall mean, collectively, the M&E Term Loan, the RE Term Loan and the B Term Loan.

"Term Loan Notes" shall mean, collectively, the M&E Term Loan Note, the RE Term Loan Note and the B Term Loan Note.

"Termination Event" shall mean: (i) a Reportable Event with respect to any Plan subject to Title IV of ERISA; (ii) the imposition of material liability upon a Loan Party as a result of the withdrawal of any Loan Party or any member of the Controlled Group from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of a valid notice of intent to terminate a Plan in a distress termination in the manner described in Section 4041(a)(2) of ERISA; (iv) the institution by the PBGC of proceedings under Section 4042 of ERISA to terminate a Plan or Multiemployer Plan; (v) the occurrence of any event or condition (a) which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that results in the imposition of any material liability due to the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the imposition of any material liability as a result of the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan.

"Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable federal or state laws now in force or hereafter

enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

"Transferee" shall have the meaning set forth in Section 17.3(b) hereof.

"Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Borrowing Base or (ii) the Maximum Revolving Amount, minus (b) the sum of (i) the outstanding amount of Revolving Advances plus (ii) the undrawn face amount of issued Letters of Credit plus (iii) all amounts due and owing to Loan Parties' trade creditors which are outstanding beyond normal trade terms, plus (iv) all fees and expenses of the Agent for which Loan Parties are liable hereunder but which have not been paid or charged to Borrowers' Account.

"Unfinanced Capital Expenditures" shall have the meaning set forth in Section 8.1 hereof.

"Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as adopted in the State of New York.

"United States" or "U.S." means the United States of America.

"Value" shall mean, as determined by Agent in its Permitted Discretion, (a) with respect to Eligible Receivables, the gross face amount of Eligible Receivables less the sum of (i) sales, excise or similar taxes included in the amount thereof and (ii) returns, discounts, claims, credits, charges and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto; and (b) with respect to Eligible Inventory, the lower of (i) its cost computed on a first-in first-out (FIFO) basis in accordance with GAAP or (ii) its market value.

"Yield Surcharge" shall have the meaning set forth in Section 3.11 hereof.

"WBCC" shall have the meaning set forth in the preamble to this Agreement; and shall include its successors and assigns.

"Week" shall have the meaning set forth in Section 2.13(a) hereof.

ANNEX ONE, Acknowledged and Agreed:

"Initial Borrower" or "Borrower Representative"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By: ____________________

Name: J. R. Brian Hanna

Title: Chief Financial Officer

October 30, 2015

ANNEX TWO -- LETTERS OF CREDIT

This Annex Two is incorporated by reference into, and constitutes an integral part of, the Credit and Security Agreement, dated as of October 30, 2015 (as it may be amended or modified from time to time, the "Credit Agreement"), made by and among (i) ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., an Arkansas corporation as "Borrower," (ii) the Guarantors signatory hereto (each individually, a "Guarantor" and, collectively, the "Guarantors"); (iii) the financial institutions who are or hereafter become parties to this Agreement as lenders (collectively, the "Lenders" and each individually a "Lender") and (iv) WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation ("WBCC"), individually as a Lender hereunder and as agent for itself and each other Lender Party (as hereinafter defined) (WBCC, acting in such agency capacity, the "Agent"). Capitalized terms used in this Annex but not expressly defined in this Annex, shall have the meanings given to such terms in the Credit Agreement.

1. Letters of Credit. Subject to the terms and conditions hereof, Agent may, in its sole discretion (without any obligation to do so) issue or cause the issuance of letters of credit ("Letters of Credit") by the Issuer on behalf of any Borrower; provided, however, that Agent will not, in any event, issue or cause to be issued any Letters of Credit (i) unless Borrowers have executed in favor of the Issuer: (A) its master letter of credit agreement (the "Master Letter of Credit Agreement"), in substantially the form of Exhibit "A" attached hereto; and (B) its automatic letter of credit agreement (the "Automatic Letter of Credit Agreement"), in substantially the form of Exhibit "B" attached hereto (the Master Letter of Credit Agreement and the Automatic Letter of Credit Agreement, together with the Letter of Credit Documents defined below, are herein called, collectively, the "Letter of Credit Documents"), (ii) unless Borrowers have complied with Sections 2 and 3 below in regard to such issuance, and (iii) to the extent that the face amount of such Letters of Credit would then cause either (A) outstanding Letters of Credit to exceed $500,000 individual or aggregate dollar limit thereon established by Agent from time to time, or (B) the sum of (1) the outstanding Revolving Advances plus (2) all outstanding Letters of Credit to exceed the lesser of the Maximum Revolving Amount or the Borrowing Base.

2. Issuance of Letters of Credit.

(a) Borrower Representative, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Issuer's standard form of letter of credit application (a "Letter of Credit Application") and any draft, if applicable, completed to the satisfaction of Agent, together with such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Borrower Representative, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any Letter of Credit and the disposition of documents, disposition of any unutilized funds, and to arrange for the issuance of any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than one (1) year after such Letter of Credit's date of issuance, in the case of "standby" Letters of Credit, and six (6) months after such Letter of Credit's date of issuance, in the case of "trade" Letters of Credit, and in no event later than thirty (30) days prior to the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

(c) Agent and each Issuer shall each have absolute discretion whether to accept any draft drawn on a Letter of Credit. Without in any way limiting Agent or any Issuer's absolute discretion whether to accept any draft, Borrower Representative will not present for acceptance any draft, and Agent and each Issuer will generally not accept any drafts (i) that arise out of transactions Agent the sale of goods by any Borrower not in the ordinary course of its business, (ii) that involve a sale to an Affiliate of any Borrower, (iii) that involve any purchase for which Agent, or any Issuer, as appropriate, has not received all related documents, instruments and forms requested by Agent or such Issuer, (iv) for which Agent or any Issuer, as appropriate, is unable to locate a purchaser in the Ordinary Course of Business on standard terms, or (v) that is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of Section 13 of the Federal Reserve Act, as amended.

(d) Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of air releases and steamship guarantees on behalf of Borrower. Borrower Representative may request a Lender to issue or cause the issuance of air releases and steamship guarantees by delivering to Agent at the Payment Office such certificates, documents and other papers and information as agent may request. In addition, for purposes hereof, the definition of "Letters of Credit" shall include all air releases and steamship guarantees issued or caused to be issued by Agent.

3. Requirements For Issuance of Letters of Credit.

(a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Agent and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent or any Issuer and expenses and reasonable attorneys' fees incurred by Agent or any Issuer arising out of, or in connection with, any Letter of Credit to be issued for any Borrower. Borrowers shall be bound by Agent's and Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from Borrowers' own; and, neither Agent nor any Issuer nor any of their respective correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent, any Issuer's or such correspondents' willful misconduct or gross negligence.

(b) Borrower Representative shall authorize and direct any Issuer of a Letter of Credit to name the applicable Borrower as the "applicant" or "account party" therein, to deliver to Agent all related payment/acceptance advices, to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default or Default shall have occurred, (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

(d) Each Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent for any amounts paid by Agent with respect to any Letter of Credit issued for the account of such Borrower, including all fees, costs and expenses paid by Agent to any Issuer or correspondence bank that issues or negotiates Letters of Credit. In connection with the foregoing, Borrower authorizes and directs Agent to cause a Revolving Advance to be made in the amount of any such reimbursement obligation when it becomes due and to pay or reimburse itself (or the Issuer or correspondent bank as appropriate) with the proceeds thereof; but, if at the time such payment becomes due the unpaid balance of Revolving Advances exceeds or would exceed with the making of such disbursement the maximum amount permitted under Section 2.1 of the Credit Agreement, then, no such Revolving Advance shall be made and Borrower shall be obligated to make such payment in full or be in default of the payment thereof.

(e) On demand, during any time that an Event of Default exists, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash Collateral, in an amount equal to one hundred ten percent (110%) of the undrawn face amount of any outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into Agent's possession at any time. Agent will invest such cash Collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash Collateral. No

Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

4. Letter of Credit Fees. Borrowers shall pay (a) to Agent for its own account such fees for each Letter of Credit (if any) issued pursuant hereto for the period from and excluding the date of issuance of same to and including the date of expiration or termination, at such rates at a rate per annum equal to the three and one-quarter percent (3.25%) per annum increasing by an addition two (2.0%) per annum applicable to Revolving Advances from and after the occurrence of, and during the continuation of, any Event of Default) and (b) to Agent for the benefit of the Issuer any and all fees and expenses as agreed upon by the Issuer and the Borrower Representative in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). Such fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed and be payable quarterly in arrears on the first day of each calendar quarter, beginning with the first such date following the issuance of each Letter of Credit and on the last day of the Term. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

5. Risk Participations and Payment: In Respect Of Letters Of Credit:

(a) Each Lender having a Revolving Commitment shall, to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit, be deemed to have irrevocably purchased an undivided participation in (i) each such unreimbursed reimbursement obligation, (ii) Agent's credit support enhancement provided to the Issuer of any Letter of Credit and (iii) each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder; in each case, in an amount equal to such Lender's applicable Commitment Percentage of the outstanding amount of the Letters of Credit and disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the amount permitted under Section 1 of Annex Two, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment in respect of Letters of Credit shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated

to issue or cause to be issued Letters of Credit hereunder; (B) no Letters of Credit issued hereunder remain outstanding and uncancelled or (C) all Persons (other than the applicable Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.

(b) In furtherance (but not in limitation) of Section 5(a) above, each Lender shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to deliver to Agent an amount equal to its respective pro . rata share of each payment made by Agent pursuant to subsection (a) above, which obligation shall be absolute and unconditional, and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 9.2 of the Credit Agreement. If any Lender fails to make available to Agent the amount of such Lender's pro rata share of any payments made by Agent in respect of such Letter of Credit as provided in this subsection, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for the first three (3) Business Days after such payment becomes due, and, thereafter, at the Base Rate, until paid in full.

ANNEX TWO, Acknowledged and Agreed:

"Initial Borrower" or "Borrower Representative"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By: ______________________
Name: J. R. Brian Hanna
Title: Chief Financial Officer

October 30, 2015

EXHIBIT "A"

MASTER LETTER OF CREDIT AGREEMENT

This Agreement is being executed in connection and pursuant to that certain Credit and Security Agreement, dated as of October 30, 2015, made among the undersigned, as a/the "Borrower" or the "Borrower Representative" thereunder (hereinafter called, individually and collectively if more than one, "Obligor"), and Webster Business Credit Corporation ("Agent"), (hereinafter, as it may be amended or modified from time to time called the **"Credit Agreement"**; capitalized terms used herein, but not expressly defined herein, shall have the meanings given to such terms in the Credit Agreement), and is the **"Letter of Credit Agreement"** referenced therein. In consideration of the issuing by Webster Bank National Association (the "Bank") for the account of the Obligor, pursuant to the Credit Agreement, its Letters of Credit ("Letters of Credit") from time to time in various amounts, the Obligor (jointly and severally if more than one) acknowledges, confirms agrees:

1. At the request of the Obligor, the Bank has agreed to issue certain Letters of Credit for the account of Obligor and, pursuant to the terms and conditions of such Letters of Credit, the Bank may incur costs and expenditures and may also incur payment obligations on behalf of Obligor to third parties, including the honoring of drafts drawn under any such Letters of Credit.

2. At the request of the Obligor, the Bank may also enter into, or has entered into, certain agreements (**"Advising Bank Agreements"**) with an advising bank (**"Advising Bank"**) pursuant to which the Advising Bank may act as the advising bank on Letters of Credit issued by the Bank for Obligor. Pursuant to the terms of the Advising Bank Agreements, the Bank may become obligated to reimburse, indemnify, and repay the Advising Bank's costs and expenditures made or incurred by the Advising Bank on behalf of the Bank or Obligor, including, without limitation, expenditures made by the Bank or the Advising Bank in connection with any Letter of Credit issued by the Bank on behalf of the Obligor and including the honoring of drafts drawn under any such Letter of Credit.

3. To pay **ON DEMAND** in United States currency to the Bank, unless and except to the extent payment thereof is timely made to the Bank by or on behalf of Obligor with borrowed funds obtained pursuant to the terms of the Credit Agreement:

   (a) A sum equal to each amount which the Bank incurs or pays to a third-party or becomes obligated to pay to a third-party, or which the Bank pays to an Advising Bank, or becomes obligated to pay to an Advising Bank, pursuant to or in connection with any Letters of Credit issued for the account of Obligor or in connection with the Advising Bank Agreements. The Obligor agrees that the Bank is entitled to pay all such sums as are demanded by the Advising Bank or other third party and shall not be obligated to make inquiry with respect to the appropriateness of the amount or nature of any such sums being demanded. The Obligor's obligation as provided above in this paragraph 3(A) shall be absolute in the absence of gross negligence or intentional misconduct by the Bank.

   (b) Interest on any and all amounts remaining unpaid hereunder at any time shall be computed on the basis of a 360 day year, with each interest payment based upon the actual number of days in the period covered by payment, which interest shall

be payable whether before or after maturity, by acceleration or otherwise, and whether or not judgment is obtained, at a variable rate per annum which is equal to the rate announced by the Bank from time to time as its Prime Rate (the "Prime Rate", which rate is not necessarily tied to any other index or standard used by the Bank or others) plus five (5) percentage points. Changes in the interest rate payable hereunder shall take place immediately upon a change in the Prime Rate without notice or demand of any kind.

In the event that demand for payment has not been made, such interest shall be payable monthly in arrears on the first day of each month.

(c) All costs of collection of all amounts which the Bank pays to an Advising Bank or other third-parties or becomes obligated to pay to Advising Bank or to other third-parties pursuant to or in connection with the Letters of Credit issued for the account of Obligor, or the Advising Bank Agreements, including reasonable attorneys' fees and court costs.

(d) Upon the occurrence or continuation of an event of default (as hereinafter defined), the Obligor shall immediately pay to the Bank, as cash collateral, such amount, in cash, as the Bank is then or may thereafter become obligated to pay to an Advising Bank or to third-parties under any Letters of Credit issued for the account of Obligor, or under or pursuant to the Advising Bank Agreements, such sum to be determined by the Bank in its sole discretion. Such sum shall be held by the Bank as cash collateral for the obligations of the Obligor hereunder.

4. To grant, and does hereby grant, to the Bank as security for any and all obligations hereunder, a security interest in any and all property, including deposits of the Obligor, now or at any time hereafter in the possession or control of the Bank (inclusive of such property as may be in transit by mail or carrier to or from the Bank), or that of any third party acting in behalf of any Obligor, whether for the express purpose of being used by the Bank as collateral or for safekeeping or any other or different purpose, a lien being hereby given the Bank upon any and all such property for the aggregate amount of such obligations. The Bank is hereby authorized, at its option, and without obligation to do so, to transfer to and/or register in its name or in the name of its nominee all or any part of the property which may be held by it as security at any time hereunder, and with or without notice to the Obligor. The Obligor hereby authorizes the Bank, acting in its discretion at any time and whether or not any property then held by the Bank as collateral security is deemed by the Bank to be adequate, to hold as additional collateral security any and all monies now or hereafter with the Bank on deposit or otherwise to the credit of or belonging to the Obligor and then or thereafter to apply, in whole or in part, the monies so held upon all or any of such obligations.

5. The Obligor shall furnish information, financial or otherwise, to the Bank within 45 days of any request, which information shall be in form and detail satisfactory to the Bank. Such information shall be prepared by a firm of certified public accountants on an audited or reviewed basis as the Bank may require. The Obligor acknowledges that the Bank may also request and obtain information, financial or otherwise, about the Obligor from WBCC.

6. Administration of Credit.

(a) Obligor will promptly examine the copy of the Letters of Credit (and any amendments thereof) sent to Obligor by the Bank or an Advising Bank, as well as all other instruments and documents delivered to Obligor from time to time, and, in the event Obligor has any claim of noncompliance with the instructions or of any discrepancy or other irregularity, Obligor will immediately notify the Bank and Advising Bank thereof in writing, and Obligor will conclusively be deemed to have waived any such claim against the Bank, Advising Bank and any of the Bank's other correspondents unless such immediate notice is given as aforesaid.

(b) The Bank or Advising Bank may (but need not) pay any drafts otherwise in order which are signed or issued by, or accompanied by required statements or documents otherwise in order which are signed or issued by, the custodian, executor, administrator, trustee in bankruptcy, debtor in possession, assignees for the benefit of creditor, liquidator, receiver or other agent or legal representative of the beneficiary of the Letters of Credit or other party who is authorized under the Letter of Credit to draw or issue any drafts, required statements or other documents.

(c) Neither the Bank nor any Advising Bank or any of the Bank's other correspondents shall be responsible for, and neither the Bank's or Advising Bank's powers and rights hereunder nor Obligor's obligations shall be affected by: (i) any act or omission pursuant to Obligor's instructions; (ii) any other act or omission of the Bank, Advising Bank or any of the Bank's other correspondents or their respective agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, accuracy or genuineness of drafts, documents or required statements, even if such drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Obligor shall have notified Bank, Advising Bank or any of Bank's other correspondents thereof); (iv) failure of any draft to bear any reference or adequate reference to the Letters of Credit; (v) errors, omissions, interruptions or delays in transmission or delivery of any messages however sent and whether or not in code or cipher; (vi) any act, default, omission, insolvency or failure in business of any other person (including any correspondent) or any consequences arising from causes beyond the Bank's, Advising Bank's or the Bank's other correspondents' control; or (vii) any acts or omissions of any beneficiary of the Letters of Credit or transferee of the Letters of Credit, if transferable.

(d) Except to the extent this Agreement expressly provides otherwise, this Agreement, the Letters of Credit and all transactions thereunder are subject to the "Uniform Customs and Practice for Documentary Credits" of the International Chamber of Commerce as in effect when the subject Letter of Credit is issued or renewed. Except as otherwise expressly provided, the Bank, Advising Bank and/or the Bank's other correspondents may, to the extent that the Bank, Advising Bank or the Bank's other correspondents deem appropriate: (i) consider

applicable to the Letters of Credit and any or all transactions thereunder any laws, regulations, customs, or usages, foreign or domestic, deemed appropriate and not inconsistent with said "Uniform Customs and Practice for Documentary Credits"; and (ii) accept bills of lading not marked notify the account party named in the Letters of Credit or not indicating the reference number of the subject Letter of Credit notwithstanding anything herein specified to the contrary.

(e) Obligor will cause the property covered by the Letters of Credit to be adequately insured in amounts, against risks and by companies satisfactory to the Bank, assign the policies or certificates thereof to the Bank or make loss payable to the Bank, at its option, and furnish the Bank upon request evidence of compliance with the foregoing. If the Bank at any time deems such insurance inadequate for any reason, the Bank may procure such insurance as it deems necessary, at Obligor's expense.

(f) Obligor will procure promptly necessary import, export or shipping licenses for the property covered by the Letters of Credit, comply with all governmental regulations, foreign or domestic (including exchange regulations) with regard thereto or the financing thereof, and furnish to the Bank, upon request, certificates evidencing the foregoing, and on demand, pay to the Bank any amount(s) the Bank may be required to expend in respect thereto.

(g) For such Letters of Credit expiring at the Bank's counters, the Bank is the nominated bank for payment or acceptance. For such Letters of Credit not expiring at the Bank's counters, if Obligor does not nominate a bank to be available for payment, acceptance or negotiation of the Letters of Credit, then the Bank may issue the Letters of Credit as negotiable by any bank or the Bank may nominate any of its branches or affiliates or Advising Bank or any of its other correspondents of its choice. It is further understood that the Bank may, in its sole discretion, waive its stipulation of the nominated bank and accept presentations of documents from a bank not so nominated by Obligor.

(h) Without limiting other forms of action, the Bank, Advising Bank and/or the Bank's other correspondents may accept and act on telefacsimile, Internet-based, electronic, digital or other machine-readable instructions and/or documentation relating to, or in connection with, Letters of Credit.

(i) If the Bank has margined the face amount of any Letter of Credit issued pursuant to this Master Letter of Credit Agreement under the Loan Agreement, then, Obligor, agrees that: (i) no Letter of Credit so issued shall have an expiration date that extends beyond the last day of the Term unless prior to such date the Obligor pledges cash collateral in an amount equal to 105% of the then available face amount of any such Letter of Credit to fully secure each such Letter of Credit; (ii) each draw under any Letter of Credit so issued shall constitute an automatic request for a Revolving Advance under the Loan Agreement, so long as after giving effect to the making of such Revolving Advance, the aggregate balance of all Revolving Advances and any Letters of Credit outstanding at such time does

not exceed the lesser of (a) the Maximum Revolving Amount or (b) the Borrowing Base ; and (iii) upon the occurrence of any Event of Default under the Loan Agreement or upon the last day of the Term or any accelerated maturity date hereof, the Obligor hereby agrees that a request for a Revolving Advance under the Loan Agreement shall be deemed to have been made by the Obligor for an amount equal to 105% of the full amount of the then available face amount of all Letters of Credit then outstanding, which Revolving Advance shall be held and remain as cash collateral to fully secure any such Letters of Credit. If a Revolving Advance is deemed to have been made to cash collateralize 105% of the face amount of any Letter of Credit, then, Obligor hereby authorizes the Bank to hold such cash collateral in an account in the name of Bank as secured party for Obligor, and hereby authorizes the Bank to make such filings and/or recordings as may be deemed reasonable or necessary to perfect or effect such security interest.

7. Obligor agrees that the Bank may at any time and from time to time, in its discretion, by agreement with Obligor, and, if this Agreement is executed by two or more Obligors, each Obligor agrees that the Bank may at any time, and from time to time, in its discretion, by agreement with one or more Obligors (whether or not such other Obligor(s) shall have been so appointed in any joint application agreement): (i) further finance or refinance any transaction under the Letters of Credit; (ii) renew, extend or change the time of payment or the manner, place or terms of payment of any of the obligations; (iii) settle or compromise any of the obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Obligor which may at the time be due or owing to the Bank; or (iv) release any Obligor or any guarantor or any collateral, or modify the terms under which such collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or the Letters of Credit, or give any waiver or consent under this Agreement; all in such manner and on such terms as he Bank may deem proper and without notice of further assent from such Obligor. In any such event, each Obligor shall remain bound by such event and this Agreement after giving effect to such event, and the obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced.

8. If the Bank is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank, or any other condition is imposed upon the Bank, which imposes a cost upon the Bank, and the result, in the determination of the Bank, is to increase the cost to the Bank of maintaining the Letters of Credit or paying or funding the payment of any draft thereunder, or to reduce the amount of any sum received or receivable by the Bank hereunder, or reduce the return to the Bank, Obligor will pay to the Bank upon demand such amount in respect of such increased cost or reduction as the Bank may determine to be the additional amount or amounts required to compensate the Bank for such increased cost or reduction. In making the determinations contemplated hereunder, the Bank may make such estimates, assumptions, allocations and the like which the Bank in good faith determines to be appropriate, and the Bank's selection thereof and the Bank's determinations based thereon shall be final and binding and conclusive upon Obligor.

9. An event of default shall exist upon the occurrence of any or any combination of the following: (i) failure by the Obligor to make a payment when due hereunder; or (ii) failure to

perform any other obligation of the Obligor to the Bank under this Agreement or to the Bank, Advising Bank or any other of the Bank's correspondents under any other document or agreement with the Bank, Advising Bank or any of the Bank's other correspondents; or (iii) proceedings are instituted by or against the Obligor under any laws relating to bankruptcy, insolvency, receivership, or arrangements with creditors; or (iv) a sale unauthorized by the Bank of, encumbrance on, or the attachment of any collateral which may secure the obligations; or (v) a loss, theft, substantial damage to or destruction of any collateral which may secure the obligations; or (vi) a material adverse change to the financial condition or business operation of any Obligor; (vii) the Bank deems itself insecure based upon commercially reasonable standards; (viii) the death of any individual Obligor or guarantor or the dissolution, expiration or discontinuance of the existence of any other Obligor or guarantor; or (ix) an "Event of Default" occurring under the terms of the Credit Agreement (as that quoted term is defined therein).

10. The Bank's rights and interests hereunder shall continue unimpaired, and the Obligor shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release or substitution of any property which may be held as security hereunder at any time or the decline or impairment of the value, saleability or utility of such property, or of any rights or interest therein or the release of or compromise with any other party who may be primarily or secondarily liable for the obligations of the Obligor hereunder or otherwise in connection with this Agreement. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by the Bank shall impair the Bank's rights or powers hereunder. The Bank shall not be deemed to have waived any of its rights hereunder unless the Bank or its authorized agent shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any matter not expressly referred to therein or which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver. All rights granted to the Bank hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to Bank under applicable law and nothing herein shall be construed as limiting any such other right.

11. Obligor agrees to reimburse the Bank upon demand for and to indemnify and hold Bank harmless from and against all claims, liabilities, losses, costs and expenses, including, but not limited to, attorneys' fees and disbursements, incurred or suffered by the Bank in connection with the Letters of Credit; such claims, liabilities, losses, costs and expenses shall include but not be limited to all such incurred or suffered by the Bank in connection with (a) the Bank's exercise of any right or remedy granted to it hereunder, (b) any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement, (c) the collection or enforcement of any obligations owed to the Bank, (d) the Bank's, Advising Bank's or the Bank's other correspondents' accepting and acting on telefacsimile, Internet-based, electronic, digital or other machine-readable instructions and/or documentation (absent gross negligence or intentional misconduct on the part of the Bank), and (e) any of the events or circumstances referred to in paragraph 6(c) hereof.

12. In no event will the Bank, Advising Bank or any of the Bank's other correspondents be responsible for any special, incidental or consequential damages that Obligor or any other person may incur or experience by reason of Obligor's having entered into or relied on this Agreement or arising out of or in connection with the Letters of Credit even if the Bank, Advising Bank or any of the Bank's other correspondents have been advised of the possibility of such damages.

The limitations of liability in this Agreement shall apply regardless of the form in which such liability is asserted (whether in contract, tort, including negligence, gross negligence or strict liability, or otherwise), and regardless of whether the remedies hereunder fail of their essential purpose.

13. This Agreement shall become effective upon its receipt by the Bank, shall be governed by the laws of the State of Connecticut without regard to the laws of any other state under any rules pertaining to conflict of laws. The law of Connecticut shall govern in all respects including, without limitation, matters of title, construction, validity, performance and discharge, and shall be binding upon the Obligor and its successors, assigns, and legal representatives, and shall not be waived, altered, modified or amended as to any of its terms or provisions, except as the Bank may consent thereto in writing duly signed for and on its behalf.

14. No assignment or other transfer of all or any of the rights or obligations of the Obligor hereunder, whether with regard to any property or otherwise, may be made without the prior consent in writing of the Bank.

15. The execution, delivery and performance of this Agreement and any evidence of indebtedness have been and will be authorized by requisite action of the Obligor, contain the requisite number of signatures, and will not violate any provisions of any law, any order of any court, or any provision of any indenture, agreement, or other instrument to which the Obligor is a party or by which it, or any of its property is bound.

16. This Agreement shall continue in full force and effect until the expiration of the last of the Letters of Credit. Notwithstanding any such expiration, this Agreement shall continue in full force and effect until all obligations then outstanding (whether absolute or contingent) shall have been paid in full and all rights of the Bank hereunder shall have been satisfied or other arrangements for the securing of such rights satisfactory to the Bank's shall have been made.

17. If this Agreement is executed by two or more Obligors, they shall be jointly and severally liable hereunder, and without limiting the above, all provisions hereof regarding collateral shall apply to the obligations and collateral of any or all of them.

18. This Agreement shall be binding upon the heirs, executors, administrators, assigns and successors of each of the Obligors, and shall inure to the benefit of and be enforceable by Bank, its successors, transferees and assigns.

19. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

20. "Letter of Credit" as used herein shall refer to any letter of credit issued by the Bank for the account of Obligor, as such letter of credit may be amended and supplemented from time to time, and any and all renewals, increases, extensions and replacements thereof and thereafter.

21. The terms of this Agreement are intended by the parties to be cumulative with, and in addition to, and not in derogation of, the terms of the Credit Agreement as they relate to the

issuance and administration of, and the reimbursement for drawings under, Letters of Credit. In the event of any conflict or contradiction between the terms of this Agreement and such terms of the Credit Agreement, the terms of this Agreement shall govern and control.

22. THE OBLIGOR ACKNOWLEDGES AND AGREES THAT THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT CONSTITUTE A COMMERCIAL TRANSACTION AS THAT TERM IS DEFINED IN SECTION 52-278(A) OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED.

23. THE OBLIGOR HEREBY WAIVES AND RELINQUISHES ANY RIGHTS WHICH IT MAY HAVE, PURSUANT TO ANY LAW OR CONSTITUTIONAL PROVISION, INCLUDING, WITHOUT LIMITATION, SECTION 52-278(A) ET SEQ. OF THE CONNECTICUT GENERAL STATUTES, TO ANY NOTICE OR HEARING OR THE POSTING OF A BOND PRIOR TO ANY ATTEMPT BY THE BANK TO OBTAIN A PREJUDGMENT REMEDY AGAINST THE OBLIGOR IN CONNECTION WITH SUCH TRANSACTIONS.

24. THE OBLIGOR HEREBY WAIVES TRIAL BY JURY AND ANY OBJECTION TO THE VENUE OF ANY ACTION BROUGHT IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

Dated as of ________________, 2015.

"OBLIGOR"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., Individually, and as Borrower Representative for all Borrowers under the Credit Agreement

By:_________________________________
Name:
Title:

EXHIBIT "B"

AUTOMATED LETTER OF CREDIT AGREEMENT

This Agreement is entered into as of October 30, 2015, by the undersigned individually and collectively ("Obligor"), to and in favor of WEBSTER BANK NATIONAL ASSOCIATION ("Bank").

RECITALS

At the request of the Obligor, the Bank has agreed to issue certain Letters of Credit for the account of Obligor pursuant to a Master Letter of Credit Agreement dated of even date herewith between the Bank and the Obligor (as it may be modified or amended from time to time, the "Master Letter of Credit Agreement"; capitalized terms used herein, but not expressly defined herein, shall have the meanings given to such terms in the Master Letter of Credit Agreement or in the Credit Agreement defined therein).

The Bank will provide an Automated Letter of Credit Service ("Service") that facilitates the electronic transmission of data related to the Letters of Credit. Such Service may be provided to the Bank under license from a third-party ("Licensor") and such Service may include, among other things, use of certain Licensor Software (the "Licensor Software"). (Any reference in this Agreement to "Service" shall include, but not be limited to, any Licensor Software provided to Obligor.) In such case, the Bank will provide such Service to Obligor by sublicense.

NOW THEREFORE, for valuable consideration, the Obligor, intending to be legally bound, hereby covenants and agrees with the Bank as follows:

1. Right to Use Service.

(a) Subject to the terms of this Agreement, Bank hereby grants to Obligor a non-exclusive, non-transferable right, for the term of this Agreement to use the Service for the sole purpose of exchanging information concerning requests by Obligor to the Bank to issue Letters of Credit and to exchange information regarding Letters of Credit issued by Bank (or on its behalf) to Obligor.

(b) Any Licensor Software included in the Services shall be provided in object code format only.

2. Maintenance/Modification.

(a) The Bank will provide Obligor, in the Bank's sole discretion, with new versions of any manuals ("Manuals") for the Service as such may be issued from time to time. Such Manuals shall be provided by license or sublicense to Obligor for use only in connection with the Service hereunder.

(b) The Bank will furnish telephone support to Obligor in the use and operation of the Service during the Bank's normal business hours which are 9:00 a.m. to 5:00 p.m., Monday thru Friday, exclusive of Bank observed holidays.

(c) The Bank reserves the right to modify the Service at any time, provided that the Bank will give reasonable advance notice to Obligor of any modification that will affect the functioning of the Service.

(d) Obligor shall immediately notify Bank in writing of any errors, omissions or interruption in, or delay or unavailability of, any part of the Service identified by Obligor.

3. Disclosure of Obligor Information.

(a) Obligor shall make available to the Bank on demand such documentation and information concerning Obligor as the Bank or any Licensor shall reasonably require in connection with providing the Service, or compliance with applicable law, including information and documentation concerning the identity of Obligor, the nature of the business of Obligor and the nature of transactions for which Obligor uses or intends to use the Service ("Obligor Information").

(b) THE BANK WILL MAKE AVAILABLE TO ANY LICENSOR, ON DEMAND BY SUCH LICENSOR, SUCH OBLIGOR INFORMATION AS LICENSOR SHALL REASONABLY REQUIRE IN CONNECTION WITH PROVIDING THE SERVICE OR COMPLIANCE WITH APPLICABLE LAW.

(c) THE BANK SHALL REQUIRE ANY LICENSOR TO MAINTAIN SUCH OBLIGOR INFORMATION IN CONFIDENCE AND TO LIMIT ITS DISCLOSURE (A) TO ITS OFFICERS, DIRECTORS, AND EMPLOYEES, AFFILIATES, AUDITORS AND ATTORNEYS WHO HAVE A NEED TO KNOW IN CONNECTION WITH PROVIDING THE SERVICE IN CONNECTION WITH THIS AGREEMENT; (B) TO ITS AGENTS AND SUBCONTRACTORS WHO HAVE A NEED TO KNOW IN CONNECTION WITH PROVIDING THE SERVICE IN CONNECTION WITH THIS AGREEMENT, PROVIDED THAT SUCH THIRD PARTY HAS AGREED IN WRITING TO MAINTAIN THE CONFIDENTIALITY OF SUCH INFORMATION ON TERMS NO LESS STRICT THAN THOSE HEREIN; AND (C) TO REGULATORY OFFICIALS OR AS REQUIRED BY LAW. THE BANK WILL REQUIRE ANY LICENSOR TO USE THE OBLIGOR INFORMATION ONLY FOR PURPOSES OF PROVIDING THE SERVICE IN CONNECTION WITH THIS AGREEMENT.

(d) THE OBLIGATIONS IMPOSED UNDER SECTION 3(c) ABOVE SHALL NOT APPLY TO OBLIGOR INFORMATION THAT IS MADE PUBLIC BY OBLIGOR; BECOMES GENERALLY AVAILABLE TO THE PUBLIC; IS RECEIVED FROM A THIRD-PARTY WITHOUT RESTRICTION, AND WHO IS NOT SUBJECT TO A DUTY OF CONFIDENTIALITY; IS DEVELOPED INDEPENDENTLY BY THE RECEIVING PARTY; OR IS DISCLOSED WITH WRITTEN CONSENT OF OBLIGOR.

(e) OBLIGOR ACKNOWLEDGES THAT ITS INFORMATION WILL BE DISCLOSED AS PROVIDED ABOVE IN SECTION 3(c) AND 3(d), AND OBLIGOR HEREBY CONSENTS TO SUCH DISCLOSURE BY THE BANK TO ANY LICENSOR AND TO THE DISCLOSURE AND USE OF SUCH OBLIGOR INFORMATION BY THE BANK AND ANY LICENSOR AS PROVIDED IN SECTION 3(c) AND 3(d) ABOVE.

4. Representations and Warranties of Obligor.

(a) Obligor represents and warrants to the Bank as follows (and such representations and warranties shall survive execution of this Agreement):

(i) No transaction to be processed through use of these Services is prohibited by applicable law, regulation or rule;

(ii) Obligor is not a national of a designated blocked country or "Specially Designated National", "Blocked Entity", "Specially Designated Terrorist", "Specially Designated Narcotics Trafficker" or "Foreign Terrorist Organization", as defined by the United States Office of Foreign Assets Control;

(iii) This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of Obligor. The execution, delivery and performance of this Agreement by Obligor do not and will not violate any applicable law, rule or regulation and do not require the consent or approval of any governmental or other regulatory body except for such consent and approvals as have been obtained and are in full force and effect.

(iv) Obligor will comply with all laws, rules and regulations applicable to the Service.

(v) Obligor will not export or transship any Licensor Software in violation of any United States or other laws or regulations.

5. Confidentiality.

(a) Obligor acknowledges that any computer, software, Licensor Software, information and data processes and documentation of the Bank or any Licensor, including but not limited to the Manuals, in connection with the Service (collectively the "Material") are the exclusive and confidential property of the Bank or any Licensor, as the case may be. Obligor shall hold the Material in trust and confidence, keep the Material confidential and not disclose the Material to any persons other than its respective employees who need to know such information in order for them to use the Service and who have been advised of the confidential nature of the Material, provided, however, that this sentence does not apply to information in the public domain other than by reason of a breach of this Agreement or any written agreement. Obligor assumes full liability for any breach of this paragraph by its employees.

(i) Upon termination of this Agreement for any reason, Obligor shall return to the Bank all copies of the Material, and any portion thereof, in its possession or control or certify to the Bank in writing that all such copies of the Material, and any portion thereof, have been destroyed. The provisions of this Section 5.1 shall not affect the copyright status of any of the Material that may be copyrighted and shall apply to all Material whether or not copyrighted.

6. Codes, Passwords and Encryption.

(a) The Bank may provide authorization codes, passwords and authentication keys for use by Obligor to gain access to the Service, and may provide Obligor with the ability to establish its own authorization codes, passwords and authentication keys. Obligor shall treat all codes, passwords and authentication keys with extreme care. The Bank may from time to time direct the change or replacement of codes or passwords, and Obligor shall cause its employees to implement any such changes in a timely manner. Obligor agrees to indemnify and hold harmless the Bank and any Licensor from all costs incurred and losses suffered by either of them arising from or in connection with (a) the misappropriation of any codes, passwords or authentication keys or (b) any unauthorized use of the Service by persons gaining access thereto from or through Obligor.

(b) The Bank or any Licensor may provide the Services in encrypted transmission versions and in an unencrypted transmission version, based on the Bank's or Licensor's understanding of regulatory directives and the business needs of the Bank and Obligor. Neither the Bank nor any Licensor shall have any liability to Obligor arising out of the failure to provide an encrypted version of the Service to Obligor, nor shall Bank or Licensor be liable for any failures, errors, defects, inadequacies or omissions in the encryption features that may be provided with the Service. The encryption features of the Service may be deactivated without notice at any time for maintenance and repair purposes.

7. Warranty.

THE BANK, ANY LICENSOR AND EITHER OF THEIR MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICE, OR ANY OTHER INFORMATION OR MATERIALS PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE SERVICE AND OTHER INFORMATION AND MATERIALS ARE PROVIDED ON AN "AS IS" BASIS.

8. Limitation of Liability.

(a) The Bank shall have no liability for any losses, damages, injuries, claims, costs or expenses incurred by Obligor or any other person arising out of or in connection with this Agreement or the Service or any Material or information supplied by the Bank or any Licensor in connection therewith except for money damages suffered as the direct result of the gross negligence or willful misconduct of the Bank. In no event will such liability exceed in the aggregate for all such losses, damages, injuries, claims, costs and expenses the sum of $10,000.

(b) Any Licensor, its affiliates, and their respective directors, officers, employees, agents, suppliers and contractors, shall have no liability for any losses, damages, injuries, claims, costs or expenses incurred by Obligor or any other person arising out of or in connection with this Agreement or the Service or any Materials or information supplied by the Bank or such Licensor in connection therewith.

(c) In no event shall the Bank, any Licensor, their affiliates, or any of their respective directors, officers, employees, agents, suppliers and contractors, be responsible for any special,

incidental or consequential damages that Obligor or any other person may incur or experience by reason of Obligor's having entered into or relied on this Agreement or arising out of or in connection with the Service or Material, even if the Bank or any Licensor has been advised of the possibility of such damages, nor shall the Bank or any Licensor be liable for acts of God, machine or computer breakdown or malfunction, interruption or malfunction of communication facilities, labor difficulties or any other similar or dissimilar causes beyond such persons' reasonable control.

(d) The limitations of liability in this Agreement shall apply regardless of the form in which such liability is asserted (whether in contract, tort, including negligence, gross negligence or strict liability, or otherwise), and regardless of whether the remedies available hereunder fail of their essential purpose.

9. Modifications to the Service.

(a) Obligor agrees not to copy, modify, attempt to modify, decompile or reverse engineer the Service or Material without the Bank's prior written consent. In the event that Bank should decide to permit Obligor to make a copy of any Licensor Software or Manuals provided, Obligor will reproduce all of Bank's and any Licensor's proprietary notices on such copies.

(b) Obligor agrees that any modification to the Service by Obligor, whether with or without the Bank's or Licensor's consent, shall become property of the Bank or any Licensor as the case may be.

(c) Obligor shall install any update or upgrade to the Licensor Software if so required by the Bank.

10. Termination.

(a) Except as may be otherwise provided in this Section 10, either party may terminate this Agreement upon thirty (30) days prior written notice to the other.

(b) The Bank shall have the right to terminate this Agreement immediately if (i) the contractual relationship between the Bank and any Licensor is terminated for any reason; (ii) Obligor defaults in a material respect in the performance or observance of any covenant or agreement required to be performed by it pursuant to this Agreement and such default shall continue for ten (10) days after the Bank gives written notice to Obligor specifying the default. The Bank shall also have the right to terminate the provision of this Service to any Obligor upon twenty (20) days prior written notice to such Obligor.

(c) Upon termination of this Agreement for any reason, the licenses and rights granted to Obligor under this Agreement shall immediately terminate. The provisions of Sections 3, 4, 5, 6, 7, 8, 9, 10(c), 3, 11, 12, 13, 16 and 17 shall survive the expiration or termination of this Agreement for any reason.

11. Ownership of Services and Materials.

Obligor acknowledges and agrees that the Service and Material are the sole property of the Bank or any Licensor, as the case may be, and Obligor has no rights in any of them, or any other property of any Licensor (or its licensors), other than those rights expressly granted under this Agreement.

12. Indemnification.

Obligor shall indemnify and hold the Bank, any Licensor and each of their affiliates, and each of their respective officers, directors, employees, agents, contractors, licensors and suppliers, harmless from and against any and all losses, damages, liabilities, claims, judgments, costs or expenses (including, but not limited to, reasonable fees and expenses of counsel) incurred by any of them and arising out of or relating in any way to (i) this Agreement, (ii) Obligor's breach of this Agreement, and (iii) the Service and Material.

13. Notices.

All notices required or permitted to be given hereunder shall be in writing and shall be given by mailing the same, certified mail, return receipt requested, postage prepaid, and addressed to the party being given the same at such address as such party may, after the date hereof, have last specified for notices thereafter given to it, or if such party shall not have so specified any such address, then at the address for such party set out below:

Address for Bank:

Webster Bank National Association
CityPlace II, 185 Asylum Street
Hartford, CT 06103
Attention: Mr. Dana Jositas

Address for Obligor:

See Signature Page of this Agreement

Any notice so mailed shall be deemed given, and shall be effective for all purposes, two days after the mailing thereof. Any specification by a party of an address for notices thereafter given to such party shall be made by notice given hereunder to the other party.

14. Assignment.

Neither party may assign this Agreement, or any of its rights hereunder, or (except as contemplated hereby) delegate any of its duties hereunder, without the prior written consent of the other party, except that the Bank may assign this Agreement and its rights hereunder and delegate its duties hereunder without Obligor's consent to its parent or a subsidiary thereof or an entity into or with which it may be merged or consolidated or to which substantially all of its stock or assets may be transferred.

15. General.

The invalidity, illegality or enforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. This Agreement contains the final, complete and exclusive understanding of, and supersedes all prior or contemporaneous, oral or written, agreements, understandings, representations and negotiations between the parties relating to the subject matter of this Agreement except for the Master Letter of Credit Agreement, which shall remain in effect in accordance with its terms. The parties further agree that this Agreement may not in any way be explained or supplemented by a prior or existing course of dealings between the parties, by any usage of trade or custom, or by any prior performance between the parties pursuant to this Agreement or otherwise. Notwithstanding the above, the Bank may add additional terms to this Agreement to the extent requested to do so by any Licensor as such Licensor deems reasonably necessary to protect its rights and Obligor agrees to the incorporation of such additional terms. This Agreement shall become effective upon its receipt by the Bank.

16. Jurisdiction; Jury Trial Waiver.

All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in, and only in, courts located in the State of Connecticut. Notwithstanding the above, if the Service is provided by license or sublicense from a Licensor pursuant to an agreement between the Bank and such Licensor governed by New York law, then all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in, and only in, courts located in the borough of Manhattan, City of New York, State of New York. The parties agree that such courts as referred to above are convenient forums for them and irrevocably submit to the exclusive personal jurisdiction of such courts. EACH PARTY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17. Governing Law.

This Agreement shall be governed by, and construed and enforced in accordance with, the internal substantive laws, and not the choice of law rules, of the State of Connecticut, United States of America. Notwithstanding the above, if the Services are provided by license or sublicense from a Licensor pursuant to an agreement between the Bank and such Licensor that is governed by New York law, then this Agreement shall be governed by, and construed and enforced in accordance with, the internal substantive laws, and not the choice of law rules, of the State of New York.

IN WITNESS WHEREOF, the Obligor has caused this Agreement to be executed as of the date first above written.

"OBLIGOR"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., Individually, and as Borrower Representative for all Borrowers under the Credit Agreement

By:______________________________
Name:
Title:

Address for Notices:

Advanced Environmental Recycling Technologies, Inc.
914 North Jefferson Street
Springdale, AR 72764
Attention: Chief Executive Officer

EXHIBITS TO

CREDIT AND SECURITY AGREEMENT

among

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

as Initial Borrower

THE GUARANTORS PARTY THERETO

THE FINANCIAL INSTITUTIONS PARTY THERETO

and

WEBSTER BUSINESS CREDIT CORPORATION,

as Agent and a Lender

Signing Date: October 30, 2015

Exhibits

Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.1(b)	M&E Term Loan Note
Exhibit 2.1(c)	RE Term Loan Note
Exhibit 2.1(d)	B Term Loan Note
Exhibit 2.1(e)	Capex Loan Note
Exhibit 2.2(a)	Notice of Borrowing
Exhibit 2.10(b)	Excess Cash Flow Certificate
Exhibit 4.20	Intellectual Property Security Agreement
Exhibit 9.1(z)	Financial Condition Certificate
Exhibit 10.8	Compliance Certificate
Exhibit 10.10	Borrowing Base Certificate
Exhibit 17.3	Commitment Transfer Supplement

EXHIBIT 2.1(a)

REVOLVING CREDIT NOTE

$15,000,000

October 30, 2015
New York, New York

FOR VALUE RECEIVED, the undersigned (jointly and severally, individually and collectively, "Borrowers"), promise to pay to WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation ("WBCC"; WBCC, together with any other holder hereof, sometimes referred to herein as the "Holder"), at the office of WBCC located at 360 Lexington Avenue, New York, New York 10017 or at such other place as WBCC may from time to time designate to Borrower Representative in writing, the principal sum of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000), or such lesser amount as may be outstanding under Revolving Advances made by WBCC pursuant to the Credit Agreement (defined below), at such time or times as are provided in the Credit Agreement (defined below) and, in any event, on the last day of the Term, subject to acceleration upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full (other than contingent indemnification obligations and Letters of Credit that have been cash collateralized) of this Revolving Credit Note (this "Note") at the rate specified with respect to the Revolving Advances in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

It is contemplated that the principal sum evidenced hereby may be reduced from time to time as a result of the repayment of Revolving Advances and that additional Revolving Advances may be made from time to time but not to exceed the Maximum Revolving Amount, as provided in the Credit Agreement.

This Note is the "Revolving Credit Note" issued to evidence the Revolving Advances being made available by WBCC to Borrowers pursuant to the provisions of the Credit and Security Agreement, dated of even date herewith (herein, as at any time amended, modified or supplemented, called the "Credit Agreement"; capitalized terms used herein and not defined herein having the meanings assigned to them in the Credit Agreement), among the Borrowers, the Guarantors from time to time party thereto, certain financial institutions and WBCC, individually, as lender thereunder and as agent for itself and each other Lender Party (as defined therein; WBCC in such capacity, "Agent") to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement and to the interest rate payable hereunder. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate as provided in the Credit Agreement.

Payment of this Note is secured by the Collateral and Holder is entitled to the benefit of the Credit Agreement and any Other Document at any time delivered in connection with the

foregoing to secure the Obligations, and is subject to all of the agreements, terms and conditions therein contained.

If an Event of Default under Sections 11.7, 11.8 or 11.9 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Credit Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

To the extent permitted by applicable law, each Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

[Signature page to follow]

WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICERS OF THE UNDERSIGNED AS OF THE DATE FIRST ABOVE WRITTEN.

"BORROWERS"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:________________________________
Name:
Title:

EXHIBIT 2.1(b)

M&E TERM LOAN NOTE

$ 5,487,000

October 30, 2015
New York, New York

FOR VALUE RECEIVED, the undersigned (jointly and severally, individually and collectively, "Borrowers"), promise to pay to WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation ("WBCC"; WBCC, together with any other holder hereof, sometimes referred to herein as the "Holder"), at the office of WBCC located at 360 Lexington Avenue, New York, New York 10017, or at such other place as WBCC may from time to time designate to Borrower Representative in writing, the principal sum of FIVE MILLION FOUR HUNDRED EIGHTY-SEVEN THOUSAND AND NO/100 DOLLARS ($5,487,000), in lawful money of the United States of America, payable in installments in such amounts and at such time or times as are provided in the Credit Agreement (defined below) and, in any event, on the last day of the Term subject to acceleration upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full (other than contingent indemnification obligations and Letters of Credit that have been cash collateralized) of this M&E Term Loan Note (this "Note") at the rate specified with respect to the M&E Term Loan in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

This Note is the "M&E Term Loan Note" issued to evidence the M&E Term Loan made by WBCC to Borrowers pursuant to the provisions of the Credit and Security Agreement, dated of even date herewith (herein, as at any time amended, modified or supplemented, called the "Credit Agreement"; capitalized terms used herein and not defined herein having the meanings assigned to them in the Credit Agreement), among the Borrowers, the Guarantors from time to time party thereto, certain financial institutions and WBCC, individually, as lender thereunder and as agent for itself and each other Lender Party (as defined therein; WBCC in such capacity, "Agent"), to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement and to the interest rate payable hereunder. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate as provided in the Credit Agreement.

Payment of this Note is secured by the Collateral and Holder is entitled to the benefit of the Credit Agreement and any Other Document at any time delivered in connection with the foregoing to secure the Obligations, and is subject to all of the agreements, terms and conditions therein contained.

If an Event of Default under Sections 11.7, 11.8 or 11.9 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Credit Agreement

or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

To the extent permitted by applicable law, each Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

[Signature page to follow]

WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICERS OF THE UNDERSIGNED AS OF THE DATE FIRST ABOVE WRITTEN.

"BORROWERS"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:________________________________
Name:
Title:

EXHIBIT 2.1(c)

RE TERM LOAN NOTE

$7,200,000 October 30, 2015
New York, New York

FOR VALUE RECEIVED, the undersigned (jointly and severally, individually and collectively, "Borrowers"), promise to pay to WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation ("WBCC"; WBCC, together with any other holder hereof, sometimes referred to herein as the "Holder"), at the office of WBCC located at 360 Lexington Avenue, New York, New York 10017, or at such other place as WBCC may from time to time designate to Borrower Representative in writing, the principal sum of SEVEN MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($7,200,000), in lawful money of the United States of America, payable in installments in such amounts and at such time or times as are provided in the Credit Agreement (defined below) and, in any event, on the last day of the Term subject to acceleration upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full (other than contingent indemnification obligations and Letters of Credit that have been cash collateralized) of this RE Term Loan Note (this "Note") at the rate specified with respect to the RE Term Loan in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

This Note is the "RE Term Loan Note" issued to evidence the RE Term Loan made by WBCC to Borrowers pursuant to the provisions of the Credit and Security Agreement, dated of even date herewith (herein, as at any time amended, modified or supplemented, called the "Credit Agreement"; capitalized terms used herein and not defined herein having the meanings assigned to them in the Credit Agreement), among the Borrowers, the Guarantors from time to time party thereto, certain financial institutions and WBCC, individually, as lender thereunder and as agent for itself and each other Lender Party (as defined therein; WBCC in such capacity, "Agent"), to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement and to the interest rate payable hereunder. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate as provided in the Credit Agreement.

Payment of this Note is secured by the Collateral and Holder is entitled to the benefit of the Credit Agreement and any Other Document at any time delivered in connection with the foregoing to secure the Obligations, and is subject to all of the agreements, terms and conditions therein contained.

If an Event of Default under Sections 11.7, 11.8 or 11.9 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Credit Agreement

or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

To the extent permitted by applicable law, each Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

[Signature page to follow]

WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICERS OF THE UNDERSIGNED AS OF THE DATE FIRST ABOVE WRITTEN.

"BORROWERS"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:________________________________
Name:
Title:

EXHIBIT 2.1(d)

B TERM LOAN NOTE

$1,500,000

October 30, 2015
New York, New York

FOR VALUE RECEIVED, the undersigned (jointly and severally, individually and collectively, "Borrowers"), promise to pay to WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation ("WBCC"; WBCC, together with any other holder hereof, sometimes referred to herein as the "Holder"), at the office of WBCC located at 360 Lexington Avenue, New York, New York 10017, or at such other place as WBCC may from time to time designate to Borrower Representative in writing, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000), in lawful money of the United States of America, payable in installments in such amounts and at such time or times as are provided in the Credit Agreement (defined below) and, in any event, on the last day of the Term subject to acceleration upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full (other than contingent indemnification obligations and Letters of Credit that have been cash collateralized) of this B Term Loan Note (this "Note") at the rate specified with respect to the B Term Loan in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

This Note is the "B Term Loan Note" issued to evidence the B Term Loan made by WBCC to Borrowers pursuant to the provisions of the Credit and Security Agreement, dated of even date herewith (herein, as at any time amended, modified or supplemented, called the "Credit Agreement"; capitalized terms used herein and not defined herein having the meanings assigned to them in the Credit Agreement), among the Borrowers, the Guarantors from time to time party thereto, certain financial institutions and WBCC, individually, as lender thereunder and as agent for itself and each other Lender Party (as defined therein; WBCC in such capacity, "Agent"), to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement and to the interest rate payable hereunder. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate as provided in the Credit Agreement.

Payment of this Note is secured by the Collateral and Holder is entitled to the benefit of the Credit Agreement and any Other Document at any time delivered in connection with the foregoing to secure the Obligations, and is subject to all of the agreements, terms and conditions therein contained.

If an Event of Default under Sections 11.7, 11.8 or 11.9 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Credit Agreement

or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

To the extent permitted by applicable law, each Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

[Signature page to follow]

WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICERS OF THE UNDERSIGNED AS OF THE DATE FIRST ABOVE WRITTEN.

"BORROWERS"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:________________________________
Name:
Title:

EXHIBIT 2.1(e)

CAPEX LOAN NOTE

$1,200,000

October 30, 2015
New York, New York

FOR VALUE RECEIVED, the undersigned (jointly and severally, individually and collectively, "Borrowers"), promise to pay to WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation ("WBCC"; WBCC, together with any other holder hereof, sometimes referred to herein as the "Holder"), at the office of WBCC located at 360 Lexington Avenue, New York, New York 10017, or at such other place as WBCC may from time to time designate to Borrower Representative in writing, the principal sum of ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000), or such lesser amount as may be outstanding as Capex Loans made pursuant to the Credit Agreement (defined below), at such time or times as are provided in the Credit Agreement, in lawful money of the United States of America, payable in installments in such amounts and at such time or times as are provided in the Credit Agreement (defined below) and, in any event, on the last day of the Term subject to acceleration upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full (other than contingent indemnification obligations and Letters of Credit that have been cash collateralized) of this Capex Loan Note (this "Note") at the rate specified with respect to the Capex Loans in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

This Note is the "Capex Loan Note" issued to evidence the Capex Loans made by WBCC to Borrowers pursuant to the provisions of the Credit and Security Agreement, dated of even date herewith (herein, as at any time amended, modified or supplemented, called the "Credit Agreement"; capitalized terms used herein and not defined herein having the meanings assigned to them in the Credit Agreement), among the Borrowers, the Guarantors from time to time party thereto, certain financial institutions and WBCC, individually, as lender thereunder and as agent for itself and each other Lender Party (as defined therein; WBCC in such capacity, "Agent"), to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement and to the interest rate payable hereunder. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate as provided in the Credit Agreement.

Payment of this Note is secured by the Collateral and Holder is entitled to the benefit of the Credit Agreement and any Other Document at any time delivered in connection with the foregoing to secure the Obligations, and is subject to all of the agreements, terms and conditions therein contained.

If an Event of Default under Sections 11.7, 11.8 or 11.9 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with

reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Credit Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

To the extent permitted by applicable law, each Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note.

[Signature page to follow]

WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICERS OF THE UNDERSIGNED AS OF THE DATE FIRST ABOVE WRITTEN.

"BORROWERS"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:________________________________
Name:
Title:

EXHIBIT 2.2(a)

NOTICE OF BORROWING

Date: ____________________ ___, 20__

To: Webster Business Credit Corporation
Attn: Account Representative – Advanced Environmental Recycling Technologies, Inc.

Reference is made to that certain Credit and Security Agreement, dated as of October 30, 2015, made by and among ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. ("Initial Borrower" and "Borrower Representative", and together with each other Person which, on or subsequent to the Closing Date, agrees in writing to become a "Borrower" thereunder, herein called individually, a "Borrower" and, collectively, the "Borrowers"), the Guarantors from time to time party thereto and WEBSTER BUSINESS CREDIT CORPORATION ("WBCC"), individually, as lender thereunder and as agent for itself and each other Lender Party (as defined therein) (WBCC, acting in both such capacities, herein called "Agent") (which, as amended or modified to date, is called herein the "Credit Agreement"). Capitalized terms used herein, but not expressly defined herein, shall have the meanings given to such terms in the Credit Agreement.

Pursuant to Section 2.2 of the Credit Agreement, please take notice that the Borrower Representative requests a Revolving Advance as follows:

Date of Proposed [Revolving Advance][Capex Loan]:	______________, 20___
Amount of [Revolving Advance][Capex Loan]:	$________________
Type of Borrowing:	__________________
[Duration of Interest Period:][1]	__________________

To induce Agent and Lenders to make the requested Revolving Advance, Borrower Representative hereby certifies on behalf of Borrowers that, on the date hereof and upon the making of the requested Revolving Advance, all conditions precedent to the making of such Revolving Advance specified in Section 9.2 of the Credit Agreement are and shall be fulfilled except as otherwise expressly permitted thereby.

[Signature page to follow]

---

[1] Required in connection with LIBOR Rate Loans.

"BORROWER REPRESENTATIVE"

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:________________________________
Name:
Title:

EXHIBIT 2.10(b)

EXCESS CASH FLOW CERTIFICATE

Date: _______________, 20__

This certificate is given pursuant to Section 2.10(b) of that certain Credit and Security Agreement, dated as of October 30, 2015, among Advanced Environmental Recycling Technologies, Inc., a Delaware corporation, as Borrower Representative, any other Borrowers and Guarantors from time to time party thereto and WEBSTER BUSINESS CREDIT CORPORATION ("WBCC"), as lender thereunder and as agent for itself and each other Lender Party (as defined in the Credit Agreement) (WBCC, acting in both such capacities, herein called "Agent") (as such agreement has been, or may be, amended or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer of Borrower Representative executing this certificate is a Designated Officer of Borrower Representative having the title inscribed below and as such is duly authorized to execute and deliver this certificate on behalf of Borrower Representative.

By executing this certificate, such officer hereby certifies to Lender that as of the date hereof:

(a) set forth on Schedule 1 attached hereto is below is a calculation of Excess Cash Flow for the Fiscal Year ended _______________, _____ and the calculation of the required prepayment of $_______________;[2]

(b) Schedule 1 attached hereto is based on the audited financial statements which have been delivered to Lender in accordance with Section 10.7.

[Signature page to follow]

[2] Commencing with fiscal year ending December 31, 2016.

IN WITNESS WHEREOF, the undersigned has executed this Certificate in his (her) official capacity, and not individually, as of _______________ __, 20__.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., as Borrower Representative

By:___________________________
Name:
Title:

[TO BE USED POST-CLOSING]

EXHIBIT 2.10(b)
(cont'd)

SCHEDULE 1
TO
EXCESS CASH FLOW CERTIFICATE

Date: ____________, ____

Excess Cash Flow is calculated as follows:

EBITDA[3]:

1.	Net Income Before Accrued Dividends of Borrowers and its Subsidiaries	$__________
2.	interest expense paid	$__________
3.	income tax expense paid	$__________
4.	depreciation and amortization expenses	$__________
5.	board of director fees, expense reimbursements and indemnification payments	$__________
6.	the fees, indemnities and expense reimbursements paid pursuant to the Management Agreement	$__________
7.	restructuring charges (including any severance or other related one-time costs associated with a restructuring)	$__________
8.	all non-cash charges	$__________
9.	proceeds received by Borrower under any business interruption insurance policy	$__________
10.	transaction expenses incurred in connection with the consummation of the transactions contemplated by the Loan Documents (and any amendment, waiver or consent hereunder or thereunder) that have not been capitalized, in an amount not to exceed $350,000	$__________
11.	non-recurring losses, charges and expenses	$__________

[3] Provided, however, for purposes of calculating EBITDA for the Borrower and its Subsidiaries on a consolidated basis as of any date of measurement ending on or before October 31, 2016, EBITDA for any period shall be deemed to equal to the applicable amount set forth in the definition of "EBITDA" in Section 8.1 of the Credit Agreement.

12.	other costs and expenses approved by WBCC incurred in connection with other non-recurring matters	$____________
EXCESS CASH FLOW		
	EBITDA (Sum of Items 1 through 12)	$____________
Plus:	any net decrease in Adjusted Working Capital	$____________
Less:	Unfinanced Capital Expenditures	$____________
	any net increase in Adjusted Working Capital	$____________
	scheduled repayments of principal of Loans and scheduled or mandatory repayments of other Indebtedness of Borrowers and the Subsidiaries	$____________
	all federal, state, local and foreign income taxes paid (or reasonably estimated to be payable) in cash by Borrowers and the Subsidiaries	$____________
	interest expense of Borrowers and the Subsidiaries	$____________
	management fees or transaction fees and related costs and expenses paid in cash	$____________
	transaction fees and expenses incurred in connection with the Credit Agreement and paid in cash during such period up to an aggregate amount of $350,000	$____________
	without duplication of any amounts previously deducted, one hundred percent (100%) of the amount of permitted restricted payments (including dividends) and investments (and earnout and similar payments in respect thereof) and funded with internally generated cash of the Loan Parties or Advances	$____________
	capitalized financing fees paid in cash	$____________
	proceeds of business interruption insurance	$____________
	cash items added back to Net Income Before Accrued Dividends in connection with the calculation of EBITDA	$____________
	any cash items not given effect in the calculation of Net Income Before Accrued Dividends	$____________

Total Deductions	$____________
EXCESS CASH FLOW	$____________
Required prepayment percentage	50%
Less: 100% of all optional principal prepayments, in excess of scheduled principal payments, of the B Term Loan made in accordance with Section 2.5(d) of the Credit Agreement	
Required Prepayment Amount	$____________

EXHIBIT 4.20

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of October 30, 2015, is made by the undersigned (the "Grantor") in favor of WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation ("WBCC") individually, as lender and as agent for itself and each other Lender (as hereinafter defined) (WBCC, acting in both capacities, herein called "Agent").

BACKGROUND

Pursuant to that certain Credit and Security Agreement dated as of the date hereof by and among Grantor, as a Borrower thereunder, certain Guarantors party thereto, the financial institutions from time to time party thereto ("Lenders") and Agent (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Lender has agreed to make the Advances for the benefit of Grantor.

Agent and Lenders are willing to make the Advances as provided for in the Credit Agreement, but only upon the condition, among others, that Grantor shall have executed and delivered to Agent this Intellectual Property Security Agreement

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Grantor hereby agrees as follows:

1. Defined Terms. (a) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.

(b) When used in this Intellectual Property Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

"Copyrights" means all of the following now owned or hereafter adopted or acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

"Patents" means all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

"Trademarks" means all of the following now owned or hereafter adopted or acquired by any Person: (i) all trademarks, trade names, trade styles, service marks, logos, other source identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

2. Grant Of Security Interest In Intellectual Property Collateral. To secure the complete and timely payment of all the Obligations now or hereafter existing from time to time, Grantor hereby pledges and grants to Agent a continuing first priority security interest in all of Grantor's right, title and interest subject only to Permitted Encumbrances in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Intellectual Property Collateral"):

(a) all of its Patents to which it is a party including those referred to on Schedule I hereto;

(b) all of its Trademarks to which it is a party including those referred to on Schedule II hereto;

(c) all of its Copyrights to which it is a party including those referred to on Schedule III hereto;

(d) all reissues, continuations or extensions of the foregoing;

(e) all goodwill of the business connected with the use of, and symbolized by, each Patent, each Trademark and each Copyright; and

(f) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future (i) infringement or dilution of any Patent, (ii) injury to the goodwill associated with any Patent, (iii) infringement or dilution of any Trademark, (iv) injury to the goodwill associated with any Trademark, (v) infringement or dilution of any Copyright, and (vi) injury to the goodwill associated with any Copyright.

Notwithstanding anything to the contrary contained herein, the definition "Intellectual Property Collateral" shall exclude all Excluded Assets including, for the avoidance of doubt, any intent-to-use trademark application prior to the filing and acceptance by the U.S. Patent and Trademark Office of a "Statement of Use" or "Amendment to Allege Use."

3. Representations and Warrantees. As of the date hereof, Grantor represents and warrants that Grantor does not have any interest in, or title to, any registered Patent, Trademark or Copyright except as set forth in Schedule I, Schedule II and Schedule III, respectively, hereto. This Intellectual Property Security Agreement is effective to create a valid and continuing Lien on and, upon the filing hereof with the United States Patent and Trademark Office and the United States Copyright Office, perfected security interests in favor of Agent in all of Grantor's

Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from Grantor, subject to any federal or state laws concerning bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, including, without limitation, fraudulent transfer or fraudulent conveyance laws. Upon filing of this Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of appropriate financing statements in the applicable filing office in the state of formation of Grantor all action necessary or desirable to protect and perfect Agent's Lien on Grantor's Patents, Trademarks and Copyrights shall have been duly taken.

4. Covenants. Grantor covenants and agrees with Agent as follows:

(a) Grantor shall notify Agent promptly if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) material to the operation of Grantor's business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(b) Grantor shall take all actions necessary or reasonably requested by Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing), in each case, material to the operation of Grantor's business, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(c) In the event that any of the Patents or Trademarks material to the operation of Grantor's business is infringed upon, or misappropriated or diluted by a third party, Grantor shall notify Agent promptly after Grantor learns thereof. Grantor shall, unless it shall reasonably determine that such Patents or Trademarks are in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Agent shall deem appropriate under the circumstances to protect such Patents or Trademarks.

5. Security Agreement. The security interests granted pursuant to this Intellectual Property Security Agreement are granted in conjunction with the security interests granted to Agent pursuant to the Credit Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

6. Reinstatement. This Intellectual Property Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any

significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Intellectual Property Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

8. Termination of this Security Agreement/Release. Subject to Section 6 hereof, this Intellectual Property Security Agreement shall terminate upon termination of the Credit Agreement. If any Intellectual Property Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, such Intellectual Property Collateral shall be automatically released from the Liens created hereby. WBCC, at the request and sole expense of the Grantor, shall promptly execute and deliver to such Grantor all releases or other documents necessary or desirable to event such release or termination.

[Signature page to follow]

IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:___________________________________
Name:
Title:

ACCEPTED and ACKNOWLEDGED by:

WEBSTER BUSINESS CREDIT CORPORATION

By:___________________________________
Name:
Title:

SCHEDULE I
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

PATENTS

Patent	Patent Number	Patent Application Number	Date Patent Issued	Filing Date
Method and apparatus for cleaning and recycling post-consumer plastic films	5,540,244 (USA)	08/171,509	July 30, 1996	December 22, 1993
System and method for cleaning and recovering plastic from coated fiber polywaste	6,149,012 (USA)	09/193,829	November 21, 2000	November 17, 1998
Extruded composite interlocking corner assembly	6,526,712 (USA)	10/052,850	March 4, 2003	November 2, 2001
Method for processing and analyzing contaminated mixed waste plastics to produce reformulated blended feed materials having a desired rheology	7,968,022 (USA)	12/177,001	June 28, 2011	July 21, 2008
Method for processing and analyzing contaminated mixed waste plastics to produce reformulated, blended feed materials having desired physical properties	8,066,207 (USA)	12/177,015	November 29, 2011	July 21, 2008
Method for processing and analyzing contaminated mixed waste plastics to produce reformulated, blended feed materials having a target density	8,101,100 (USA)	12/176,986	January 24, 2012	July 21, 2008

Patent	Patent Number	Patent Application Number	Date Patent Issued	Filing Date
Method for processing and analyzing contaminated mixed waste plastics to produce reformulated, blended feed materials having a desired color	8,106,103 (USA)	12/177,008	January 31, 2012	July 21, 2008
Method for processing and analyzing contaminated mixed waste plastics to produce reformulated, blended feed materials having a desired plastic content	8,106,104 (USA)	12/176,995	January 31, 2012	July 21, 2008
METHOD FOR RECYCLING PLASTIC COATED PAPER PRODUCT WASTE & POLYMETRIC FILM CIP	213,849 (Mexico)	N/A	April 3, 2003	N/A

SCHEDULE II
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

TRADEMARKS

Trademark	Application Number	Registration Number	Date of Application	Date of Registration
ESSENTIAL COLLECTION	85031194	3,972,986	May 5, 2010	June 7, 2011
SNAP-TO	85093498	3,937,583	July 27, 2010	March 29, 2011
ELITE COLLECTION	85031191	3,922,432	May 5, 2010	February 22, 2011
VANTAGE COLLECTION	85031187	3,922,431	May 5, 2010	February 22, 2011
LIFECYCLE	78676529	3,120,123	July 22, 2005	July 25, 2006
NANOPOLY	77943547	4,039,194	February 24, 2010	October 11, 2011
	77841185	3,817,016	October 5, 2009	July 13, 2010
	77841156	3,790,124	October 5, 2009	May 18, 2010
MOISTURESHIELD	74259515	1,734,846	March 26, 1992	November 24, 1992

SCHEDULE III
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

COPYRIGHTS

COPYRIGHT	REGISTRATION OR APPLICATION NUMBER	REGISTRATION OR APPLICATION DATE
Recycling hands with earth and designs	VAu000182199	May 29, 1990

EXHIBIT 9.1(z)

FINANCIAL CONDITION CERTIFICATE

October 30, 2015

I, J.R. Brian Hanna, being first duly sworn on oath, depose and say solely in my official capacity and not in any individual capacity that:

1. I am the duly elected, qualified and acting Chief Financial Officer of Advanced Environmental Recycling Technologies, Inc., a Delaware corporation ("Borrower"). Borrower is a corporation duly organized, existing and in good standing under the laws of the state of Delaware.

2. I am fully familiar with all of the business and financial affairs of each Loan Party (as defined in the Credit Agreement), including, without limiting the generality of the foregoing, all of the matters hereinafter described.

3. This Certificate is made and delivered to WEBSTER BUSINESS CREDIT CORPORATION, a corporation organized under the laws of the State of New York ("WBCC"), individually, as lender and as agent for itself and each other Lender Party (as defined in the Credit Agreement) (WBCC, acting in both such capacities, herein called "Agent") pursuant to the terms of a Credit and Security Agreement dated as the date hereof, among the Borrower, the other Loan Parties from time to time party thereto, the Lender Parties and Agent (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), for the purpose of inducing Agent and the other Lender Parties, now and from time to time hereafter, to advance monies and extend credit and other financial accommodations to Borrower pursuant to the Credit Agreement (the Credit Agreement, together with all notes, security agreements, mortgages, agreements, guarantees, instruments and documents heretofore now and from time to time hereafter executed by the Loan Parties and delivered to Agent, collectively, the "Loan Documents"). I understand that Agent is relying on this Certificate. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

4. I have reviewed the following and am fully familiar with the process pursuant to which they were generated:

(a) Balance sheet of Loan Parties on a consolidated basis attached hereto as Exhibit A (the "Balance Sheet").

(b) Cash flow projections for Loan Parties on a consolidated basis attached hereto as Exhibit B (the "Projections").

5. The Balance Sheet has been prepared in accordance with GAAP in all material respects, consistently applied (except for changes in application in which such Accountants have concurred) and fairly presents in all material respects the financial position of Loan Parties on a consolidated basis as of the date prepared subject to normal year-end audit adjustments and the absence of footnotes. The Projections are based on underlying assumptions believed to have been reasonable at the time the Projections were prepared and which reflect each Loan Party's judgment, based on circumstances existing at such time, of the most likely set of conditions and

each Loan Party's most likely course of action for the period projected (it being recognized that any projections provided hereunder are not guaranties of performance, that actual results may be different and such differences may be material). The Projections demonstrate that the Loan Parties on a consolidated basis will have sufficient cash flow to enable them to generally pay their debts as they mature.

6. Immediately following the execution of the Loan Documents and the consummation of the transactions contemplated in connection therewith, the assets of each Loan Party at a fair valuation and at their present fair saleable value calculated on a going concern basis, will be in excess of the total amount of the liabilities of such Loan Party (including contingent and unmatured liabilities), each Loan Party will be able to generally pay its debts as they become due and no Loan Party will have unreasonably small capital in order to carry on its business. As of the date hereof, all material undisputed Indebtedness owing to third parties by the Loan Parties have been paid on terms consistent with past practices of the Loan Parties.

7. The Loan Documents were and will be executed and delivered by Loan Parties to Agent in good faith and in exchange for reasonably equivalent value and fair consideration.

8. I have reviewed the relevant terms of the Loan Documents and have made or have caused to be made under my supervision a review of the transactions and conditions of each Loan Party from the beginning of the accounting period covered by the documents set forth in Paragraph 4 hereof to the date of this Certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes or would constitute a Default or Event of Default.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., as Borrower

By:__________________________
Name: J.R. Brian Hanna
Title: Chief Financial Officer

EXHIBIT A

BALANCE SHEET

EXHIBIT B

PROJECTIONS

EXHIBIT 10.8

COMPLIANCE CERTIFICATE

Date: _______________, 20__

This certificate is given pursuant to Section [10.3] [10.9] [10.17]of that certain Credit and Security Agreement, dated as of October 30, 2015, among Advanced Environmental Recycling Technologies, Inc., a Delaware corporation ("Borrower Representative", and collectively with each other loan party from time to time party thereto, each a "Loan Party" and collectively the "Loan Parties"), the Lender from time to time party thereto, and WEBSTER BUSINESS CREDIT CORPORATION ("WBCC"), as lender thereunder and as agent for itself and each other Lender Party (as defined in the Credit Agreement) (WBCC, acting in both such capacities, herein called "Agent") (as such agreement has been, or may be, amended or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer of Borrower Representative executing this certificate is a Designated Officer of Borrower Representative having the title inscribed below and as such is duly authorized to execute and deliver this certificate on behalf of Borrower Representative. By executing this certificate, such officer hereby certifies solely in his/her official capacity and not in any individual capacity to Agent that:

a. The calculations set forth on the attachment hereto are true and accurate computations of the Financial Covenants.[1]

b. [To the best of my knowledge, each Loan Party is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Loan Party will implement in order to achieve full compliance.][2]

c. As of the date hereof, [no Default or Event of Default exists.][the following Defaults or Events of Default exist:][3]

d. [The Loan Parties have applied for or registered the following Patents, Trademarks or Copyrights since the date of the last Compliance Certificate:][4]

---

1 Only required in connection with certificates delivered pursuant to Section 10.9 of the Credit Agreement.

2 Only required in connection with certificates delivered pursuant to Section 10.3 of the Credit Agreement.

3 Specify such Default or Event of Default, its nature, when it occurred, whether it is continuing, and the steps being taken by the Loan Parties with respect to such event.

4 Only required in connection with certificates delivered pursuant to Section 10.17 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate in his (her) official capacity, and not individually, as of __________________, 20___.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., as Borrower Representative

By:___________________________
Name:
Title:

[TO BE USED POST-CLOSING]

ATTACHMENT TO COMPLIANCE CERTIFICATE

ALL TERMS USED HEREIN SHALL HAVE THE MEANING ASCRIBED TO SUCH TERMS IN THE LOAN AGREEMENT

[TO BE PROVIDED BY BORROWING REPRESENTATIVE IN COORDINATION WITH AGENT]

EXHIBIT 10.10

WEBSTER BUSINESS CREDIT CORP.
360 Lexington Avenue 5th Floor
N.Y., N.Y. 10017
(212) 806-4500

Borrowing Certificate (attach schedules to detail as needed) MONTHLY

Customer Name: **Advanced Environmental Recycling Technologies, Inc.**
Report Date: 10/28/2015 as of: 10/28/2015

Accounts Receivable:			Amount	Cap/Limit						
Beginning Balance		+	3,300,584.31							
Sales		+	3,320,860.99							
Credit Memos		(-)	(472,446.20)							
Adjustments		+	11,694.34							
Adjustments		(-)								
Net Collections (incl. Non AR)		(-)	(3,290,294.01)							
Discounts		(-)	(11,369.83)							
Non A/R Cash		+								
Unapplied Cash		(-)	-							
Current A/R Balance			2,859,029.60							
Ineligibles			(280,738.75)							
Eligible A/R			2,578,290.85							
Eligible A/R @	85.00%		2,191,547.22							
less Reserve		(-)								
A/R Availability			2,191,547.22	$ 8,500,000.00				$	2,191,547.22	(A)

Inventory	9/30/2015	Ending Balance	Ineligibles	Eligible Inventory	NOLV	Adv. % - 85% NOLV		Availability
Finished Goods		8,839,910.00	(1,618,995.53)	7,220,914.47	90.1%	76.59%	$	5,530,137.35
Raw Materials		5,873,217.00	(407,493.00)	5,465,724.00	58.1%	49.39%		2,699,247.80
Processed Product		2,262,410.00	(76,984.02)	2,185,425.98	56.6%	48.11%		1,051,408.44
	$	16,975,537.00	$ (2,103,472.55)	$ 14,872,064.45			$	9,280,793.58
Eligible Inventory								

Inventory Availability — Inventory Line Limit = $ - (lesser of Line Limit, or calculated availability) → $ 9,280,793.58

Availability (A + B)			$	11,472,340.80 (A+B)
Less: → Rent Reserves	(-)			-
Hedge Reserves	(-)			-
Other Reserves	(-)			-
BORROWING BASE			$	11,472,340.80
FORMULA AMOUNT	→ (lesser of Borrowing Base, or $)	$ 8,500,000.00	$	8,500,000.00

Beginning Revolving Loan Balance	+	-		
Deposits (Checks, ACH)	(-)	(3,438,140.26)		
Deposits (direct Cash)	(-)			
Cash Wires	(-)			
Adjustments	+	107,718.47		
Adjustments	(-)	-		
Advances	+	6,000,000.00		
Current Revolving Loan Balance		2,669,578.21		
Letters of Credit				
Total Revolving Loan Outstandings	→		$	2,669,578

Net Availability	$	5,830,421.79

Submitted By: [signature]

Title: C.F.O.

EXHIBIT 17.3

COMMITMENT TRANSFER SUPPLEMENT

COMMITMENT TRANSFER SUPPLEMENT, dated as of _______ __, 20__, among ________________ (the "Transferor Lender"), ______________________ (the "Purchasing Lender") and WEBSTER BUSINESS CREDIT CORPORATION ("WBCC"), individually, as a Lender and as agent for itself and each other Lender Party pursuant to the Credit Agreement (defined below) (WBCC, acting in both such capacities, herein called "Agent").

WITNESSETH:

WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 17.3 of the Credit and Security Agreement dated as of October 30, 2015 by and among ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. ("Initial Borrower" and together with any Person from time to time joined as a borrower there under, each a "Borrower" and collectively, the "Borrowers"), certain Guarantors party thereto and Agent (as from time to time amended, supplemented, restated or otherwise modified in accordance with the terms thereof, the "Credit Agreement"); and

WHEREAS, the Transferor Lender is selling and assigning to Purchasing Lender, a portion of its rights, obligations and commitments under the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All capitalized terms used herein which are not defined shall have the meanings given to them in the Credit Agreement.

2. Upon receipt by the Agent of this Commitment Transfer Supplement, to which is attached a fully completed Schedule I, and which has been executed by the Transferor Lender, the Purchasing Lender and Agent, Agent will transmit to Purchasing Lender and Transferor Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Commitment Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date").

3. At or before 12:00 Noon (New York City time) on the Transfer Effective Date Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and Purchasing Lender (the "Purchase Price"), of the portion of the Advances being purchased by Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the outstanding Advances and other amounts owing to the Transferor Lender under the Credit Agreement and the Notes. Effective upon receipt by Transferor Lender of the Purchase Price from Purchasing Lender, Transferor Lender hereby irrevocably sells assigns and transfers to Purchasing Lender, without recourse, representation or warranty, and Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, Purchasing Lender's Purchased Percentage of the Advances and other amounts owing to the Transferor Lender under the Credit Agreement and the Notes together with all instruments, documents and collateral security pertaining thereto.

4. All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Credit Agreement and the Notes shall, instead, be payable to or for the account of Purchasing Lender to the extent of the Purchased Percentage of the Advances being purchased.

5. All interest, fees and other amounts with respect to the Purchased Percentage of the Advances being purchased that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Credit Agreement and the Notes shall, instead, accrue for the account of, and be payable to, Purchasing Lender, other than any amounts due and owing pursuant to Sections 3.2, 3.5 and 3.6 of the Credit Agreement, which fees shall be solely for the account of Agent.

6. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

7. By executing and delivering this Commitment Transfer Supplement, Transferor Lender and Purchasing Lender confirm to and agree with each other and Agent and the Lender Parties as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto; (ii) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Loan Parties or the performance or observance by Loan Parties of any of their Obligations under the Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto; (iii) Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) Purchasing Lender will, independently and without reliance upon Transferor Lender or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof; (vi) Purchasing Lender agrees that it will perform all of its respective obligations as set forth in the Credit Agreement to be performed by it as a Lender Party; and (vii) Purchasing Lender represents and warrants to Transferor Lender, Agent, each other Lender Party and Loan Parties that it is either (x) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Borrower under the Credit Agreement and the Other Documents or (y) is engaged in trade or business within the United States of America.

8. Schedule I hereto sets forth the revised Commitment Percentages of Transferor Lender and the Commitment Percentage of Purchasing Lender as well as administrative information with respect to Purchasing Lender.

9. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on the date set forth above.

_________________________________,
as Transferor Lender

By:______________________________
Name:
Title:

_________________________________,
as Purchasing Lender

By:______________________________
Name:
Title:

WEBSTER BUSINESS CREDIT CORPORATION, as Agent

By:______________________________
Name:
Title:

SCHEDULE I TO COMMITMENT TRANSFER SUPPLEMENT

LIST OF OFFICES, ADDRESSES FOR NOTICES,
COMMITMENT AMOUNTS AND COMMITMENT PERCENTAGES

As of ____________, 20__

[Transferor Lender]	Existing Revolving Commitment	$______
	Existing Revolving Commitment Percentage	_______%
	Existing M&E Term Loan Commitment	$______
	Existing M&E Term Loan Commitment Percentage	_______%
	Existing RE Term Loan Commitment	$______
	Existing RE Term Loan Commitment Percentage	_______%
	Existing B Term Loan Commitment	$______
	Existing B Term Loan Commitment Percentage	_______%
	Existing Capex Loan Commitment	$______
	Existing Capex Loan Commitment Percentage	_______%
	Revised Revolving Commitment	$______
	Revised Revolving Commitment Percentage	_______%
	Revised M&E Term Loan Commitment	$______
	Revised M&E Term Loan Commitment Percentage	_______%
	Revised RE Term Loan Commitment	$______
	Revised RE Term Loan Commitment Percentage	_______%
	Revised B Term Loan Commitment	$______
	Revised B Term Loan Commitment Percentage	_______%
	Revised Capex Loan Commitment	$______
	Revised Capex Loan Commitment Percentage	_______%
[Purchasing Lender]	Purchased Revolving Commitment	$______
	Purchased Revolving Commitment Percentage	______%
	Purchased M&E Term Loan Commitment	$______
	Purchased M&E Term Loan Commitment Percentage	_______%
	Purchased RE Term Loan Commitment	$______
	Purchased RE Term Loan Commitment Percentage	_______%
	Purchased B Term Loan Commitment	$______
	Purchased B Term Loan Commitment Percentage	_______%
	Purchased Capex Loan Commitment	$______
	Purchased Capex Loan Commitment Percentage	_______%

Address for Notices

Purchasing Lender:

____

____

____

Attention: ______________________

Facsimile: ______________________

[Signature page to follow]

______________________________,
as Transferor Lender

By:______________________________
Name:
Title:

______________________________,
as Purchasing Lender

By:______________________________
Name:
Title:

Accept and Consented to:

WEBSTER BUSINESS CREDIT CORPORATION, as Agent

By:______________________________
Name:
Title:

SCHEDULE II TO COMMITMENT TRANSFER SUPPLEMENT

TRANSFER EFFECTIVE NOTICE

To: ________________________, as Transferor Lender and ________________________, as Purchasing Lender:

The undersigned, as Agent (as defined below) under the Credit and Security Agreement dated as of October 30, 2015 by and among ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC. ("Initial Borrower" and together with any Person from time to time joined as a borrower there under, each a "Borrower" and collectively, the "Borrowers"), certain Guarantors party thereto and WBCC, individually, as a Lender and as agent for itself and each other Lender Party (as defined therein) (WBCC, acting in both such capacities, herein called "Agent"), acknowledges receipt of executed counterparts of a completed Commitment Transfer Supplement in the form attached hereto. Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

Pursuant to such Commitment Transfer Supplement, Transferor Lender and Purchasing Lender are advised that the Transfer Effective Date will be _______ __, ____.

WEBSTER BUSINESS CREDIT
CORPORATION, as Agent

By:______________________________
Name:
Title:

SCHEDULE 1.1

Commitments

Lender: Webster Business Credit Corporation

Revolving Commitment Amount:	$15,000,000
Revolving Commitment Percentage:	100%
B Term Loan Commitment Amount:	$1,500,000
B Term Loan Commitment Percentage:	100%
M&E Term Loan Commitment Amount:	$5,487,000
M&E Term Loan Commitment Percentage:	100%
RE Term Loan Commitment Amount:	$7,200,000
RE Term Loan Commitment Percentage:	100%
Capex Loan Commitment Amount:	$1,200,000
Capex Loan Commitment Percentage:	100%

SCHEDULE 4.5

Equipment and Inventory Locations

Loan Party	*Location*
Advanced Environmental Recycling Technologies, Inc.	914 North Jefferson Street, Springdale, AR 72764
	801 North Jefferson Street, Springdale, AR 72764
	802 East Huntsville Avenue, Springdale, AR 72764
	8432 East Ranch Road 2169, Junction, TX 76849
	121 South Lincoln Street, Lowell, AR 72745
	Rural Route 1 Box 14152, Watts, OK 74964
	908 North Jefferson Street, Springdale, AR 72764
	315 S Lincoln Street, Lowell, AR 72745
	313 East Monroe Avenue, Lowell, AR 72745
	204 Old West Lathrop Avenue, PO Box 2328, Savannah, GA 31402

SCHEDULE 4.14(c)

Location of Executive Offices

Loan Party	*Location*
Advanced Environmental Recycling Technologies, Inc.	914 North Jefferson Street, Springdale, AR 72764

SCHEDULE 5.2

Organizational Data and Numbers; Qualifications

Loan Party	***State of Organization and Identification Number***	***Jurisdiction(s) of Foreign Qualification***	***Subsidiaries as of Signing Date***
Advanced Environmental Recycling Technologies, Inc.	Delaware; 2179925	Oklahoma, Texas, Arkansas	None.

Equity Interests (as of June 30, 2015)

Authorized Securities	**Outstanding Securities (2)**	**Type (1)**	**Owner**
525,000,000 Class A Common Stock	368,585,918 (3)	Class A Common Stock	H.I.G. AERT, LLC
	1,923,801	Class A Common Stock	Joe G. Brooks
	700,000 (4)	Class A Common Stock	Timothy D. Morrison
	1,712,819	Class A Common Stock	Stephen W. Brooks
	500,000 (4)	Class A Common Stock	J.R. Brian Hanna
	10,000 (4)	Class A Common Stock	Vernon J. Richardson
	< 1%	Class A Common Stock	Jackson S. Craig

Authorized Securities	Outstanding Securities (2)	Type (1)	Owner
	< 1%	Class A Common Stock	Randall D. Gottlieb
	< 1%	Class A Common Stock	Michael R. Phillips
	< 1%	Class A Common Stock	Todd J. Ofenloch
	< 1%	Class A Common Stock	Bobby J. Sheth
30,000 Series E Cumulative Preferred Stock	20,524.149 (3)	Series E Cumulative Preferred Stock	H.I.G. AERT, LLC

(1) Each share of Series E preferred stock is, by its terms, convertible into 13,333 shares of Class A common stock, subject to adjustment.

(2) Outstanding Securities were determined in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Class A common stock beneficial ownership was calculated by dividing the beneficial ownership of each stockholder by the sum of the total shares of Class A common stock outstanding at April 23, 2015 (89,631,162) plus, in the case of each such stockholder, any shares issuable to such stockholder upon the exercise or conversion of any derivative securities that are currently exercisable or become exercisable within 60 days of April 23, 2015.

(3) Includes 15,289,890 shares of Class A common stock received for exchange of Series D preferred stock at the time of recapitalization. Also includes 273,655,320 shares of Class A common stock issuable upon conversion of 20,524.149 shares of Series E preferred stock. The shares of Series E preferred stock are convertible into shares of Class A common stock at H.I.G. AERT, LLC's election and for no additional consideration provided. The total also includes 79,640,708 shares of Class A common stock issuable upon conversion of $5,973,853 dividends accrued on Series E preferred stock.

(4) Includes shares issued pursuant to 2011 restricted stock awards.

SCHEDULE 5.3

Federal Tax Identification Numbers

Loan Party	*Federal Tax Identification Number*
Advanced Environmental Recycling Technologies, Inc.	71-0675758

SCHEDULE 5.5

Prior Names

Loan Party	*Additional Names*
Advanced Environmental Recycling Technologies, Inc.	AERT, Inc.

SCHEDULE 5.6

OSHA and Environmental Compliance

None.

SCHEDULE 5.8

Litigation

None.

SCHEDULE 5.9

Indebtedness

Equipment Lease Agreement, dated July 30, 2012 by and between Advanced Environmental Recycling Technologies, Inc. and De Lage Landel Financial Services, Inc.

Debt pursuant to that certain agreement dated as of May 19, 2015 between Advanced Environmental Recycling Technologies, Inc. and VAR Finance

Debt pursuant to that certain agreement dated as of March 31, 2015 between Advanced Environmental Recycling Technologies, Inc. and VFI Corporate Finance

Debt pursuant to that certain agreement dated as of April 12, 2014 between Advanced Environmental Recycling Technologies, Inc. and Cisco Systems

Debt pursuant to that certain agreement dated as of July 24, 2014 between Advanced Environmental Recycling Technologies, Inc. and Wells Fargo Finance

SCHEDULE 5.10

Violations

None.

SCHEDULE 5.11

Plans

1. 401(k) Plan

   Advanced Environmental Recycling Technologies, Inc. 401 (k) Plan

2. Advanced Environmental Recycling Technologies, Inc. 2012 Stock Incentive Plan

SCHEDULE 5.12

Intellectual Property

COPYRIGHTS

Loan Party	Copyright	Copyright Registration Number	Date of Registration
Advanced Environmental Recycling Technologies, Inc.	Recycling hands with earth and designs	VAu000182199	May 29, 1990

TRADEMARKS

Loan Party	Trademark	Application Number	Registration Number	Date of Application	Date of Registration
Advanced Environmental Recycling Technologies, Inc.	ESSENTIAL COLLECTION	85031194	3,972,986	May 5, 2010	June 7, 2011
Advanced Environmental Recycling Technologies, Inc.	SNAP-TO	85093498	3,937,583	July 27, 2010	March 29, 2011
Advanced Environmental Recycling Technologies, Inc.	ELITE COLLECTION	85031191	3,922,432	May 5, 2010	February 22, 2011
Advanced Environmental Recycling Technologies, Inc.	VANTAGE COLLECTION	85031187	3,922,431	May 5, 2010	February 22, 2011

Advanced Environmental Recycling Technologies, Inc.	LIFECYCLE	78676529	3,120,123	July 22, 2005	July 25, 2006
Advanced Environmental Recycling Technologies, Inc.	NANOPOLY	77943547	4,039,194	February 24, 2010	October 11, 2011
Advanced Environmental Recycling Technologies, Inc.	ECODEK TILES	77841185	3,817,016	October 5, 2009	July 13, 2010
Advanced Environmental Recycling Technologies, Inc.	DECKVISION	77841156	3,790,124	October 5, 2009	May 18, 2010
Advanced Environmental Recycling Technologies, Inc.	MOISTURESHIELD	74259515	1,734,846	March 26, 1992	November 24, 1992

PATENTS

Loan Party	Patent Title	Patent Number	Patent Application Number	Date Patent Issued	Filing Date
Advanced Environmental Recycling Technologies, Inc.	Method and apparatus for cleaning and recycling post-consumer plastic films	5,540,244	08/171,509	July 30, 1996	December 22, 1993

Loan Party	Patent Title	Patent Number	Patent Application Number	Date Patent Issued	Filing Date
Advanced Environmental Recycling Technologies, Inc.	System and method for cleaning and recovering plastic from coated fiber polywaste	6,149,012	09/193,829	November 21, 2000	November 17, 1998
Advanced Environmental Recycling Technologies, Inc.	Extruded composite interlocking corner assembly	6,526,712	10/052,850	March 4, 2003	November 2, 2001
Advanced Environmental Recycling Technologies, Inc.	Method for processing and analyzing contaminated mixed waste plastics to produce reformulated blended feed materials having a desired rheology	7,968,022	12/177,001	June 28, 2011	July 21, 2008
Advanced Environmental Recycling Technologies, Inc.	Method for processing and analyzing contaminated mixed waste plastics to produce reformulated, blended feed materials having desired physical properties	8,066,207	12/177,015	November 29, 2011	July 21, 2008
Advanced Environmental Recycling Technologies, Inc.	Method for processing and analyzing contaminated mixed waste plastics to produce reformulated, blended feed materials having a target density	8,101,100	12/176,986	January 24, 2012	July 21, 2008

Loan Party	Patent Title	Patent Number	Patent Application Number	Date Patent Issued	Filing Date
Advanced Environmental Recycling Technologies, Inc.	Method for processing and analyzing contaminated mixed waste plastics to produce reformulated, blended feed materials having a desired color	8,106,103	12/177,008	January 31, 2012	July 21, 2008
Advanced Environmental Recycling Technologies, Inc.	Method for processing and analyzing contaminated mixed waste plastics to produce reformulated, blended feed materials having a desired plastic content	8,106,104	12/176,995	January 31, 2012	July 21, 2008
Advanced Environmental Recycling Technologies, Inc.	METHOD FOR RECYCLING PLASTIC COATED PAPER PRODUCT WASTE & POLYMETRIC FILM CIP	213,849	N/A	April 3, 2003	N/A

SCHEDULE 5.25

Real Property

Loan Party	*Location*	*Real Property Interest*
Advanced Environmental Recycling Technologies, Inc.	914 North Jefferson Street, Springdale, AR 72764	Leasehold
	801 North Jefferson Street, Springdale, AR 72764	Owned
	802 East Huntsville Avenue, Springdale, AR 72764	Owned
	8432 East Ranch Road 2169, Junction, TX 76849	Owned
	121 South Lincoln Street, Lowell, AR 72745	Owned
	Rural Route 1 Box 14152, Watts, OK 74964	Owned
	908 North Jefferson Street, Springdale, AR 72764	Leasehold
	315 S Lincoln Street, Lowell, AR 72745	Leasehold
	313 East Monroe Avenue, Lowell, AR 72745	Leasehold

SCHEDULE 5.26

Deposit Accounts

Bank	*Account Number*	*Account Name*	*Description*
Centennial Bank	6091377	Advanced Environmental Recycling Technologies, Inc.	Checking
AloStar Bank of Commerce	6000211885	Advanced Environmental Recycling Technologies, Inc.	Cash Management
AloStar Bank of Commerce	6000211752	Advanced Environmental Recycling Technologies, Inc.	Cash Management
AloStar Bank of Commerce	600021207	Advanced Environmental Recycling Technologies, Inc.	ZBA Insurance Account

SCHEDULE 6.11

Post-Closing Matters

Loan Parties shall take the actions set forth below on or before the due date set forth opposite such action below (or on such later date that Agent shall agree to in its sole discretion):

Post-Closing Obligation	**Due Date**
Loan Parties shall deliver the following to Agent, in each case, in form and substance satisfactory to Agent: (i) For the real property located at 802 East Huntsville, Springdale, AR, evidence that the Loan Parties have fabricated a metal secondary containment for the oil drums and other oil containers at the South Plant. (ii) For the real property located at 802 East Huntsville, Springdale, AR, evidence that the Loan Parties have (x) developed a plan (the "Plan") to manage operations and maintenance of any lead based paint that may be existing at the residential structures located on East Huntsville Avenue, which plan shall provide procedures and guidelines necessary to minimize exposure to lead and release of lead into the environment during normal operation, maintenance, and at the time of demolition and disposal and (y) provided training to the Springdale Complex maintenance associates in connection with the Plan. (iii) For the real property located at Route 1, Box 14152, Watts, OK, evidence that the Loan Parties have fabricated an additional metal secondary containment for the oil drums and other oil containers at the Watts Plant.	Sixty (60) days following the Closing Date.

In accordance with Section 1.04(iii) of each Mortgage delivered to Agent on the Closing Date, Loan Parties shall deliver the following to Agent, in each case, in form and substance satisfactory to Agent: (i) duplicate copies of all material certificates, licenses, authorizations, registrations, permits and/or approvals related to the Premises (as defined such Mortgage) in Loan Parties' possession.	Five (5) days following the Closing Date.
Loan Parties shall deliver to Agent a zoning letter and report for the real property located at 802 East Huntsville, Springdale, AR, in form and substance satisfactory to Agent .	Seven (7) days following the Closing Date.
Loan Parties shall either (i) deliver to Agent a Pledged Account Agreement, in form and substance reasonably satisfactory to Agent, with respect to each of AERT's accounts at Centennial Bank (other than Excluded Accounts) or (ii) close such accounts.	Forty five (45) days following the Closing Date.
Loan Parties shall deliver to Agent (i) lender loss payee endorsements to their property insurance policy and (ii) additional insured endorsements to their general liability and umbrella liability insurance policies, in each case, in form and substance satisfactory to Agent.	Thirty (30) days following the Closing Date.
Loan Parties shall terminate any UCC-1 financing statement that does not constitute a Permitted Encumbrance.	Fifteen (15) days following the Closing Date.

SCHEDULE 7.4

Guaranty Obligations

None.

SCHEDULE 7.5

Investments

None.

SCHEDULE 7.9

Indebtedness

Equipment Lease Agreement, dated July 30, 2012 by and between Advanced Environmental Recycling Technologies, Inc. and De Lage Landel Financial Services, Inc.

Debt pursuant to that certain agreement dated as of May 19, 2015 between Advanced Environmental Recycling Technologies, Inc. and VAR Finance

Debt pursuant to that certain agreement dated as of March 31, 2015 between Advanced Environmental Recycling Technologies, Inc. and VFI Corporate Finance

Debt pursuant to that certain agreement dated as of April 12, 2014 between Advanced Environmental Recycling Technologies, Inc. and Cisco Systems

Debt pursuant to that certain agreement dated as of July 24, 2014 between Advanced Environmental Recycling Technologies, Inc. and Wells Fargo Finance

SCHEDULE 7.11

Affiliate Transactions

Employment Agreement, dated March 12, 2012, with Timothy D. Morrison.

Employment Agreement, dated March 12, 2012, with J.R. Brian Hanna.

Employment Agreement, dated August 12, 2013, with Randall D. Gottlieb.

Offer Letter, dated April 16, 2013, with Richard Shields.

Credit Agreement, dated March 18, 2011, with H.I.G. AERT, LLC, as amended by that certain First Amendment to Credit Agreement, dated May 23, 2011, that certain Second Amendment to Credit Agreement, dated October 20, 2011, that certain Third Amendment to Credit Agreement, dated the Third Amendment Effective Date (as defined therein), that certain Fourth Amendment to Credit Agreement, dated the Fourth Amendment Effective Date (as defined therein), and each other Loan Document (as defined therein).

Advisory Services Agreement, dated March 18, 2011, with H.I.G. Capital, LLC.

Voting Agreement, dated March 18, 2011, with H.I.G. AERT, LLC, Marjorie Brooks, Joe Brooks, Tim Morrison, Brian Hanna, David O. Whitworth Trust, Callie A. Whitworth, Carl Witworth, Pierce Diversified Strategy Master Fund LLC, ENA, Enable Growth Partners LP.

Registration Rights Agreement, dated March 18, 2011, with H.I.G. AERT, LLC.

Securities Exchange Agreement, dated March 18, 2011, with H.I.G. AERT, LLC.

Series D Preferred Stock Exchange Agreement, dated March 18, 2011, with H.I.G. AERT, LLC, David O. Whitworth Trust, Callie A. Whitworth, and Carl Whitworth.

SCHEDULE P

Existing Liens

1. NMHG FINANCIAL SERVICES, INC. filed a financing statement (No. 62970705) on August 25, 2006 against Advanced Environmental Recycling Technologies, Inc. for certain equipment leased by Advanced Environmental Recycling Technologies, Inc.

2. FIRST AMERICAN COMMERCIAL BANCORP, INC. filed a financing statement (No. 64010328) on November 16, 2006 against Advanced Environmental Recycling Technologies, Inc. for certain equipment leased by Advanced Environmental Recycling Technologies, Inc. ("UCC Financing Statement No. 64010328")

3. Partial assignment of UCC Financing Statement No. 64010328 (No. 2008 0117091) in favor of The Huntington National Bank filed on January 7, 2008.

4. Partial assignment of UCC Financing Statement No. 64010328 (No. 2008 0117463) in favor of The Huntington National Bank filed on January 7, 2008.

5. FIRST AMERICAN COMMERCIAL BANCORP, INC. filed a financing statement (No. 2007 2416831) on June, 26, 2007 against Advanced Environmental Recycling Technologies, Inc. for certain equipment leased by Advanced Environmental Recycling Technologies, Inc. ("UCC Financing Statement No. 2007 2416831")

6. Partial assignment of UCC Financing Statement No. 2007 2416831 (No. 2008 0287225) in favor of The Huntington National Bank filed on January 16, 2008.

7. Partial assignment of UCC Financing Statement No. 2007 2416831 (No. 2008 0673176) in favor of The Huntington National Bank filed on February 20, 2008.

8. NMHG FINANCIAL SERVICES, INC. filed a financing statement (No. 2007 3273660) on August 28, 2007 against Advanced Environmental Recycling Technologies, Inc. for certain equipment leased by Advanced Environmental Recycling Technologies, Inc.

9. De Lage Landen Financial Services, Inc. filed a financing statement (No. 2012 2881573) on July 26, 2012 against Advanced Environmental Recycling Technologies, Inc. for certain equipment leased by Advanced Environmental Recycling Technologies, Inc.

10. Lumbermens Merchandising Corporation ("LMC") filed a financing statement (No. 2012 3075159) on August 9, 2012 against Advanced Environmental Recycling Technologies, Inc. for All Modern View brand composite decking materials manufactured by Advanced Environmental Recycling Technologies, Inc. that have been or are in the future sold to LMC and stored by Advanced Environmental Recycling Technologies, Inc. for LMC.

11. TOTAL DOCUMENT SOLUTIONS filed a financing statement (No. 2014 0793810) on February 28, 2014 against Advanced Environmental Recycling Technologies, Inc. for certain equipment leased by Advanced Environmental Recycling Technologies, Inc.

12. WELLS FARGO BANK, N.A. filed a financing statement (No. 2014 3226941) on August 12, 2014 against Advanced Environmental Recycling Technologies, Inc. for certain equipment leased by Advanced Environmental Recycling Technologies, Inc.

13. VARILEASE FINANCE, INC. filed a financing statement (No. 2015 0359009) on January 27, 2015 against Advanced Environmental Recycling Technologies, Inc. for certain equipment leased by Advanced Environmental Recycling Technologies, Inc. which was assigned to Bank of American Fork on March 31, 2015 (No. 2015 1363901).

14. Bank of Montreal filed a financing statement (No. 2015 1157048) on March 19, 2015 against Advanced Environmental Recycling Technologies, Inc. for certain account receivables and other payment obligations owing to Advanced Environmental Recycling Technologies, Inc. from Lowe's Companies, Inc. (and its successors and permitted assigns) and purchased by Bank of Montreal.

15. U.S. BANK EQUIPMENT FINANCE, A DIVISION OF U.S. BANK NATIONAL ASSOCIATION filed a financing statement (No. 2015 2170602) on May 20, 2015 against Advanced Environmental Recycling Technologies, Inc. for certain equipment leased by Advanced Environmental Recycling Technologies, Inc.

16. Lien granted to CanWel Building Materials Ltd. for certain inventory sold to CanWel Building Materials Ltd. pursuant to a distribution agreement to be dated on or around December 31, 2015 between Advanced Environmental Recycling Technologies, Inc. and CanWel Building Materials Ltd.